                                                                    EXHIBIT 10.1

================================================================================





                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                          Dated as of February 7, 2003

                                      among


                          IASIS HEALTHCARE CORPORATION,
                                  as Borrower,


                      CERTAIN SUBSIDIARIES OF THE BORROWER,
                                 as Guarantors,


                                VARIOUS LENDERS,


                          CITICORP NORTH AMERICA, INC.
                                       and
                             UBS AG, STAMFORD BRANCH
                            as Co-Syndication Agents

                      GENERAL ELECTRIC CAPITAL CORPORATION
                                       and
                       RESIDENTIAL FUNDING CORPORATION dba
                            GMAC-RFC HEALTH CAPITAL,
                           as Co-Documentation Agents


                                       and


                             BANK OF AMERICA, N.A.,
                             as Administrative Agent


                         BANC OF AMERICA SECURITIES, LLC
                                       and
                           SALOMON SMITH BARNEY INC.,
                as Joint Lead Arrangers and Joint Book Managers,


================================================================================

                              TABLE OF CONTENTS


Section                                                                                                        Page
-------                                                                                                        ----
SECTION 1.  Amount and Terms of Credit............................................................................1
         1.01     The Commitments.................................................................................1
         1.02     Minimum Amount of Each Borrowing; Limitation on Number of Borrowings............................3
         1.03     Notice of Borrowing.............................................................................4
         1.04     Disbursement of Funds...........................................................................4
         1.05     Notes...........................................................................................5
         1.06     Conversions.....................................................................................7
         1.07     Pro Rata Borrowings.............................................................................8
         1.08     Interest........................................................................................8
         1.09     Interest Periods................................................................................9
         1.10     Increased Costs, Illegality, etc...............................................................10
         1.11     Compensation...................................................................................12
         1.12     Change of Lending Office.......................................................................12
         1.13     Replacement of Lenders.........................................................................12
         1.14     Incremental Term Loan Commitments..............................................................14

SECTION 2.  Letters of Credit....................................................................................15
         2.01     Letters of Credit..............................................................................15
         2.02     Letter of Credit Requests, etc.................................................................16
         2.03     Letter of Credit Participations................................................................17
         2.04     Agreement to Repay Letter of Credit Drawings...................................................19
         2.05     Increased Costs................................................................................19

SECTION 3.  Commitment Commission; Fees; Reductions of Commitment................................................20
         3.01     Fees...........................................................................................20
         3.02     Voluntary Termination or Reduction of Unutilized Revolving Loan Commitments....................21
         3.03     Mandatory Reduction of Revolving Commitments...................................................22

SECTION 4.  Prepayments; Payments; Taxes.........................................................................22
         4.01     Voluntary Prepayments..........................................................................22
         4.02     Mandatory Repayments and Commitment Reductions.................................................23
         4.03     Method and Place of Payment....................................................................27
         4.04     Net Payments; Taxes............................................................................27

SECTION 5.  Guaranty.............................................................................................29
         5.01     Guaranty.......................................................................................29
         5.02     Obligations Unconditional......................................................................29
         5.03     Reinstatement..................................................................................31
         5.04     Certain Additional Waivers.....................................................................31
         5.05     Remedies.......................................................................................31
         5.06     Rights of Contribution.........................................................................31

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
         5.07     Guarantee of Payment; Continuing Guarantee.....................................................32

SECTION 6.  Conditions Precedent to Credit Events................................................................32
         6.01     Closing Conditions.............................................................................32
         6.02     Conditions Precedent to All Credit Events......................................................35

SECTION 7.  Conditions Precedent to the Borrowing of Incremental Term Loans......................................35

SECTION 8.  Representations, Warranties and Agreements...........................................................37
         8.01     Corporate Status...............................................................................37
         8.02     Corporate Power and Authority..................................................................37
         8.03     No Violation...................................................................................37
         8.04     Governmental Approvals.........................................................................38
         8.05     Financial Statements; Financial Condition; Undisclosed Liabilities; etc........................38
         8.06     Litigation.....................................................................................38
         8.07     True and Complete Disclosure...................................................................39
         8.08     Use of Proceeds; Margin Regulations............................................................39
         8.09     Tax Returns and Payments.......................................................................39
         8.10     Compliance with ERISA..........................................................................39
         8.11     Security Documents.............................................................................40
         8.12     [Reserved].....................................................................................41
         8.13     Properties.....................................................................................41
         8.14     Capitalization.................................................................................42
         8.15     Subsidiaries...................................................................................42
         8.16     Compliance with Statutes, etc..................................................................42
         8.17     Investment Company Act.........................................................................42
         8.18     Public Utility Holding Company Act.............................................................43
         8.19     Environmental Matters..........................................................................43
         8.20     Labor Relations................................................................................43
         8.21     Patents, Licenses, Franchises and Formulas.....................................................44
         8.22     Indebtedness...................................................................................44
         8.23     Subordination..................................................................................44
         8.24     Legal Names; Organizational Identification Numbers; Jurisdiction and Type
                  of Organization; etc...........................................................................44

SECTION 9.  Affirmative Covenants................................................................................44
         9.01     Information Covenants..........................................................................44
         9.02     Books, Records and Inspections.................................................................47
         9.03     Maintenance of Property; Insurance.............................................................47
         9.04     Corporate Franchises...........................................................................48
         9.05     Compliance with Statutes, etc..................................................................48
         9.06     Compliance with Environmental Laws.............................................................48
         9.07     ERISA..........................................................................................49
         9.08     End of Fiscal Years; Fiscal Quarters...........................................................50
         9.09     Payment of Taxes...............................................................................50
         9.10     Ownership of Subsidiaries......................................................................50

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
         9.11     Additional Security; Further Assurances; Surveys...............................................50
         9.12     Permitted Acquisitions.........................................................................52
         9.13     Foreign Subsidiaries Security..................................................................54

SECTION 10.  Negative Covenants..................................................................................55
         10.01.   Liens..........................................................................................55
         10.02    Consolidation, Merger, Acquisitions or Sale of Assets, etc.....................................58
         10.03    Dividends......................................................................................60
         10.04    Indebtedness...................................................................................60
         10.05    Advances, Investments and Loans................................................................63
         10.06    Transactions with Affiliates...................................................................64
         10.07    Capital Expenditures...........................................................................65
         10.08    Consolidated Interest Coverage Ratio...........................................................66
         10.09    Maximum Consolidated Leverage Ratio............................................................66
         10.10    Maximum Consolidated Senior Leverage Ratio.....................................................67
         10.11    Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation,
                  By-Laws and Certain Other Agreements; etc......................................................67
         10.12    Limitation on Certain Restrictions on Subsidiaries.............................................68
         10.13    Limitation on Issuance of Capital Stock........................................................69
         10.14    Limitation on Creation of Subsidiaries and Joint Ventures......................................69
         10.15    Business.......................................................................................70
         10.16    Designated Senior Debt.........................................................................70
         10.17    Changes To Legal Names; Organizational Identification Numbers, Jurisdiction
                  or Type of Organization........................................................................70

SECTION 11.  Events of Default...................................................................................71
         11.01    Events of Default..............................................................................71
         11.02    Acceleration; Remedies.........................................................................73

SECTION 12.  Definitions and Accounting Terms....................................................................74
         12.01    Defined Terms..................................................................................74

SECTION 13.  Administrative Agent...............................................................................103
         13.01    Appointment and Authorization.................................................................103
         13.02    Delegation of Duties..........................................................................104
         13.03    Liability.....................................................................................104
         13.04    Reliance......................................................................................104
         13.05    Notice of Default.............................................................................105
         13.06    Credit Decision; Disclosure of Information....................................................105
         13.07    Indemnification...............................................................................105
         13.08    Individual Capacity...........................................................................106
         13.09    Successor Administrative Agent................................................................106
         13.10    Administrative Agent May File Proofs of Claim.................................................107
         13.11    Guaranty Matters..............................................................................107
         13.12    Other Agents; Arrangers.......................................................................108

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

SECTION 14.  Miscellaneous......................................................................................108
         14.01    Payment of Expenses, etc......................................................................108
         14.02    Right of Setoff...............................................................................109
         14.03    Notices.......................................................................................109
         14.04    Benefit of Agreement..........................................................................112
         14.05    No Waiver; Remedies Cumulative................................................................114
         14.06    Payments Pro Rata.............................................................................114
         14.07    Calculations; Computations....................................................................115
         14.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                  WAIVER OF JURY TRIAL..........................................................................115
         14.09    Counterparts..................................................................................116
         14.10    Effectiveness.................................................................................116
         14.11    Headings Descriptive..........................................................................117
         14.12    Amendment or Waiver; etc......................................................................117
         14.13    Survival......................................................................................118
         14.14    Domicile of Loans.............................................................................119
         14.15    Confidentiality...............................................................................119
         14.16    Register......................................................................................120
         14.17    Release of Capital Stock of the Borrower......................................................121
         14.18    Release of Health Choice......................................................................121
         14.19    Severability..................................................................................121

                             SCHEDULES AND EXHIBITS


Schedule 1.01              Commitments
Schedule 6.01(f)           Mortgaged Properties
Schedule 8.09              Tax Audit
Schedule 8.11(a)           Direct Investors
Schedule 8.11(b)           JLL Healthcare Investors
Schedule 8.13              Real Property
Schedule 8.15              Subsidiaries
Schedule 8.22              Existing Indebtedness
Schedule 8.24              Legal Names and Jurisdictions, etc.
Schedule 9.10              Non-Wholly Owned Subsidiaries
Schedule 9.11(i)           Leased Properties
Schedule 10.01             Existing Liens
Schedule 10.05             Existing Investments
Schedule 10.06             Affiliate Transactions
Schedule 14.03             Notice Addresses

Exhibit 1.03               Form of Notice of Borrowing
Exhibit 1.05(a)            Form of Tranche B Term Note
Exhibit 1.05(b)            Form of Incremental Term Note
Exhibit 1.05(c)            Form of Revolving Note
Exhibit 1.05(d)            Form of Swingline Note
Exhibit 1.14               Form of Incremental Term Loan Commitment Agreement
Exhibit 2.02               Form of Letter of Credit Request
Exhibit 4.04               Form of Foreign Lender's Certificate
Exhibit 6.01               Form of Secretary's Certificate
Exhibit 9.11               Form of Joinder Agreement
Exhibit 10.02              Form of "Drag Along" Rights Agreement
Exhibit 10.05              Form of Subordination Provisions
Exhibit 14.04              Form of Assignment and Assumption Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 7, 2003 (the "Agreement") among IASIS HEALTHCARE CORPORATION, a Delaware corporation (the "Borrower"), those Subsidiaries of the Borrower identified as Guarantors on the signature pages hereto and each other Person as may from time to time become a Guarantor hereunder (the "Guarantors"), the lenders party hereto from time to time (the "Lenders") and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent") (all capitalized terms used herein and defined in Section 12 are used herein as therein defined).

                              W I T N E S S E T H :

         WHEREAS, a revolving credit and term loan facility exists in favor of the Borrower pursuant to the terms of that Amended and Restated Credit Agreement dated as of October 15, 1999 and amended and restated as of October 4, 2001 (as amended and modified, the "Existing Credit Agreement");

         WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement in the form of this Agreement to make available to the Borrower the respective facilities provided for herein; and

         WHEREAS, this Agreement is given in replacement of and substitution for the Existing Credit Agreement and to refinance the Existing Credit Agreement;

         NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

                                   SECTION 1.

                           Amount and Terms of Credit.

1.01     The Commitments.

         (a) Tranche B Term Loans. On the Closing Date, subject to the terms and conditions set forth herein, each Lender with a Tranche B Term Loan Commitment severally agrees to make a term loan or term loans (each a "Tranche B Term Loan" and, collectively, the "Tranche B Term Loans") to the Borrower in the amount of such Lender's Tranche B Term Loan Commitment Percentage of the Total Tranche B Term Loan Commitment, which Tranche B Term Loans, except as hereinafter provided, (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that except as otherwise provided in Section 1.10(a)(ii), all Tranche B Term Loans made as part of the same Borrowing shall at all times consist of Tranche B Term Loans of the same Type, (ii) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Tranche B Term Loan Commitment of such Lender at the time of incurrence thereof, and (iii) shall not exceed for all Lenders, in initial aggregate principal amount, that amount which equals the Total Tranche B Term Loan Commitment. Once repaid, Tranche B Term Loans incurred hereunder may not be reborrowed. The principal amount of each Lender's Tranche B Term Loans on the Closing Date is set forth opposite such Lender's name on Schedule 1.01 hereto directly below the column entitled "Tranche B Term Loans."

         (b) Incremental Term Loans. Subject to Section 1.14 and the other terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment severally agrees, at any time after the Closing Date and prior to the Term Loan Maturity Date, to make a term loan or term loans (each an

"Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Borrower in the amount of such Lender's Incremental Term Loan Commitment Percentage of the Total Incremental Term Loan Commitment, which Incremental Term Loans (i) shall be incurred on an Incremental Term Loan Borrowing Date, (ii) except as hereinafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that except as otherwise provided in Section 1.10(a)(ii), all Incremental Term Loans made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, (iii) shall not exceed for any Lender, in initial aggregate principal amount, that amount which equals the Incremental Term Loan Commitment of such Lender at the time of incurrence thereof, and (iv) shall not exceed for all Lenders, in initial aggregate principal amount, that amount which equals the Total Incremental Term Loan Commitment at the time of incurrence thereof. Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.

         (c) Revolving Loans. Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Closing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower in the amount of such Lender's Revolving Loan Commitment Percentage of the Total Revolving Loan Commitment, which Revolving Loans (i) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided, that except as otherwise specifically provided in Section 1.10(a)(ii), all Revolving Loans made as part of the same Borrowing shall at all times consist of Revolving Loans of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Adjusted Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

         (d) Swingline Loans.

             (i) Subject to and upon the terms and conditions herein set forth, the Swingline Lender in its individual capacity agrees to make at any time and from time to time on and after the Closing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each, a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (A) shall be made and maintained as Base Rate Loans, (B) may be repaid and reborrowed in accordance with the provisions hereof, (C) shall not exceed in aggregate principal amount at any time outstanding, when added to (x) the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders then outstanding and (y) the Letter of Credit Outstandings at such time, an amount equal to the Adjusted Total Revolving Loan Commitment at such time (after giving effect to any reductions to the Adjusted Total Revolving Loan Commitment on such date), (D) shall not exceed at any time outstanding the Maximum Swingline

         Amount and (E) shall not be extended if the Swingline Lender receives a written notice from the Administrative Agent or the Required Lenders that has not been rescinded that there is a Default or an Event of Default in existence hereunder.

             (ii) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the other Lenders that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under
         Section 11.01(e) or upon the exercise of any of the remedies provided in Section 11.02), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders with a Revolving Loan Commitment (without giving effect to any termination thereof pursuant to Section 11.02) pro rata based on each Lender's Adjusted Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to Section 11.02) and the proceeds thereof shall be paid directly to the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (A) that the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (B) whether any conditions specified in Section 6.02 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) the date of such Mandatory Borrowing and (E) the amount of the Total Revolving Loan Commitment or the Adjusted Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Adjusted Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to
         Section 11.02), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

1.02     Minimum Amount of Each Borrowing; Limitation on Number of Borrowings.

         The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto; provided that Mandatory Borrowings shall be made in the amounts required by Section 1.01(d)(ii). More than one Borrowing may be incurred on the same date, but at no time shall there be outstanding more than 15 Borrowings of Eurodollar Loans in the aggregate under all Tranches.

1.03     Notice of Borrowing.

         (a) Loans. Whenever the Borrower desires to make a Borrowing hereunder (excluding Borrowings of Swingline Loans and Mandatory Borrowings), it shall give the Administrative Agent at its Payment Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time). Each such written notice or written confirmation of telephonic notice (each, a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit 1.03, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the Loans being made pursuant to such Borrowing shall constitute Incremental Term Loans or Revolving Loans and
(iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

         (b) Swingline Loans.

             (i) Whenever the Borrower desires to make a Borrowing of Swingline Loans hereunder, it shall give the Swingline Lender not later than 12:00 Noon (New York time) on the date that a Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

             (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d)(ii), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in Section 1.01(d)(ii).

         (c) Telephonic Notice. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's and the Swingline Lender's record of the terms of such telephonic notice of such Borrowing of Loans, absent manifest error.

1.04     Disbursement of Funds.

         Except as otherwise specifically provided in the immediately succeeding sentence, no later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 1:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 1:00 P.M. (New York time) on the date specified in Section 1.01(d)(ii)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and, except in the case of Mandatory Borrowings, the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders (for Loans other than Swingline Loans, prior to 3:00 P.M. (New York time) on such day, to the extent of funds actually received by the Administrative Agent prior to 1:00 P.M. (New York time) on such day). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

1.05     Notes.

         (a) Notes. The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced (i) if Tranche B Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 1.05(a)(i) with blanks appropriately completed in conformity herewith (each, a "Tranche B Term Note" and, collectively, the "Tranche B Term Notes"), (ii) if Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 1.05(a)(ii) with blanks appropriately completed in conformity herewith (each an "Incremental Term Note" and, collectively the "Incremental Term Notes"), (iii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 1.05(a)(iii) with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively the "Revolving Notes") and (iv) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit 1.05(a)(iv), with blanks appropriately completed in conformity herewith (the "Swingline Note").

         (b) Tranche B Term Notes. The Tranche B Term Note issued to each Lender with outstanding Tranche B Term Loans shall (i) be executed by the Borrower,
(ii) be payable to the order of such Lender and be dated the Closing Date (or, in the case of Tranche B Term Notes issued after the Closing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Tranche B Term Loan made by such Lender on the Closing Date (or, in the case of any Tranche B Term Note issued after the Closing Date, be in a stated principal amount equal to the outstanding principal amount of the Tranche B Term Loan of such Lender on the date of the issuance thereof) and be payable in the principal amount of such Tranche B Term Loan evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (b) Incremental Term Notes. The Incremental Term Note issued to each Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the date of issuance thereof, (iii) be in a stated principal amount equal to the Incremental Term Loan Commitment of such Lender on the respective Incremental Term Loan Commitment Date (or, in the case of any Incremental Term Note issued after the Incremental Term Loan Borrowing Date, in a stated principal amount equal to the outstanding principal amount of the Incremental Term Loan of such Lender on the date of the issuance thereof), (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, with an Applicable Margin as may agreed upon by the parties set forth in the Incremental Term Loan Commitment Agreement and evidenced thereby, (vi) be subject to voluntary and mandatory prepayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) Revolving Notes. The Revolving Note issued to each Lender with a Revolving Loan Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender and be dated the Closing Date (or, in the case of Revolving Notes issued after the Closing Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) Swingline Notes. The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the order of the Swingline Lender and be dated the Closing Date (or, the case of any Swingline
Note issued after the Closing Date, be dated the date of the issuance thereof,
(iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of the outstanding Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment and mandatory repayment as provided in Sections 4.01 and 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(e)      Records.

                  (i) The Loans made by each Lender and the Letters of Credit issued by each Issuing Bank shall be evidenced by one or more accounts or records maintained by such Lender or such Issuing Bank and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent, each Lender and each Issuing Bank shall be conclusive absent manifest error of the amount of the Loans or Letters of Credit made by the Lenders and Issuing Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and any Issuing Bank and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Each Lender may attach schedules to its Tranche B Term Note, Incremental Term Note, Revolving Note or Swingline Note, as applicable, and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

                  (ii) In addition to the accounts and records referred to in subsection (i), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

         (f) Note Requests. Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, the Tranche B Term Notes, the Incremental Term Notes, the Revolving Notes and the Swingline Note shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the Borrower shall promptly execute and deliver to the respective Lender the requested Note or Notes in the appropriate amount or amounts to evidence such Loans.

1.06     Conversions.

         The Borrower shall have the option to convert, on any Business Day, all or a portion of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as provided in Section 1.10(a)(ii) or unless the Borrower pays all breakage costs and other amounts owing to each Lender pursuant to Section
1.11 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted, (ii) no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (iii) unless the Required Lenders otherwise agree in writing, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iv) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (v) Swingline Loans may not be converted pursuant to this Section 1.06. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at its Payment Office prior to 12:00 Noon (New York time) at least three Business Days' prior written notice (each, a "Notice of Conversion"), specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

1.07     Pro Rata Borrowings.

         All Borrowings of Tranche B Term Loans, Incremental Term Loans and Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Tranche B Term Loan Commitments, Incremental Term Loan Commitments or Revolving Loan Commitments, as the case may be, provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Lenders pro rata on the basis of their Adjusted Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.08     Interest.

         (a) Base Rate Loans. The Borrower shall pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the relevant Applicable Margin plus the Base Rate, each as in effect from time to time.

         (b) Eurodollar Loans. The Borrower shall pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06,
1.09 or 1.10(a)(ii), as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the relevant Applicable Margin plus the Eurodollar Rate for such Interest Period, each as in effect from time to time.

         (c) Default Rate. Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to 2% per annum in excess of the rate otherwise applicable to such Loans of the respective Tranche of Loans from time to time (or, if such overdue amount is not interest or principal in respect of a Loan, 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained as Revolving Loans from time to time), in each case with such interest to be payable on demand.

         (d) Interest Payment Dates. Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on (x) the date of any conversion into a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(a)(ii), as applicable (on the amount converted) and (y) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment on the amount repaid or prepaid, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (e) Interest Determination Dates. Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

         (f) Computations of Interest. All computations of interest hereunder shall be made in accordance with Section 14.07(b).

1.09     Interest Periods.

         At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Borrowing of Eurodollar Loans (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent written notice thereof, the interest period (each, an "Interest Period") applicable to such Eurodollar Loans, which Interest Period shall, at the option of the Borrower be a one, two, three or six month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Borrowing of Eurodollar Loans begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if any Interest Period for a Borrowing of Eurodollar Loans would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) unless the Required Lenders otherwise agree in writing, no Interest Period may be selected at any time when a Default or Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

                  (vii) no Interest Period in respect of any Borrowing of Tranche B Term Loans or Incremental Term Loans, as the case may be, shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b) or (c), as the case may be, if, after giving effect to the election of such Interest Period, the aggregate principal amount of Tranche B Term Loans or Incremental Term Loans, as the case may be, which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Tranche B Term Loans or Incremental Term Loans, as the case may be, then outstanding less the aggregate amount of such required prepayment.

         If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

1.10     Increased Costs, Illegality, etc.

         (a)      Limitation on Eurodollar Loans.

                  (i) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (A) below, may be made only by the Administrative Agent):

                      (A) on any Interest Determination Date that, by
                  reason of any changes arising after the Closing Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                      (B) at any time, that such Lender shall incur
                  increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (1) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of such Lender, in either case pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (2) a change in official reserve requirements but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Closing Date affecting such Lender or the New York interbank Eurodollar market or the position of such Lender in such market; or

                      (C) at any time, that the making or continuance of
                  any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, and/or (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or
                  (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurodollar market;

         then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (A) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (A) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (A) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed instead to have contained a request for Base Rate Loans, (y) in the case of clause (B) above, the Borrower shall, pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for and the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this
         Section 1.10(a) upon the subsequent receipt of such notice) and (z) in the case of clause (C) above, the Borrower shall take one of the actions specified in Section 1.10(a)(ii) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (A), (B) or (C) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (C) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                  (ii) At any time that any Eurodollar Loan is affected by the circumstances described in clauses (B) or (C) of Section 1.10(a)(i), the Borrower may, and, in the case of a Eurodollar Loan affected by the circumstances described in Section 1.10(a)(i)(C), shall, either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to clauses (B) or (C) of Section 1.10(a)(i) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan on the earlier of the date required by law or the last day of the Interest Period applicable to such Eurodollar Loans, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(a)(ii).

         (b) Capital Adequacy. If at any time after the date any Lender becomes a party to this Agreement, such Lender determines that the introduction or announcement of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, in each case introduced, announced or changed after such date, will have the effect of increasing the amount of capital required or requested to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(b) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(b), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for and calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower's obligation to pay additional amounts pursuant to this Section 1.10(b) upon the subsequent receipt of such notice.

1.11     Compensation.

         (a) Unless the Borrower has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to each Lender entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect. A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (a) shall be conclusive, absent manifest error.

         (b) The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting and the calculation of such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 11.02) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to
Section 1.10(a)(ii). Each Lender's calculation of the amount of compensation owing pursuant to this Section 1.11(b) shall be made in good faith. A Lender's basis for requesting compensation pursuant to this Section 1.11(b) and a Lender's calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.12     Change of Lending Office.

         Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(i)(B) or (C), Section 1.10(b), Section 2.05 or
Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that, in the sole judgment of such Lender, such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.05 and 4.04.

1.13     Replacement of Lenders.

         (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(i)(A) or (B),
Section 1.10(a)(ii), Section 2.05 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs materially in excess of those being generally charged by the other Lenders, or (z) in the case of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 14.12(b), the Borrower shall have the right, if no Default or Event of Default then exists or would exist immediately after giving effect to the respective replacement, to either replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender or (b) in the case of a replacement as provided in Section 14.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender, provided that:

                  (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 14.04(b) (and with all fees payable pursuant to said Section 14.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans or (b) the outstanding Term Loans of one or more Tranches, the outstanding Term Loans of the respective Tranche or Tranches) of, and in each case (except for the replacement of only the outstanding Term Loans of one or more Tranches of the respective Lender) participations in Letters of Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum (without duplication) of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans of one or more Tranches, the outstanding Term Loans of such Tranche or Tranches) of the Replaced Lender, (B) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) except in the case of the replacement of only the outstanding Term Loans of one or more Tranches of a Replaced Lender, the respective Issuing Bank an amount equal to such Replaced Lender's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Replaced Lender) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender's Adjusted Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender; and

                  (ii) all obligations of the Borrower owing to the Replaced Lender (other than those (a) specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or

         Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, the recordation of the assignment on the Register by the Administrative Agent pursuant to Section
14.16 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower,
(x) the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Term Loans and/or a Revolving Loan Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10(a), 1.11, 2.05, 4.04, 14.01 and 14.06), which shall survive as to such Replaced Lender and
(y) in the case of a replacement of a Defaulting Lender with a Non-Defaulting Lender, the Adjusted Percentages of the Lenders shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Lender with one or more Non-Defaulting Lenders).

1.14     Incremental Term Loan Commitments.

         (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions after the Closing Date and prior to the Term Loan Maturity Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Term Loan Commitments and, subject to the terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any request by the Borrower, and until such time, if any, as (x) such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.14 and (y) the other conditions set forth in
Section 1.14(b) shall have been satisfied, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (or any other Person which will qualify as an Eligible Assignee) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 1.14 for any Lender shall be in an amount of at least $2,500,000, (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this
Section 1.14 and the aggregate principal amount of all Incremental Term Loans permitted to be made pursuant to Section 1.01(b) shall not, in either case, exceed FIFTY MILLION DOLLARS ($50,000,000.00), (v) the Applicable Margin with respect to any such Incremental Term Loan and the fees payable to any Lender providing an Incremental Term Loan Commitment shall be as set forth in the relevant Incremental Term Loan Commitment Agreement, (vi) the maturity date for any such Incremental Term Loan shall be the Term Loan Maturity Date, (vii) the Incremental Scheduled Repayments in respect of the Incremental Term Loan Commitments and Incremental Term Loans shall be as set forth in this Agreement,
(viii) the applicable Incremental Term Loan shall only be permitted hereunder if after giving effect to such Incremental Term Loan on a Pro Forma Basis, the Consolidated Senior Leverage Ratio is at least 0.50 less than the ratio required to be maintained at such time by Section 10.10 and (ix) all actions taken by the Borrower pursuant to this Section 1.14 shall be done in coordination with the Administrative Agent.

         (b) At the time of any provision of Incremental Term Loan Commitments pursuant to this Section 1.14, the Borrower, the Administrative Agent and each Lender or other Eligible Assignee (each an "Incremental Term Loan Lender") which agrees to provide an Incremental Term Loan Commitment shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit 1.14 (appropriately completed), with the effectiveness of such Lender's Incremental Term Loan Commitment to occur upon the date set forth in such Incremental Term Loan Commitment Agreement following delivery thereof to the Administrative Agent and the payment of any fees required in connection therewith. The Administrative Agent shall promptly notify each Incremental Term Loan Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and at such time Schedule 1.01 shall be deemed modified to reflect the Incremental Term Loan Commitments of such Lenders.

                                   SECTION 2.

                               Letters of Credit.

2.01     Letters of Credit.

          (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time after the Closing Date and prior to the date which is 30 days prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Indebtedness and (y) for the account of the Borrower and for the benefit of sellers of goods or materials to the Borrower or any of its Subsidiaries, an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such commercial letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of trade obligations of the Borrower and its Subsidiaries that arise in the ordinary course of business.

         (b) Subject to the terms and conditions contained herein and in reliance upon the agreements of the other Lenders set forth in this Section 2, each Issuing Bank hereby agrees that it will, at any time and from time to time on or after the Closing Date and prior to the date which is 30 days prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request (and respective Letter of Credit Application), issue for the account of the Borrower one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Indebtedness of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or Event of Default hereunder and (y) in the case of Trade Letters of Credit, in support of sellers of goods or materials as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

                  (ii) such issuance would violate one of more policies of such Issuing Bank; or

                  (iii) such Issuing Bank shall have received notice from any Lender prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.02(b).

         (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) SEVENTY-FIVE MILLION DOLLARS ($75,000,000.00) or (y) when added to (I) the aggregate principal amount of all Revolving Loans made by Non-Defaulting Lenders and then outstanding and (II) the principal amount of all Swingline Loans then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall be denominated in Dollars, (iii) each Letter of Credit shall by its terms terminate
(x) in the case of Standby Letters of Credit, on or before the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be automatically extendible for successive periods of up to 12 months, but not beyond the thirtieth Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (B) the thirtieth Business Day prior to the Revolving Loan Maturity Date, and (y) in the case of Trade Letters of Credit, on or before the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) the date which is 10 days prior to the Revolving Loan Maturity Date and (iv) the Stated Amount of each Letter of Credit upon issuance shall be not less than $50,000 or such lesser amount as is acceptable to the respective Issuing Bank.

          (d) Notwithstanding the foregoing, in the event a Lender Default exists, no Issuing Bank shall be required to issue any Letter of Credit unless the respective Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders' Adjusted Percentage of the Letter of Credit Outstandings, as the case may be.

         (e) In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

         (f) Unless otherwise expressly agreed by an Issuing Bank and the Borrower when a Letter of Credit is issued, (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency
(euro)) shall apply to each Trade Letter of Credit.

2.02     Letter of Credit Requests, etc.

         (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Bank a Letter of Credit Application with respect thereto and written notice thereof prior to 12:00 Noon (New York time) at least three Business Days (or such shorter period as is acceptable to the respective Issuing Bank) prior to the proposed date of issuance (which shall be a Business Day). Each notice shall be in the form of Exhibit 2.02 (each, a "Letter of Credit Request").

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Lender before it issues a Letter of Credit that one or more of the conditions specified in Section 6.02 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank, after confirming that the Administrative Agent has received notice from the Borrower of such request, shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices.

         (c) Each Issuing Bank shall, promptly after each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Administrative Agent and the Borrower written notice of the issuance of, or amendment or modification to, such Letter of Credit, which notice shall be accompanied by a copy of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

2.03     Letter of Credit Participations.

         (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Loan Commitment, other than such Issuing Bank (each such Lender, in its capacity under this Section 2.03, a "Letter of Credit Participant"), and each such Letter of Credit Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Letter of Credit Participant's Adjusted Percentage, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Letter of Credit Participants as provided in Section 3.01(b) and the Letter of Credit Participants shall have no right to receive any portion of any Facing Fees with respect to such Letters of Credit), and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Lenders pursuant to Section 1.13 or 14.04 or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Lender or of all Lenders with Revolving Loan Commitments, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, no Issuing Bank shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to any Credit Party or any Lender.

         (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Letter of Credit Participant, of such failure, and each Letter of Credit Participant shall promptly and unconditionally pay to the Administrative Agent on behalf of such Issuing Bank the amount of such Letter of Credit Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Letter of Credit Participant required to fund a payment under a Letter of Credit, such Letter of

Credit Participant shall make available to such Issuing Bank through the Administrative Agent in Dollars such Letter of Credit Participant's Adjusted Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Letter of Credit Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Letter of Credit Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Letter of Credit Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Letter of Credit Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Letter of Credit Participant shall be responsible for the failure of any other Letter of Credit Participant to make available to such Issuing Bank such other Letter of Credit Participant's Adjusted Percentage of any such payment.

         (d) Whenever the Administrative Agent (on behalf of the respective Issuing Bank) receives a payment of a reimbursement obligation from the Borrower as to which it has received any payments from the Letter of Credit Participants pursuant to clause (c) above, the Administrative Agent (on behalf of the respective Issuing Bank) shall distribute to each Letter of Credit Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Letter of Credit Participant's share (based upon the proportionate aggregate amount originally funded by such Letter of Credit Participant to the aggregate amount funded by all Letter of Credit Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) Upon the request of any Letter of Credit Participant to the Administrative Agent, the Administrative Agent shall furnish to such Letter of Credit Participant copies of any Letter of Credit issued by an Issuing Bank and such other documentation as may reasonably be requested by such Letter of Credit Participant.

         (f) The obligations of the Letter of Credit Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Letter of Credit Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

2.04     Agreement to Repay Letter of Credit Drawings.

         (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit (each such amount, so paid until reimbursed, an "Unpaid Drawing"), by 1.00 P.M. (New York time) on the Business Day immediately succeeding the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time, such interest to be payable on demand; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following receipt of notice of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans as in effect from time to time plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower and the Administrative Agent prompt notice of each Drawing under any Letter of Credit issued by it, provided that the failure of, or delay in, giving any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

         (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, recoupment or defense to payment which the Borrower or any of its Subsidiaries may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Letter of Credit Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Subject to the provisions of the immediately preceding sentence, any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower or any other Credit Party.

2.05     Increased Costs.

         If at any time after the date any Issuing Bank or any Letter of Credit Participant becomes a party to this Agreement, the introduction or announcement of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by such Issuing Bank or such Letter of Credit Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Bank or participated in by such Letter of Credit Participant, or (ii) impose on such Issuing Bank or such Letter of Credit Participant any other conditions relating, directly or indirectly, to this Agreement, any Letter of Credit or such Letter of Credit Participant's participation therein; and the result of any of the foregoing is to increase the cost to such Issuing Bank or such Letter of Credit Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Bank or such Letter of Credit Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Letter of Credit Participant, or any franchise tax based on the net income or profits of such Issuing Bank or Letter of Credit Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or such Letter of Credit Participant (a copy of which demand shall be sent by such Issuing Bank or such Letter of Credit Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such Letter of Credit Participant such additional amount or amounts as will compensate such Issuing Bank or such Letter of Credit Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Letter of Credit Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Letter of Credit Participant (a copy of which certificate shall be sent by such Issuing Bank or such Letter of Credit Participant to the Administrative Agent), setting forth in reasonable detail the basis for and the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Letter of Credit Participant. In determining such additional amounts, such Issuing Bank or Letter of Credit Participant will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that any such determination by such Issuing Bank or Letter of Credit Participant pursuant to this Section
2.05 shall, absent manifest error, be final and conclusive and binding on all the parties hereto. The certificate required to be delivered pursuant to this
Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

                                   SECTION 3.

             Commitment Commission; Fees; Reductions of Commitment.

3.01     Fees.

         (a) The Borrower shall pay the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Closing Date to and including the Revolving Loan Maturity Date, computed at a rate for each day equal to the relevant Applicable Margin then in effect on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date.

         (b) The Borrower shall pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Lender with a Revolving Loan Commitment (based on their respective Adjusted Percentages), a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect for Revolving Loans maintained as Eurodollar Loans on the daily average Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment

Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (c) The Borrower shall pay to each Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Bank hereunder (the "Facing Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum on the entire amount available to be drawn on such Letter of Credit from time to time (or such lesser percentage as shall be agreed by the respective Issuing Bank). Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

         (d) In addition, the Borrower shall pay directly to the respective Issuing Bank for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such Issuing Bank relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

         (e) The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Administrative Agent.

         (f) To the extent the fees (whether in the form of original issue discount or otherwise) paid to any Lender on account of its Incremental Term Loan Commitment are greater than the fees paid to any Lender on account of its Tranche B Term Loan Commitment, the Borrower shall immediately pay each such Lender an additional fee on the amount of its Tranche B Term Loan Commitment in an amount necessary to eliminate such deficiency.

3.02     Voluntary Termination or Reduction of Unutilized Revolving Loan
         Commitments.

         (a) Upon at least three Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $1,000,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (i) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment and (ii) no reduction to the Total Unutilized Revolving Loan Commitment shall be in an amount which would cause the Revolving Loan Commitment of any Lender to be reduced (as required by preceding clause (i)) by an amount which exceeds the remainder of (x) the Unutilized Revolving Loan Commitment of such Lender as in effect immediately before giving effect to such reduction minus (y) such Lender's Adjusted Percentage of the aggregate principal amount of Swingline Loans then outstanding.

         (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 14.12(b), the Borrower may, subject to the requirements of said Section 14.12(b), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate all of the Revolving Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, owing to such Lender (including all amounts, if any, owing pursuant to Section 1.11 but excluding amounts owing in respect of any Tranche of Term Loans maintained by such Lender, if such Term Loans are not being repaid pursuant to Section 14.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule 1.01 shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10(a), 1.11, 2.05, 4.04, 14.01 and 14.06), which shall survive as to such repaid Lender.

3.03     Mandatory Reduction of Revolving Commitments.

         (a) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Revolving Loan Maturity Date.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date upon which a mandatory repayment of Term Loans pursuant to any of Sections 4.02(d) through (g), inclusive, is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Sections (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

         (c) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Lender with such a Commitment.

                                   SECTION 4.

                          Prepayments; Payments; Taxes.

4.01     Voluntary Prepayments.

         (a) The Borrower shall have the right to prepay the Loans, without premium or penalty except as provided in Section 4.01(b), in whole or in part, at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Term Loans or Revolving Loans maintained as Base Rate Loans, (y) same day prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Swingline Loans and (z) at least three Business Days' (or in the case of a prepayment of Eurodollar Loans at the end of the Interest Period therefor, one Business Day's) prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Tranche B Term Loans, Incremental Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment, the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall (except in the case of Swingline Loans) promptly transmit to each of the Lenders; (ii) each prepayment shall be in an aggregate principal amount of at least $5,000,000, in the case of Term Loans, $1,000,000, in the case of Revolving Loans, $100,000 in the case of Swingline Loans and, in each case, if greater, in integral multiples of $500,000, in the case of Term Loans and $100,000, in the case of Revolving Loans and Swingline Loans (or, in each case, such lesser amount of a Borrowing which is outstanding), provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (iv) in the event of certain refusals by a Lender as provided in Section 14.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Lender (or owing to such Lender with respect to each Tranche which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 14.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (iv), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment (at which time Schedule 1.01 shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 14.12(b) in connection with the repayment pursuant to this clause (iv) have been obtained; (v) except as expressly provided in the preceding clause (iv), each voluntary prepayment of Term Loans pursuant to this Section 4.01 shall be applied to the Tranche B Term Loans and Incremental Term Loans on a pro rata basis (based upon the then outstanding principal amount of Tranche B Term Loans and Incremental Term Loans); (vi) except as expressly provided in the preceding clause (iv), each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Loans comprising such Borrowing; provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Lender; and (vii) any such prepayment of the respective Tranche of Term Loans shall first be applied in direct order of maturity to those Scheduled Repayments of the respective Tranche which are due within 12 months after the date of such prepayment (based upon the then remaining principal amounts of such Scheduled Repayments after giving effect to all prior reductions thereto), with any excess amount of such prepayment to be applied to the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis as otherwise provided below in this clause (vii) unless the Borrower notifies the Administrative Agent that it does not desire such application in which event such payment shall be applied to the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

         (b) All voluntary prepayments of the Tranche B Term Loans shall be accompanied by a prepayment premium of 1% of the principal amount prepaid, if such prepayment occurs on or prior to the first anniversary of the Closing Date.

4.02     Mandatory Repayments and Commitment Reductions.

         (a)      Revolving Loan Repayments.

         (i) On any date on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Lenders, the outstanding principal amount of the Swingline Loans and the Letter of Credit Outstandings on such date exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such date the principal of Swingline Loans in an amount up to such excess, and if any such excess amount remains after the Swingline Loans have been repaid in full, Revolving Loans of Non-Defaulting Lenders in an amount up to such remaining excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and all outstanding Revolving Loans of Non-Defaulting Lenders, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such date an amount in cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent.

         (ii) On any date on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Lender exceeds the Revolving Loan Commitment of such Defaulting Lender, the Borrower shall prepay on such date principal of Revolving Loans of such Defaulting Lender in an amount equal to such excess.

         (b) Tranche B Term Loan Scheduled Repayments. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (i) from the Closing Date until the Term Loan Maturity Date, the Borrower shall be required to repay Tranche B Term Loans in consecutive quarterly installments of $875,000 each, payable on each Quarterly Payment Date, and (ii) on the Term Loan Maturity Date, the Borrower shall be required to repay the aggregate outstanding principal balance of the Tranche B Term Loans (each such repayment in subclause
(i) and (ii) above, as the same may be reduced as provided in Sections 4.01 and 4.02(i), a "Tranche B Scheduled Repayment," and each such date, a "Tranche B Scheduled Repayment Date").

         (c) Incremental Term Loan Scheduled Repayments. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (i) from the initial Incremental Term Loan Borrowing Date until the Term Loan Maturity Date, the Borrower shall be required to repay Incremental Term Loans in consecutive quarterly installments in an amount equal to 0.25% of the aggregate outstanding principal amount of all Incremental Term Loans, payable on each Quarterly Payment Date occurring after the initial Incremental Term Loan Borrowing Date, and (ii) on the Term Loan Maturity Date, the Borrower shall be required to repay the aggregate outstanding principal balance of the Incremental Term Loans (each such repayment in subclause (i) and (ii) above, as the same may be reduced as provided in Sections 4.01 and 4.02(i), an "Incremental Scheduled Repayment" and each such date, an "Incremental Scheduled Repayment Date").

         (d) Debt Transactions. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date upon which the Borrower or any of its Subsidiaries receives any proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04), an amount equal to the cash proceeds (net of underwriting discounts and commissions and other fees, expenses and costs associated therewith including, without limitation, legal fees and expenses) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(i).

         (e) Asset Sales. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within five Business Days after each date upon which the Borrower or any of its Subsidiaries receives any Net Asset Sale Proceeds, an amount equal to 100% of such Net Asset Sale Proceeds shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(i); provided that the Net Asset Sale Proceeds received by the Borrower or any of its Subsidiaries in connection with any Asset Sale (including the proceeds of a Permitted Sale-Leaseback Transaction) shall not give rise to a mandatory repayment within five Business Days after the date of the receipt of such Net Asset Sale Proceeds so long as (i) no Default or Event of Default shall have occurred and be continuing on the date of receipt of such Net Asset Sale Proceeds, (ii) the aggregate amount of Net Asset Sale Proceeds not applied in any fiscal year of the Borrower pursuant to this proviso does not exceed (A) with respect to Net Asset Sale Proceeds in connection with the sale or issuance of equity interests in Subsidiaries to Hospital Investment Program Participants ("Syndication Proceeds"), $20,000,000, and (B) with respect to all other Net Asset Sale Proceeds (including Syndication Proceeds in excess of $20,000,000 in such fiscal year), $15,000,000, and (iii) the Borrower delivers an officer's certificate to the Administrative Agent within five Business Days after the date of receipt of such Net Asset Sale Proceeds stating that the conditions set forth in clauses (i) and (ii) are satisfied and that an amount equal to such Net Asset Sale Proceeds shall be used to purchase equipment or other assets useful in a Permitted Business (including capital stock of a Person engaged in such business) of the Borrower and its Subsidiaries (such assets being "Eligible Assets") within 365 days following the date of receipt of such Net Asset Sale Proceeds (which certificate shall set forth (or if not set forth in such certificate, in an additional certificate to be delivered within thirty days after the date of receipt of such Net Asset Sale Proceeds) the estimates of the proceeds to be so expended and such other information with respect to such reinvestment as the Administrative Agent may reasonably request); and provided further, that if all or any portion of such Net Asset Sale Proceeds referred to in preceding proviso are not so used within the 365 day period following the date of the respective receipt of such Net Asset Sale Proceeds, such remaining portion not so used shall be applied on such 365th day (or, if such date shall not be a Business Day, the immediately preceding Business Day) as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i); provided that so long as no Material Default or Event of Default shall have occurred and be continuing, no mandatory repayment shall be required hereunder until the aggregate amount of Net Asset Sale Proceeds which have not previously been applied as a mandatory repayment equals at least $5,000,000. Notwithstanding the terms of clause (iii) in the preceding sentence, the parties hereto agree that with respect to the sale of stock of Rocky Mountain (or the sale of assets of Rocky Mountain), (i) the first $10 million of Net Asset Sale Proceeds received by the Borrower or any of its Subsidiaries in connection with such sale shall be subject to the reinvestment provisions described in clause (iii) of the preceding sentence and
(ii) any Net Asset Sale Proceeds in excess of $10 million received by the Borrower or any of its Subsidiaries in connection with such sale shall be immediately used by the Borrower to prepay the Term Loans in accordance with the requirements of Section 4.02(i). If the Borrower is required to apply any portion of asset sale proceeds to prepay or offer to prepay Indebtedness evidenced by the Senior Subordinated Notes or Permitted Subordinated Refinancing Indebtedness (under the terms of the Senior Subordinated Notes Indenture or the documentation relating thereto, as the case may be), then notwithstanding anything contained in this Agreement to the contrary the Borrower shall apply such asset sale proceeds as a mandatory prepayment of the principal of the outstanding Term Loans in accordance with requirements of Section 4.02(i).

         (f) Insurance/Condemnation Proceeds. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 Business Days (or such greater time, not to exceed 60 days, as is acceptable to the Administrative Agent) following each date on which the Borrower or any of its Subsidiaries receives any Net Insurance/Condemnation Proceeds, an amount equal to 100% of such Net Insurance/Condemnation Proceeds shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Section 4.02(i); provided that Net Insurance/Condemnation Proceeds received by the Borrower or any of its Subsidiaries shall not give rise to a mandatory repayment within such 10 Business Day period (or such greater time, not to exceed 60 days, as is acceptable to the Administrative Agent) so long as (i) no Material Default or Event of Default shall have occurred and be continuing and (ii) to the extent that the Borrower delivers an officer's certificate to the Administrative Agent within such 10 Business Day period (or such greater time, not to exceed 60 days, as is acceptable to the Administrative Agent) stating that such Net Insurance/Condemnation Proceeds have been or are intended to be used within 365 days of such date of receipt of such Net Insurance/Condemnation Proceeds to replace, repair or restore any properties or assets in respect of which such Net Insurance/Condemnation Proceeds were paid or to purchase Eligible Assets; provided that the Borrower shall have 730 days following the date of receipt of such Net Insurance/Condemnation Proceeds to complete such replacement, repair or restoration if (w) the intended replacement, repair or restoration cannot be completed within such 365 day period, (x) the Borrower, during such 365 day period, has entered into binding commitments with third parties to complete such replacement, repair or restoration, (y) the Borrower diligently pursues the completion of such replacement, repair or restoration and (z) the Borrower, during such 365 day period delivers an officer's certificate to the Administrative Agent certifying as to clause (w) through (y) of this proviso. If all or any portion of such Net Insurance/Condemnation Proceeds not required to be applied as a mandatory repayment pursuant to the preceding proviso are not so used within 365 days or 730 days, as the case may be, after the date of the receipt of such Net Insurance/Condemnation Proceeds, then such remaining portion not so used shall be applied on the last day of such 365 day or 730 day, as the case may be, period (or, if such day shall not be a Business Day, the immediately preceding Business Day), to prepay Term Loans in accordance with the requirements of
Section 4.02(i); provided that so long as no Material Default or Event of Default shall have occurred and be continuing, no mandatory prepayment shall be required hereunder (x) if the aggregate amount of Net Insurance/Condemnation Proceeds from any event or series of related events does not exceed $250,000 or
(y) until the aggregate amount of Net Insurance/Condemnation Proceeds which have not been previously applied as a mandatory repayment equals at least $5,000,000.

         (g) Equity Transactions. In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date upon which the Borrower receives any cash proceeds from an initial public offering of its equity, an amount of such cash proceeds (net of underwriting discounts or placement discounts and commissions and other reasonable fees and costs associated therewith) in a net amount equal to (i) $50,000,000 or (ii) any lesser amount which upon application in accordance with the requirements of
Section 4.02(i) would result in a Consolidated Senior Leverage Ratio of less than or equal to 2.0:1.0 after giving effect thereto on a Pro Forma Basis, shall be applied as a mandatory repayment of principal of outstanding Term Loans and Revolving Loans in accordance with the requirements set forth below in this
Section 4.02(g) and in Section 4.02(i). Such net cash proceeds shall be applied pro rata to each Tranche of Loans based upon the then outstanding principal amounts of the respective Tranches (with each Tranche of Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Loans and the denominator of which is equal to the then outstanding principal amount of all Loans).

         (h) Excess Cash Flow. In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to the Applicable Excess Cash Flow Percentage of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of
Section 4.02(i).

         (i)      Application.

                  (i) Each amount required to be applied to Term Loans pursuant to Sections 4.02(d), (e), (f), (g) and (h) shall be applied, subject to modification of such application as set forth in Section 4.02(i)(ii), pro rata to each Tranche of Term Loans based upon the then remaining principal amounts of the respective Tranches (with each Tranche of Term Loans to be allocated that percentage of the amount to be applied as is equal to a fraction (expressed as a percentage) the numerator of which is the then outstanding principal amount of such Tranche of Term Loans and the denominator of which is equal to the then outstanding principal amount of all Term Loans). Any amount required to be applied to any Tranche of Term Loans pursuant to Sections 4.02(d), (e), (f), (g) and
         (h) shall be applied to repay the outstanding principal amount of Term Loans of the respective Tranche then outstanding. Any such repayment (or reduction) shall first be applied in direct order of maturity to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans which are due within 12 months after the date of such repayment (or reduction), with any excess amount of such repayment (or reduction) to be applied to the then remaining Scheduled Repayments on a pro rata basis as otherwise provided below in this Section 4.02(i) unless the Borrower notifies the Administrative Agent that it does not desire such application in which event such repayment shall be applied to the then remaining Scheduled Repayments of the respective Tranche of Term Loans on a pro rata basis based upon the then remaining principal amounts of the Scheduled Repayments of the respective Tranche after giving effect to all prior reductions thereto.

                  (ii) With respect to each repayment of Loans required by this
         Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (A) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (B) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount with respect thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (C) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

         (j) Outstanding Loans. Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then-outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then-outstanding Loans shall be repaid in full on the respective Maturity Date for such Loans.

4.03     Method and Place of Payment.

         Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04     Net Payments; Taxes.

         (a) All payments made by any Credit Party hereunder or under any Note will be made without setoff, counterclaim, recoupment or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

         (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Foreign Lender") agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section
1.13 or 14.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit 4.04 (any such certificate, a "Foreign Lender Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of an income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Foreign Lender Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement as of such date of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 14.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes


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

imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Foreign Lender to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause
(ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 14.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are introduced or announced after the Closing Date (or, in the case of any Incremental Term Loan Lender, after the Incremental Term Loan Borrowing Date) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

                                   SECTION 5.

                                    Guaranty.

5.01     Guaranty.

         (a) Each of the Guarantors hereby jointly and severally guarantees to the Administrative Agent and to each of the holders of Guaranteed Obligations, as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. Each of the Guarantors hereby further agrees that if any of the Guaranteed Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

         (b) Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, Interest Rate Protection Agreements or other Hedging Agreements, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers or the granting of financial assistance) then the obligations of each Guarantor under this Agreement and the other Credit Documents shall be limited to the maximum amount that is permissible under applicable law (whether federal, state or provincial and including, without limitation, the Bankruptcy Code). In such case or otherwise at the request of the Administrative Agent, each Credit Party shall take such action and shall execute and deliver all such further documents required by the Administrative Agent to cause the obligations of such Guarantor to be enforceable to the extent required by this Agreement.

5.02     Obligations Unconditional.

         The obligations of the Guarantors under Section 5.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit

Documents, Interest Rate Protection Agreements or Other Hedging Agreements, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 5.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Section 5 until such time as the holders of the Guaranteed Obligations have been paid in full in respect of all Guaranteed Obligations, all Commitments under this Agreement have been terminated and no Person or governmental authority shall have any right to request any return or reimbursement of funds from the Lenders in connection with monies received under the Credit Documents, Interest Rate Protection Agreements or Other Hedging Agreements between any of the Borrower or any of its Consolidated Subsidiaries and any Lender, or any Affiliate of a Lender. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor hereunder, which shall remain absolute and unconditional as described above:

                  (a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

                  (b) any of the acts mentioned in any of the provisions of any of the Credit Documents, any Interest Rate Protection Agreement or Other Hedging Agreement between the Borrower or any of its Consolidated Subsidiaries and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Interest Rate Protection Agreements or Other Hedging Agreements shall be done or omitted;

                  (c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Credit Documents, any Interest Rate Protection Agreement or Other Hedging Agreement between the Borrower or any of its Consolidated Subsidiaries and any Lender or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Interest Rate Protection Agreements or Other Hedging Agreements shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

                  (d) any Lien granted to, or in favor of, the Administrative Agent or any Lender or Lenders as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

                  (e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its obligations hereunder, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent or any Lender exhaust any right, power or remedy or proceed against any Person under any of the Credit Documents, any Interest Rate Protection Agreement or Other Hedging Agreement between the Borrower or any of its Consolidated Subsidiaries and any Lender, or any Affiliate of a Lender, or any other agreement or instrument referred to in the Credit Documents or such Interest Rate Protection Agreements or Other

Hedging Agreements, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

5.03     Reinstatement.

         The obligations of the Guarantors under this Section 5 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

5.04     Certain Additional Waivers.

         Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 5.02 and through the exercise of rights of contribution pursuant to Section 5.06.

5.05     Remedies.

         The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Section 11.02 (and shall be deemed to have become automatically due and payable in the circumstances provided in said
Section 11.02) for purposes of Section 5.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 5.01. The Guarantors acknowledge and agree that their obligations hereunder are secured in accordance with the terms of the Security Documents and that the Lenders may exercise their remedies thereunder in accordance with the terms thereof.

5.06     Rights of Contribution.

         The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below), each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the succeeding provisions of this Section 5.06), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Guarantor) of such Excess Payment (as defined below). The payment obligation of any Guarantor to any Excess Funding Guarantor under this Section 5.06 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Section 5, and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes hereof, (a) "Excess Funding Guarantor" shall mean, in respect of any obligations arising under the other provisions of this Section 5 (hereafter, the "Guaranty Obligations"), a Guarantor that has paid an amount in excess of its Pro Rata Share of the Guaranty Obligations; (b) "Excess Payment" shall mean, in respect of any Guaranty Obligations, the amount paid by an

Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranty Obligations; and (c) "Pro Rata Share", for the purposes of this Section 5.06, shall mean, for any Guarantor, the ratio (expressed as a percentage) of (i) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair saleable value of all assets and other properties of the Borrower and all of the Guarantors exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date (if any Guarantor becomes a party hereto subsequent to the Closing Date, then for the purposes of this Section 5.06 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the information pertaining to, and only pertaining to, such Guarantor as of the date such Guarantor became a Guarantor shall be deemed true as of the Closing Date).

5.07     Guarantee of Payment; Continuing Guarantee.

         The guarantee in this Section 5 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                                   SECTION 6.

                     Conditions Precedent to Credit Events.

6.01     Closing Conditions.

         The obligation of each Lender to enter this Agreement and make the initial extension of credit hereunder is subject to the satisfaction of each of the following conditions (in form and substance acceptable to the Administrative Agent and the Lenders party hereto on the Closing Date):

                  (a) Executed Credit Documents. Receipt by the Administrative Agent of: (i) multiple counterparts of this Agreement, (ii) a Revolving Note for each Lender holding Revolving Loan Commitments hereunder that has requested a Revolving Note, (iii) a Tranche B Term Note for each Lender holding Tranche B Term Loan Commitments hereunder that has requested a Tranche B Term Note and (iv) multiple counterparts of each of the Security Documents, in each case executed by a duly authorized officer of each party thereto and in each case conforming to the requirements of this Agreement.

                  (b) Opinions of Counsel. Receipt by the Administrative Agent of opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower and its Subsidiaries, relating to the Credit Documents and the transactions contemplated therein, and including, without limitation opinions regarding enforceability and the perfection of security interests (excluding the Mortgages), and opinions that the transactions contemplated herein will not conflict, breach or result in a default under the Senior Subordinated Notes Indenture in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.

                  (c) Corporate Documents. Receipt by the Administrative Agent of a certificate, dated as of the Closing Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, as the case may be, in the form of Exhibit 6.01 with appropriate insertions, together with (to the extent required by such certificate) copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent.

                  (d) Pledged Securities. Receipt by the Collateral Agent of (i) all of the certificates representing the Pledged Securities pledged to the Collateral Agent pursuant to the Pledge Agreement or the Hypothecation Agreement, endorsed in blank (in the case of promissory notes) or accompanied by executed and undated stock powers (in the case of capital stock) and (ii) evidence that the Credit Parties and the Direct Investors have taken all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect (or maintain the perfection of) the security interests purported to be created (or maintained) by the Pledge Agreement.

                  (e) Security Agreement Collateral. Receipt by the Collateral Agent of evidence that all actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect (or maintain the perfection of) and protect the security interests purported to be created (or maintained) by the Security Agreement have been taken or provided for.

                  (f) Mortgaged Property. Receipt by the Collateral Agent of (i) fully executed counterparts of amended and restated Mortgages on the Real Properties identified on Schedule 6.01(f) (the "Mortgage Amendments") in form and substance reasonably satisfactory to the Collateral Agent, which are necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively maintain a valid and enforceable first priority mortgage lien that secures the facilities provided for herein on each Mortgaged Property (subject only to Permitted Encumbrances) in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, (ii) copies of all existing ALTA surveys of each of the Mortgaged Properties by registered engineers or land surveyors in the possession of the Borrower, (iii) copies of all existing appraisals of the Mortgaged Properties, (iv) copies of existing environmental reports and other environmental documentation, if any, relating to the Mortgaged Properties in the possession of the Borrower, (v) evidence satisfactory to the Collateral Agent that counterparts of each Mortgage Amendment have been delivered to the title company insuring the mortgage liens for recording, (vi) either endorsements to the existing Mortgage Policies or new Mortgage Policies assuring the Collateral Agent that each Mortgage Amendment creates a valid and enforceable first priority mortgage lien on the respective Mortgaged Property, free and clear of all defects, encumbrances (except for Permitted Encumbrances) and liens (except for Permitted Liens),
         (vii) evidence as to (x) whether any Mortgaged Property is in an area designated by the Federal Emergency Management Agency as having flood or mud slide hazards (a "Flood Hazard Property") and (y) if any Mortgaged Property is a Flood Hazard Property, (1) whether the community in which such Mortgaged Property is located is participating in the National Flood Insurance Program and (2) the applicable Credit Party's written acknowledgment of receipt of written notification from the Administrative Agent (a) as to the fact that such Mortgaged Property is a Flood Hazard Property and (b) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (viii) from local counsel satisfactory to the Collateral Agent, opinions each of which (x) shall be addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, (y) shall be in form and substance reasonably satisfactory to the Administrative Agent and (z) shall cover the perfection of security interests granted pursuant to the Mortgage Amendments and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

                  (g) Consents. The Borrower shall have made commercially reasonable efforts to obtain landlord consents, estoppel letters or consents and waivers in respect of Collateral held on leased premises of the Borrower and its Subsidiaries.

                  (h) Approvals. Receipt by the Administrative Agent of all necessary governmental and material third party approvals in connection with the transactions contemplated hereby shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated hereby, the making of the Loans or the issuance of Letters of Credit.

                  (i) Evidence of Insurance. Receipt by the Collateral Agent of insurance certificates or policies evidencing flood hazard insurance (for improvements located in areas having "special flood hazards"), casualty insurance and liability conforming to the requirements of this Agreement and the other Credit Documents, showing the Collateral Agent as sole loss payee with respect to the flood hazard and casualty insurance and as additional insured with respect to liability insurance.

                  (j) Senior Subordinated Notes Documents. Receipt by the Administrative Agent of a certificate of an Authorized Officer of the Borrower attaching copies of the Senior Subordinated Notes Documents and any amendments thereto and certifying that (i) each of the attached copies of such documents is true and complete and in full force and effect as of the Closing Date and (ii) this Agreement and the incurrence of all Loans and the issuance of all Letters of Credit as permitted under this Agreement are, and when incurred or issued will be, permitted under the Senior Subordinated Notes Indenture and shall constitute both "Senior Debt" and "Designated Senior Debt" thereunder.

                  (k) Legal Proceedings; Material Agreements; Good Standing. On the Closing Date, all corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, and good standing certificates, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (l) Financial Information. Receipt and satisfactory review by the Administrative Agent of such financial information as the Administrative Agent shall reasonably request.

                  (m) Material Adverse Change, etc. As of the Closing Date, nothing shall have occurred since September 30, 2002 (and the Lenders shall have become aware of no facts or conditions not previously known) which the Administrative Agent or the Lenders shall reasonably determine has a Material Adverse Effect.

                  (n) Litigation. On the Closing Date, no litigation by any entity (private or governmental) shall be pending or overtly threatened in writing with respect to this Agreement, or any documentation executed in connection herewith or with respect to the transactions contemplated hereby, or which the Administrative Agent or Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

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

                  (o) Solvency. The Administrative Agent shall have received a certificate executed by an Authorized Officer of the Borrower as of the Closing Date, in form and substance satisfactory to the Administrative Agent, regarding the Solvency of the Credit Parties on a consolidated basis.

                  (p) Fees and Expenses. Payment by the Credit Parties of all fees and expenses owed by them to the Lenders, the Joint Lead Arrangers and the Administrative Agent (including, without limitation, the fees and expenses of Moore & Van Allen, PLLC).

6.02     Conditions Precedent to All Credit Events.

         The obligation of each Lender (including the Swingline Lender) to make any Loan or of any Issuing Bank to issue any Letter of Credit (including the initial Borrowings to be made hereunder and Incremental Term Loan Borrowings) is subject to the satisfaction of the following conditions precedent:

                  (a) No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (b) Notice of Borrowing; Letter of Credit Request. Prior to the making of each Loan (excluding Swingline Loans and Mandatory Borrowings), the Administrative Agent shall have received the notice required by Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i). Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02(a).

         The occurrence of the Closing Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in this Section 6 and applicable to such Credit Event have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office or as otherwise directed by the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Administrative Agent.

                                   SECTION 7.

        Conditions Precedent to the Borrowing of Incremental Term Loans.

         The obligation of each Incremental Term Loan Lender to make Incremental Term Loans is subject to the satisfaction of the following conditions:

                  (a) Incremental Term Loan Notes. On or prior to the Incremental Term Loan Borrowing Date, to the extent requested by an Incremental Term Loan Lender, there shall have been delivered to the Administrative Agent for the account of such Incremental Term Loan Lender, an Incremental Term Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

                  (b) Fees, etc. On the Incremental Term Loan Borrowing Date, all costs, fees and expenses and all other compensation (including, without limitation, legal fees and expenses, title insurance premiums, survey charges and recording taxes and fees) payable to the Agents, the Joint Lead Arrangers and the Lenders shall have been paid to the extent then due and to the extent that a statement or statements for such amounts shall have been provided to the Borrower by no later than the Business Day immediately preceding the Incremental Term Loan Borrowing Date.

                  (c) Opinions of Counsel. On the Incremental Term Loan Borrowing Date, the Administrative Agent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Borrower and its Subsidiaries, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated as of such Incremental Term Loan Borrowing Date, and including, without limitation, opinions that such Incremental Term Loan will not conflict, breach or result in a default under the Senior Subordinated Notes Indenture and such other matters incident to the transactions contemplated herein as the Administrative Agent and the Required Lenders may reasonably request in form consistent with the legal opinions provided to the Administrative Agent, the Collateral Agent and the Lenders on the Closing Date.

                  (d) Corporate Documents. On the Incremental Term Loan Borrowing Date, the Administrative Agent shall have received a certificate, dated the Incremental Term Loan Borrowing Date, signed by an Authorized Officer of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, as the case may be, in a form reasonably satisfactory to the Administrative Agent with appropriate insertions, together with (to the extent required by such certificate) copies of the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably satisfactory to the Administrative Agent. All corporate and legal proceedings and all material instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which any Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (d) No Default; Representations and Warranties. On the Incremental Term Loan Borrowing Date and also after giving effect to the Incremental Term Loans then being made (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

                  (e) Material Adverse Change, etc. On or prior to the Incremental Term Loan Borrowing Date nothing shall have occurred (and the Lenders shall have become aware of no facts or conditions not previously known) since the Closing Date, which the Administrative Agent or the Required Lenders shall reasonably determine has a Material Adverse Effect.

                  (f) Compliance with the Senior Subordinated Notes Indenture. On the Incremental Term Loan Borrowing Date, the Borrower shall deliver to the Administrative Agent a certificate (i) dated as of the Incremental Term Loan Borrowing Date and (ii) certifying that (A) the

         Incremental Term Loan Commitment Agreement and the incurrence of all Incremental Term Loans pursuant thereto and as permitted under this Agreement are, and when incurred or issued will be, permitted under the Senior Subordinated Notes Indenture and shall constitute both "Senior Debt" and "Designated Senior Debt" thereunder and (B) all necessary governmental and material third party approvals required in connection the incurrence of such Incremental Term Loans have been obtained.

                                   SECTION 8.

                   Representations, Warranties and Agreements.

         In order to induce the Lenders to enter into this Agreement and to make and/or continue the Loans hereunder, and issue (or participate in) the Letters of Credit as provided herein, the Borrower hereby makes the following representations, warranties and agreements, after giving effect to the transactions to occur on the Closing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Closing Date and each Credit Event on or after the Closing Date being deemed to constitute a representation and warranty that the matters specified in this
Section 8 are true and correct in all material respects on and as of the Closing Date, and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

8.01     Corporate Status.

         Each of the Borrower and its Subsidiaries (i) is a duly organized and validly existing corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, (ii) has the corporate or other applicable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be in good standing or qualified to do business which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

8.02     Corporate Power and Authority.

         Each Credit Party has the corporate or other applicable power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate or other applicable action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law) and principles of good faith and fair dealing.

8.03     No Violation.

         Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which any Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (including, without limitation, the Senior Subordinated Notes Indenture) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws (or equivalent organizational documents) of any Credit Party or any of its Subsidiaries. In addition, no landlord under any lease of Real Property will have the right to terminate or cancel any such lease or recapture the demised premises due to the execution, delivery and performance of this Agreement.

8.04    Governmental Approvals.

        No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Closing Date (and which remain in full force and effect on the Closing Date) or, in the case of any filings or recordings in respect of the Security Documents executed on the Closing Date, will be made within 10 days thereof except to the extent otherwise provided in the Security Documents), or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

8.05    Financial Statements; Financial Condition; Undisclosed Liabilities; etc.

        (a) The consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended on September 30, 2002 and the related consolidated statements of operations, cash flows and stockholders' equity of the Borrower and its Subsidiaries for the fiscal year ended on such date, copies of which have been furnished to the Lenders on or prior to the Closing Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of such balance sheet and the consolidated results of the operations of the Borrower and its Subsidiaries for the period covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

        (b) Except as fully disclosed in the financial statements delivered pursuant to Section 8.05(a), there were as of the Closing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be materially adverse to the Borrower or any of its Subsidiaries. As of the Closing Date, none of the Borrower or its Subsidiaries knows of any basis for the assertion against it of any liability or obligation of any nature that is not fully disclosed in the financial statements delivered pursuant to Section 8.05(a) which, either individually or in the aggregate, have or would reasonably be likely to have a Material Adverse Effect.

        (c) Since September 30, 2002, nothing has occurred that has had or would reasonably be expected to have a Material Adverse Effect.

8.06    Litigation.

        There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, overtly threatened in writing (i) on the Closing Date with respect to this Agreement or any other Credit Document or (ii) with respect to the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

8.07     True and Complete Disclosure.

         All information (taken as a whole) prepared by or on behalf of the Borrower or any of its Subsidiaries and furnished in writing to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such information (taken as a whole) hereafter prepared by or on behalf of any such Person and furnished in writing to the Administrative Agent or any Lender will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not materially misleading at such time in light of the circumstances under which such information was provided.

8.08     Use of Proceeds; Margin Regulations.

         (a) All proceeds of the Tranche B Term Loans, the Incremental Term Loans, all Revolving Loans and all Swingline Loans shall be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes (including, without limitation, to make Capital Expenditures and finance Permitted Acquisitions) and to refinance existing indebtedness.

         (b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation U or X of the Board of Governors of the Federal Reserve System.

8.09     Tax Returns and Payments.

         The Borrower and each of its Subsidiaries have filed all federal income tax returns, statements, forms and reports for taxes and all other material tax returns, domestic and foreign, required to be filed by it and have paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all material federal, state and foreign taxes applicable for all prior fiscal years and for the current fiscal year to date. Except as identified on Schedule 8.09, as of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

8.10     Compliance with ERISA.

         Except to the extent that any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a Multiemployer Plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan and each Multiemployer Plan have been timely made; neither the Borrower nor any of its Subsidiaries nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan or Multiemployer Plan; no condition exists which presents a material risk to the Borrower or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $1,000,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan or Multiemployer Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability.

8.11     Security Documents.

         (a) On and after the Closing Date, (i) the provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein and (ii) the Security Agreement, upon the filing of financing statements or the appropriate equivalent (which filings, if this representation is being made more than 10 days after the Closing Date, have been made), creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens, to the extent a security interest in such collateral can be perfected by the filing of a financing statement. The recordation of the Grant of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office, together with financing statements made pursuant to the Security Agreement will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Closing Date, have been made), under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and identified in such Grant of Security Interest and the recordation of the Grant of Security Interest in U.S.

Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with financing statements made pursuant to the Security Agreement, will be effective when recorded or filed (which recordings or filings, if this representation is being made more than 10 days after the Closing Date, have been made) under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement and identified in such Grant of Security Interest.

         (b) On and after the Closing Date, assuming the Collateral Agent continues to retain possession of the applicable Pledged Securities, the security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, in the case of pledges by the Borrower and the Guarantors, subject to no security interests of any other Person. Assuming the Collateral Agent continues to retain possession of the applicable Pledged Securities, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

         (c) On and after the Closing Date, assuming the Collateral Agent continues to retain possession of the applicable Pledged Stock (as defined in the Hypothecation Agreement), the security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under the Hypothecation Agreement constitute first priority perfected security interests in the Pledged Stock described in the Hypothecation Agreement. Assuming the Collateral Agent continues to retain possession of the applicable Pledged Stock, no filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Stock and the proceeds thereof under the Hypothecation Agreement.

         (d) On and after the Closing Date, the Mortgages create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on all of the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens). On and after the Closing Date, the Borrower and each of its Subsidiaries have good and indefeasible title to all fee-owned Mortgaged Properties and valid leasehold title to all Leaseholds (except to the extent that the failure to have such title to any such Leasehold would not reasonably be expected to have a Material Adverse Effect), in each case free and clear of all Liens and title exceptions except those described in the first sentence of this subsection (d).

8.12     [Reserved].

8.13     Properties.

         The Borrower and each of its Subsidiaries have good and valid title to all material properties owned by them, including, after the Closing Date, all material property reflected in the most recent balance sheets referred to in
Section 8.05(a) (except as sold or otherwise disposed of since the Closing Date in accordance with the terms of this Agreement), free and clear of all Liens and title exceptions, other than Permitted Liens. On the Closing Date, Schedule 8.13(a) sets forth a true and complete description of all Real Property owned or leased by the Borrower and/or its Subsidiaries and sets forth the direct owner or lessee thereof. Set forth on Schedule 8.13(b) is a list of all locations where any tangible property of the Borrower and/or any of its Domestic Subsidiaries is located as of the Closing Date.

8.14     Capitalization.

         On the Closing Date (but without giving effect to any Equity Plan), the authorized capital stock of the Borrower shall consist of (i) 100,000,000 shares of common stock, $.01 par value per share (such authorized shares of common stock, together with any subsequently authorized shares of common stock of the Borrower, the "Borrower Common Stock"), of which 28,916 shall be treasury shares outstanding and 31,955,863 shares shall be outstanding and owned beneficially and of record by the Direct Investors, (ii) 10,000,000 shares of non-voting common stock, $.01 par value per share, none of which shall be issued and outstanding and (iii) 5,000,000 shares of Borrower Preferred Stock, none of which shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued in compliance with any existing preemptive rights. On the Closing Date, the Borrower does not have any outstanding securities convertible into or exchangeable for its membership interest or capital stock, as the case may be, or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interests or capital stock, as the case may be, other than in the case of the Borrower's stock, pursuant to any Equity Plan.

8.15     Subsidiaries.

         As of the Closing Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.15. Schedule 8.15 correctly sets forth, as of the Closing Date, the percentage ownership (direct and indirect) of the Borrower in each class of capital stock or other equity interest of each of its Subsidiaries and also identifies the direct owner thereof. On and after the Closing Date, all outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has any outstanding securities convertible into or exchangeable for its membership interest or capital stock, as the case may be, or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its membership interest or capital stock, as the case may be, or any stock appreciation or similar rights except in connection with the Hospital Investment Program.

8.16     Compliance with Statutes, etc.

         Each of the Borrower and its Subsidiaries, is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, as applicable (excluding applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, which are governed by Section 8.19), except such non-compliances as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.17     Investment Company Act.

         Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

8.18     Public Utility Holding Company Act.

         Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

8.19     Environmental Matters.

         (a) Except to the extent that any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) the Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event will be in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (ii) there are no past, pending or, to the best knowledge of the Borrower after due inquiry, past or threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries and (iii) there are no facts, circumstances, conditions or occurrences with respect to the business or operation of the Borrower or any of its Subsidiaries, or any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries that would reasonably be expected (A) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property, as the case may be, or (B) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property, by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

         (b) Except to the extent that any of the following, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (i) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries, where such generation, use, treatment or storage has violated or would reasonably be expected to violate any Environmental Law or give rise to liability under any Environmental Law and (ii) Hazardous Materials have not been Released on or from any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries, where such Release has violated or would reasonably be expected to violate any applicable Environmental Law or give rise to liability under any Environmental Law.

8.20     Labor Relations.

         Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect; and there is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries, as the case may be, and (iii) to the best knowledge of the Borrower, no union representation proceeding is pending with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as would not reasonably be expected to have a Material Adverse Effect.

8.21     Patents, Licenses, Franchises and Formulas.

         Each of the Borrower and its Subsidiaries owns or has a valid license to use all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others, except to the extent that the failure to so own or have a license or right, obtain or be without conflict would not reasonably be expected to have a Material Adverse Effect.

8.22     Indebtedness.

         Schedule 8.22 sets forth a true and complete list of all Existing Indebtedness of the Borrower and its Subsidiaries as of the Closing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

8.23     Subordination.

         The subordination provisions contained in the Senior Subordinated Notes Documents are enforceable against the Borrower, the Guarantors and the holders of the Senior Subordinated Notes, and all Obligations hereunder (including, without limitation, the Guaranteed Obligations and the Incremental Term Loans) and under the other Credit Documents are within the definitions of "Senior Debt" and "Designated Senior Debt" included in such subordination provisions. There exists no Designated Senior Debt for purposes of, and as defined in, the Senior Subordinated Notes Indenture (other than the Obligations).

8.24 Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; etc.

         Schedule 8.24 hereto sets forth a true and correct list, as of the Closing Date, of the exact legal name of each Credit Party, the organizational identification number (if any) of such Credit Party, the jurisdiction of organization of such Credit Party and the type of organization of such Credit Party.

8.25     Solvency.

         The Credit Parties are Solvent on a consolidated basis.


                                   SECTION 9.

                             Affirmative Covenants.

         The Borrower hereby covenants and agrees that in the case of the covenants described below on and after the Closing Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment):

9.01     Information Covenants.

         The Borrower will furnish to the Administrative Agent and each of the
Lenders:

                  (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower (beginning with the fiscal period ending December 31, 2002), the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and cash flows, in each case, for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period and, in each case, setting forth comparative figures (if available) for the related periods in the prior fiscal year and the budgeted figures for such quarterly periods as set forth in the respective budget delivered pursuant to Section 9.01(d), all of which shall be certified by an Authorized Officer of the Borrower, subject to normal year end audit adjustments.

                  (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower (beginning with the fiscal year ending September 30, 2003), (i) the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and stockholders equity and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and financial statements certified by Ernst & Young LLP, or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default with respect to the Borrower's compliance with Sections 10.07, 10.08, 10.09 and 10.10 or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

                  (c) Management Letters. Promptly after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any "management letter" received by any such Person from its certified public accountants and the management's responses thereto.

                  (d) Budgets. No later than 60 days following the commencement of the first day of each fiscal year of the Borrower, a budget of Borrower and its Subsidiaries prepared by the Borrower for each fiscal quarter of such fiscal year prepared in detail, accompanied by the statement of the an Authorized Officer of the Borrower to the effect that, to the best of the knowledge of such officer, the budget is a reasonable estimate for the period covered thereby.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 9.01(a) (other than with respect to the financial statements delivered for the fiscal period ending December 31, 2002) and (b), a certificate of an Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, (w) set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(d),
         (e), (f), (g) and (h) (but with respect to the calculations required by Section 4.02(h) only at the time of the delivery of the financial statements required by Section 9.01(b)), and 10.02 through 10.10, inclusive, at the end of such fiscal quarter or year, as the case may be, (x) set forth the calculation of the Available J.V. Basket Amount and the Permitted Expenditure Amount at the end of the period covered by such financial statements and all sources and uses of proceeds relating to the calculation thereof and (y) if delivered with the financial statements required by

         Section 9.01(b), set forth (in reasonable detail) the amount of, and the calculations required to establish the amount of, Excess Cash Flow for the respective Excess Cash Payment Period.

                  (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect, (y) with respect to any Material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document. Promptly, and in any event within three Business Days after an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of a Default or Event of Default under and as defined in Senior Subordinated Notes Documents.

                  (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Material Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

                  (h) Environmental Matters. Promptly upon, and in any event within thirty days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters which occurs after the Closing Date, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

                           (i) any Environmental Claim pending or threatened in writing against the Borrower or any of its Subsidiaries or any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries;

                           (ii) any condition or occurrence on or arising from
                  any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries that (a) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) would reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

                           (iii) any condition or occurrence on any Real
                  Property owned, operated or occupied by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

                           (iv) the taking of any removal or remedial action in
                  response to the actual or alleged presence of any Hazardous Material on any Real Property owned, operated or occupied by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Borrower shall deliver to the Administrative Agent all material notices received by it or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA.

         All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto. In addition, the Borrower will provide the Lenders with copies of all material communications with any government or governmental agency and all material communications with any Person relating to any Environmental Claim of which notice is required to be given pursuant to this Section 9.01(h), and such detailed reports of any such Environmental Claim as to which notice is required, as may reasonably be requested by the Administrative Agent or the Lenders.

                  (i) Notice of Commitment Reductions and Mandatory Repayments. On or prior to the date of any reduction to the Total Commitment or any mandatory repayment of outstanding Term Loans pursuant to any of Sections 4.02(d) through (h), inclusive, the Borrower shall provide written notice of the amount of the respective reduction or repayment, as the case may be, to the Total Revolving Loan Commitment or the outstanding Term Loans, as applicable, the calculation thereof (in reasonable detail) and the event to which the respective reduction or repayment relates.

                  (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request in writing.

9.02     Books, Records and Inspections.

         The Borrower will, and will cause each of its Subsidiaries to, keep in all material respects proper books of record and account in which are made full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, during regular business hours and under guidance of officers of the Borrower, any of the properties of the Borrower or such Subsidiary in whomsoever's possession, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable advance notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request.

9.03     Maintenance of Property; Insurance.

         (a) The Borrower will, and will cause each of its Subsidiaries to, (i) keep all material properties and equipment used in its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (ii) maintain in full force and effect insurance with reputable and solvent insurance carriers on all its property in at least such amounts, against at least such risks and with such deductibles or self-insured retentions as is consistent and in accordance with industry practice and (iii) furnish to each Lender, upon written request, full information as to the insurance carried.

         (b) The Borrower will, and will cause its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including the Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by the Borrower or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (as certificate holder, mortgagee and loss payee with respect to Real Property, certificate holder and loss payee with respect to personal property and additional insured with respect to general liability and umbrella liability coverage), and (ii) shall state that such insurance policies shall not be canceled or materially revised without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent (or such shorter period as agreed to by the Collateral Agent).

         (c) If the Borrower or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 9.03, or if the Borrower or any of its Subsidiaries shall fail to so endorse all policies or certificates with respect thereto, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Administrative Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

9.04     Corporate Franchises.

         The Borrower will, and will cause each of its Subsidiaries, to do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, its rights, franchises, licenses and patents used in its business; provided, however, that any transaction permitted by Section 10.02 will not constitute a breach of this
Section 9.04.

9.05     Compliance with Statutes, etc.

         The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such non-compliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.06     Compliance with Environmental Laws.

         (a) Except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the operation of its business or to the ownership or use of Real Property now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, will within a reasonable time period pay or cause to be paid all costs and expenses incurred in connection with such compliance (except to the extent being contested in good faith), and will undertake all reasonable efforts to keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except in compliance with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of any such Real Property or otherwise in connection with their businesses.

         (b) At the written request of the Administrative Agent or the Required Lenders upon a reasonable belief by the Administrative Agent or the Required Lenders that the Borrower or any of its Subsidiaries has breached any representation or covenant contained herein relating to environmental matters, which request shall specify in reasonable detail the basis therefor, the Borrower will provide, at the Borrower's sole cost and expense, an environmental site assessment report, reasonable in scope, concerning the subject matter of such representation or covenant and any Real Property now or hereafter owned, operated or occupied by the Borrower or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating (if relevant to such breach) the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property; provided, that such request may be made only if (i) there has occurred and is continuing an Event of Default, (ii) the Administrative Agent or the Required Lenders reasonably believe that the Borrower or any such Real Property is not in compliance with Environmental Law and such circumstances could reasonably be expected to have a Material Adverse Effect, or (iii) circumstances exist that reasonably could be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property. If the Borrower fails to provide the same within a reasonable period, not to exceed 90 days after such request was made, the Administrative Agent may order the same, and the Borrower shall grant and hereby grant to the Administrative Agent and the Lenders and their respective agents access to such Real Property and specifically grants the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's expense.

9.07     ERISA.

         As soon as possible and, in any event, within 10 days after the Borrower, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by such Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other government agency, or a Plan or Multiemployer Plan participant and any notices received by such Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan or Multiemployer Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan or Multiemployer Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made; that a Plan or Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Borrower, any of its Subsidiaries or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower, or any of its Subsidiaries may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to the Administrative

Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500 series) of each Plan, other than a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the third sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the Borrower, any of its Subsidiaries or any ERISA Affiliate with respect to any Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall be delivered to the Administrative Agent no later than ten (10) days after the date such annual report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other government agency or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

9.08     End of Fiscal Years; Fiscal Quarters.

         The Borrower shall cause (i) its, and each of its Subsidiaries', fiscal years to end on September 30 (provided, however, the Borrower may change the fiscal year end of the Borrower and its Subsidiaries to December 31 after having provided prior written notice to the Administrative Agent) and (ii) its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30, and December 31.

9.09     Payment of Taxes.

         The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 10.01(i), provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

9.10     Ownership of Subsidiaries.

         Except for the Subsidiaries identified on Schedule 9.10 or as otherwise expressly consented in writing by the Required Lenders, the Borrower shall directly or indirectly own 100% of the capital stock or other equity interests of each of its Subsidiaries.

9.11     Additional Security; Further Assurances; Surveys.

         (a) Additional Mortgages. The Borrower will, and will cause each of its Domestic Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such Real Property (excluding Real Property where the fair market value thereof is less than $500,000) of the Borrower or any of its Domestic Subsidiaries acquired (or in the case of leasehold properties, entered into) after the Closing Date (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages (and, in addition, any necessary UCC fixture filings and any necessary landlord consents, landlord waivers and such other documents related to any leased Additional Mortgaged Property) or in such other form as is reasonably satisfactory to the Administrative Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full.

         (b) Perfection and Maintenance of Security Interests. Each Credit Party will, and will cause each of its Domestic Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 9.11. Additionally, upon the request of the Collateral Agent or the Required Lenders, the Borrower shall take, or cause to be taken such action as may be requested in order to perfect (or maintain the perfection of) the security interests (or take any analogous actions under the applicable provisions of local law in order to protect such security interests) in any Collateral located outside the U.S. owned by the Borrower or a Domestic Subsidiary, in each case to the extent such actions are permitted to be taken under the laws of the applicable jurisdictions. Furthermore, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section
9.11 has been complied with.

         (c) Additional Guarantors. Each Credit Party agrees to cause each Domestic Subsidiary (other than an Immaterial Subsidiary) established or created in accordance with Section 10.14 or acquired pursuant to Section 9.12, within thirty (30) days after such formation or acquisition, (i) to execute and deliver a Joinder Agreement or such other documents as the Administrative Agent shall deem appropriate for such purpose and (ii) to deliver to the Administrative Agent documents of the types referred to in Section 6.01(c) and favorable opinions of counsel to such Person, all in form, content and scope reasonably satisfactory to the Administrative Agent.

         (d) Additional Pledged Shares. Each Credit Party agrees to pledge and deliver, or cause to be pledged and delivered, all of the capital stock or other equity interests of each new Subsidiary (excluding that portion of the voting stock of any Foreign Subsidiary which would be in excess of 65% of the total outstanding voting stock of such Foreign Subsidiary) established, created or acquired after the Closing Date, within forty-five (45) days after such acquisition or formation of any such Subsidiary, to the extent owned by the Borrower or any Domestic Subsidiary (other than any Immaterial Subsidiary), to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

         (e) Additional Security Agreement Collateral. Each Credit Party will cause each Domestic Subsidiary (other than an Immaterial Subsidiary) established or created in accordance with Section 10.14 or acquired pursuant to Section 9.12 to grant to the Collateral Agent a first priority (subject to Permitted Liens) Lien on property (tangible and intangible) of such Subsidiary upon terms and with exceptions similar to those set forth in the Security Documents. Each Credit Party shall cause each such Domestic Subsidiary, at its own expense, to execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in any appropriate governmental office, any document or instrument reasonably deemed by the Collateral Agent to be necessary or desirable for the creation and perfection of the foregoing Liens. Each Credit Party will cause each such Domestic Subsidiaries to take all actions reasonably requested by the Administrative Agent (including, without limitation, the filing of financing statements) in connection with the granting of such security interests.

         (f) Additional Security Documents. The security interests required to be granted pursuant to this Section 9.11 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Credit Parties) and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section 9.11 has been complied with.

         (g) Required Appraisals. In the event that the Administrative Agent or the Required Lenders determines in its or their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal, a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the Borrower shall cause such Required Appraisal to be delivered, at the expense of the Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be reasonably satisfactory to the Administrative Agent.

         (h) Completion of Required Actions. The Credit Parties agree that each action required above by Section 9.11(a) or (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders. The Credit Parties further agree that each action (i) required by
Section 9.11(c), (e) and (f) with respect to the creation or acquisition of a new Subsidiary shall be completed within 30 days of the creation of such new Subsidiary and (ii) required by Section 9.11(d) with respect to the creation or acquisition of a new Subsidiary shall be completed within 45 days of the creation or acquisition of a new Subsidiary.

         (i) Landlord Consents. The Credit Parties agree to use commercially reasonable efforts to obtain the landlord consents necessary to grant to the Collateral Agent a security interest and mortgage in the Real Properties identified on Schedule 9.11(i) (the "Leased Properties"). If any such landlord consent is obtained by the Credit Parties, the Credit Parties agree to grant to the Collateral Agent as soon as possible, but in no event later than 60 days after receipt of any such landlord consent, a security interest and mortgage in the applicable Leased Property pursuant to documentation substantially in the form of the Mortgages (and, in addition, any necessary UCC fixture filings and such other documents related to such Leased Property) or in such other form as is reasonably satisfactory to the Collateral Agent. Such mortgages and any instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent with respect to the applicable Leased Properties and all taxes, fees and other charges payable in connection therewith shall be paid in full.

9.12     Permitted Acquisitions.

         (a) Subject to the provisions of this Section 9.12 and the requirements contained in the definition of Permitted Acquisition, the Borrower and any of its Domestic Subsidiaries may from time to time effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition):

                  (i) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto;

                  (ii) the Borrower shall have given the Administrative Agent and the Lenders at least ten Business Days' prior written notice of such Permitted Acquisition;

                  (iii) calculations are made by the Borrower of compliance with the covenants contained in Sections 10.08, 10.09 and 10.10 for the Calculation Period most recently ended prior to the date of such Permitted Acquisition, on a Pro Forma Basis as if the respective Permitted Acquisition (as well as all other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period, and such calculations shall show that such financial covenants would have been complied with if the Permitted Acquisition had occurred on the first day of such Calculation Period;

                  (iv) the Maximum Permitted Consideration payable in connection with the proposed Permitted Acquisition, when combined with the aggregate Maximum Permitted Consideration paid in connection with all other Permitted Acquisitions consummated after the Closing Date and on or prior to the date of the consummation of the proposed Permitted Acquisition below does not exceed (x) $75,000,000 plus (y) the Permitted Expenditure Amount determined on the date of the consummation of the proposed Permitted Acquisition plus (z) if the proposed Permitted Acquisition involves the Acquisition of a Person or Persons or all or substantially all of the assets of any Person or Persons that have attained a Target EBITDA of at least negative $5 million, the amount of consideration in the form of capital stock issued by the Borrower to carry out such Permitted Acquisition; provided, however, during any given fiscal year, the Borrower shall not be permitted to issue capital stock pursuant to this subclause (z) to purchase Persons or the assets of Persons having an aggregate Target EBITDA of less than negative $10 million;

                  (v) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Permitted Acquisition (both before and after giving effect thereto), unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;

                  (vi) the Borrower provides to the Administrative Agent as soon as available but not later than five Business Days after the execution thereof, a copy of any executed purchase agreement or similar agreement with respect to such Permitted Acquisition;

                  (vii) the Borrower shall believe in good faith that the proposed Permitted Acquisition could not result in a material increase in tax, ERISA, environmental or other contingent liabilities with respect to the Borrower or any of its Subsidiaries which would reasonably be expected to have a Material Adverse Effect; and

                  (viii) the Borrower shall have delivered to the Administrative Agent an officer's certificate executed by an Authorized Officer of the Borrower, certifying to the best of the knowledge of such Authorized Officer, compliance with the requirements of preceding clauses (i) through (vii), inclusive, containing the calculations required by the preceding clauses (iii) and (iv).

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

         (b) At the time of each Permitted Acquisition involving the creation or acquisition of a Subsidiary, or the acquisition of capital stock or other equity interest of any Person, the capital stock or other equity interests thereof created or acquired in connection with such Permitted Acquisition shall be pledged for the benefit of the Secured Creditors pursuant to the Pledge Agreement in accordance with the requirements of Sections 9.11 and 10.14.

         (c) The Borrower shall cause each Subsidiary which is formed to effect, or is acquired pursuant to, a Permitted Acquisition to comply with, and to execute and deliver, all of the documentation required by, Sections 9.11 and 10.14, to the satisfaction of the Administrative Agent.

         (d) The consummation of each Permitted Acquisition shall be deemed to be a representation and warranty by the Borrower that the certifications by the Borrower (or by one or more of its Authorized Officers) pursuant to Section 9.12(a) are true and correct and that all conditions thereto have been satisfied and that same is permitted in accordance with the terms of this Agreement, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, Sections 7 and 11.

9.13     Foreign Subsidiaries Security.

         If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower acceptable to the Administrative Agent and the Required Lenders does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver to the Administrative Agent evidence, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, with respect to any Foreign Wholly Owned Subsidiary (other than each Immaterial Subsidiary) which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 65% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote or, in the case of a Foreign Subsidiary whose capital stock is held by another Foreign Subsidiary, a pledge of any of the capital stock of such Foreign Subsidiary, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement, (iii) the entering into by such Foreign Subsidiary of a pledge agreement in substantially the form of the Pledge Agreement and (iv) the entering into by such Foreign Subsidiary of a joinder agreement in substantially the form of the Joinder Agreement, in any such case would cause (I) the undistributed earnings of such Foreign Subsidiary (or such Foreign Subsidiary's parent or indirect parent to the extent that such parent is also a foreign subsidiary) as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or (II) other material adverse Federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed) or the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), as the case may be, granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary's assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event a Joinder Agreement shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary under Section 5 hereof and thereunder, and in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary shall execute and deliver a Joinder Agreement in order to guarantee the Obligations of the Borrower under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into of such Security Agreement, Pledge Agreement or Joinder Agreement (or substantially similar document) is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 9.13 to be in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders.

                                   SECTION 10.

                               Negative Covenants.

         The Borrower hereby covenants and agrees that on and after the Closing Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full (other than any indemnity, not then due and payable, which by its terms shall survive such termination and payment):

10.01.   Liens.

         The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

                  (i) Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles in the United States;

                  (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which arise or were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', workmen's, repairmen's, warehousemen's, materialmen's and mechanics' liens, collecting bank's liens, charge back rights of depository banks for uncollected items and other similar Liens arising or incurred in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the property or assets of the Borrower or such Subsidiary and do not materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings (or orders entered in connection with such proceedings) have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

                  (iii) Liens in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01, but only to the respective date, if any, set forth in such Schedule 10.01 for the removal and termination of any such Liens, plus renewals and extensions of such Liens to the extent set forth on Schedule 10.01, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (y) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

                  (iv) Permitted Encumbrances;

                  (v) Liens created pursuant to this Agreement and the Security Documents;

                  (vi) licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole, including leases of unimproved real property encumbered by a mortgage, on which real property the lessee may make improvements (and upon the request of the Borrower, the Administrative Agent shall, or shall direct the applicable mortgagee to, on behalf of the Lenders, execute and deliver to the Borrower, the applicable lessee and any lender to such lessee in connection with any leasehold financing, a subordination and non-disturbance agreement (or similar agreement) in form and substance reasonably satisfactory to the Administrative Agent and such lessee);

                  (vii) Liens placed upon assets used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that (i) any such Liens attach only to the equipment so purchased and upgrades thereon, (ii) the Indebtedness secured by any such Lien does not exceed the purchase price of the equipment being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 10.04(vi);

                  (viii) easements, rights-of-way, restrictions (including zoning restrictions), covenants, encroachments, protrusions permits, servitudes, reservations and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

                  (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

                  (x) Liens arising out of judgments or awards in circumstances not constituting an Event of Default under Section 11.01(i) either which are in existence for less than 30 days or in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $10,000,000 at any time outstanding;

                  (xi) statutory, contractual and common law landlords' liens under leases or subleases permitted by this Agreement;

                  (xii) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (y) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids,

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


         government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers;

                  (xiii) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

                  (xiv) Liens created pursuant to Capital Leases permitted pursuant to Section 10.04(vi), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to such Capitalized Lease Obligation does not encumber any other asset of the Borrower or any of its Subsidiaries;

                  (xv) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business (excluding any general inventory financing);

                  (xvi) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04(xii) and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

                  (xvii) Liens arising pursuant to Permitted Sale-Leaseback Transactions to the extent permitted by Section 10.02(ix), so long as such Liens do not attach to any assets of the Borrower or any of its Subsidiaries other than those which are the subject of such Permitted Sale-Leaseback Transaction;

                  (xviii) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any Indebtedness permitted by
         Section 10.04(ii) in favor of the trustee under such indenture and securing only obligations to pay compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof;

                  (xix) Liens to secure the performance by the Borrower and its Subsidiaries of leases, subleases, licenses and sublicenses, to the extent incurred or made in the ordinary course of business and not interfering in any material respect with the business of the Borrower and its Subsidiaries, provided that the aggregate amount of the fair value of property subject to Liens at any time pursuant to this clause
         (xix) does not exceed $5,000,000 at any time outstanding;

                  (xx) Liens encumbering the equity interests owned by the Borrower or any of its Subsidiaries in respect of any Joint Venture which are either (A) in support of obligations which are otherwise non-recourse to the Borrower and its Subsidiaries, or (B) granted in favor of any non-Affiliate partners, members or joint venturers in any Joint Venture that is not wholly owned by the Borrower or any Subsidiary securing its obligations under the relevant charter or constitutional documents of such Joint Venture which do not constitute Indebtedness or the obligations to make Investments in such Joint Venture; and

                  (xxi) additional Liens incurred by the Borrower and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $1,000,000.

In connection with the granting of Liens of the type described in clauses (vi),
(vii), (xiv), (xvi), (xvii) and (xxi) of this Section 10.01 by the Borrower of any of its Subsidiaries, each of the Administrative Agent and the Collateral Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower and deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets (including Real Property) subject to such Liens).

10.02    Consolidation, Merger, Acquisitions or Sale of Assets, etc.

         The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time unless either permitted hereunder or subject to receiving consents hereunder) all or any part of its property or assets, or enter into any sale-leaseback transactions, or make any Acquisition (or agree to do any of the foregoing at any future time unless either permitted hereunder or subject to receiving consents hereunder), except that:

                  (i) the Borrower and its Subsidiaries may in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer economic or useful in the conduct of such Person's business;

                  (ii) Investments may be made to the extent permitted by
         Section 10.05 and Cash Equivalents may be disposed of or liquidated in the ordinary course of business;

                  (iii) the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business;

                  (iv) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale);

                  (v) the Borrower and its Subsidiaries may license or sublicense software, trademarks and other intellectual property in the ordinary course of business which do not materially interfere with the business of the Borrower and its Subsidiaries taken as a whole or the Borrower, so long as each such license is permitted to be assigned pursuant to the Security Agreement (to the extent that a security interest in such intellectual property is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Borrower or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license or such sublicense;

                  (vi) the Borrower or any Domestic Subsidiary of the Borrower may transfer assets (including capital stock and other equity interests) or lease to or acquire or lease assets from the Borrower or any other Domestic Subsidiary and any Domestic Subsidiary other than, except as provided in Schedule 8.15, an Excluded Subsidiary may be merged into the Borrower or any other Domestic Subsidiary other than, except as provided in Schedule 8.15, an Excluded
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

         Subsidiary of the Borrower (so long as, in the case of any merger involving the Borrower, the Borrower is the surviving corporation thereof);

                  (vii) the Borrower and its Subsidiaries may sell or otherwise dispose of additional assets (other than any Asset Sale pursuant to a sale-leaseback transaction), provided that (v) each such sale or disposition shall be for an amount at least equal to the fair market value thereof (as determined in good faith by the senior management of the Borrower), (w) except in the case of a Permitted Exchange, each such sale results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by the senior management of the Borrower, of any other consideration), (x) the Net Sale Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(e) or reinvested in Eligible Assets to the extent permitted by
         Section 4.02(e), and (y) the aggregate Net Sale Proceeds of all assets subject to sale or other disposition pursuant to this clause (vii) shall not exceed the sum of (A) $50,000,000 and (B) the Permitted Expenditure Amount, in the aggregate during the period commencing on the Closing Date;

                  (viii) the Borrower and its Wholly Owned Domestic Subsidiaries may make Permitted Acquisitions, so long as such Permitted Acquisitions are effected in accordance with the requirements of Section 9.12;

                  (ix) the Borrower or any of its Subsidiaries may effect Permitted Sale-Leaseback Transactions in accordance with the definition thereof, provided that (x) the aggregate amount of all proceeds received by the Borrower and its Subsidiaries from all Permitted Sale-Leaseback Transactions consummated on and after the Closing Date shall not exceed $25,000,000, (y) the Net Sale Proceeds therefrom are applied to repay Term Loans as provided in Section 4.02(e) or reinvested in Eligible Assets to the extent permitted by Section 4.02(e) and (z) the Borrower establishes compliance with Sections 10.08, 10.09 and 10.10 after giving effect, on a Pro Forma Basis, to such Permitted Sale-Leaseback Transaction;

                  (x) any Subsidiary of the Borrower may (A) liquidate or dissolve voluntarily into, and may merge with and into, the Borrower (so long as the Borrower is the surviving corporation of such combination or merger) or any other Wholly Owned Domestic Subsidiary, and the assets or stock of any Subsidiary may be purchased or otherwise acquired by the Borrower or any other Wholly Owned Domestic Subsidiary,
         (B) wind up its affairs so long as, immediately prior thereto, it shall have transferred all of its assets to the Borrower or any Wholly Owned Domestic Subsidiary, and (C) be converted into, or reorganized or reconstituted as, a limited partnership or limited liability company, provided that at the time of such conversion, reorganization or reconstitution, all actions required to maintain the perfection and priority of the Lien of the Pledge Agreement shall have been taken to the satisfaction of the Collateral Agent;

                  (xi) the Borrower and its Subsidiaries may sell (including by the issuance of capital stock by the affected Subsidiary) equity interests in any of the Subsidiaries of the Borrower to Hospital Investment Program Participants in connection with the Hospital Investment Program so long as such sale or issuance is effected in accordance with the definition of Hospital Investment Program;

                  (xii) the Borrower and its Subsidiaries may effect sale leaseback transactions described in clause (x)(6) of the proviso to the definition of Asset Sale; and

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

                  (xiii) the Borrower and its Subsidiaries may sell the stock or assets of Rocky Mountain, so long as the Net Asset Sale Proceeds therefrom are applied in accordance with Section 4.02(e).

         To the extent the Required Lenders waive the provisions of this Section
10.02 with respect to the sale of any Collateral, or any Collateral is sold or otherwise transferred as permitted by this Section 10.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions reasonably requested by the Borrower and deemed appropriate by the Administrative Agent and the Collateral Agent in order to effect the foregoing.

10.03    Dividends.

         The Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

                  (i) any Subsidiary of the Borrower may pay cash and non-cash Dividends to the Borrower or any Wholly Owned Subsidiary of the Borrower or, provided that no Material Default or Event of Default shall have occurred and be continuing, to any other equity holders of such Subsidiary on a pro rata basis with any such Dividends to be paid to the Borrower and any other Subsidiaries of the Borrower having equity interests in such Dividend paying Subsidiary;

                  (ii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may repurchase or redeem outstanding shares of its common stock or other equity interests (or options to purchase such common stock or other equity interests) owned by employees, officers or directors of the Borrower or any Subsidiary pursuant to any management equity subscription agreement or stock option agreement as in effect on the Closing Date, provided that the aggregate amount of all Dividends paid pursuant to this clause (ii) in any fiscal year shall not exceed $2,000,000;

                  (iii) the Borrower may pay regularly accruing Dividends with respect to the Borrower Preferred Stock through the issuance of additional shares of Borrower Preferred Stock (but not in cash or other property) in accordance with the terms thereof;

                  (iv) the Borrower may cancel all or a portion of the principal amount of notes delivered to the Borrower by employees, officers or directors in connection with the vesting of interests or repurchase of interests pursuant to any Equity Plan;

                  (v) the Borrower and its Subsidiaries may repurchase or redeem equity interests of Subsidiaries sold or issued in connection with the Hospital Investment Program, provided, that no Material Default or Event of Default shall have occurred and be continuing at the time of such repurchase or redemption; and

                  (vi) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may pay Dividends in an amount not to exceed the Permitted Expenditure Amount determined on the date of the payment thereof.

10.04    Indebtedness.

         The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

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

                  (i) Indebtedness incurred or existing pursuant to this Agreement and the other Credit Documents;

                  (ii) unsecured Indebtedness of the Borrower and the Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Notes Documents in an aggregate principal amount for all Indebtedness at any time outstanding pursuant to this clause (ii) not to exceed $230,000,000;

                  (iii) Existing Indebtedness to the extent actually outstanding on the Closing Date and as the same is listed on Schedule 8.22, but no refinancings or renewals thereof other than as permitted by clause
         (xvi) below;

                  (iv) Indebtedness under Interest Rate Protection Agreements which may be entered into from time to time by the Borrower and which the Borrower in good faith believes will provide protection against fluctuations in interest rates with respect to outstanding floating rate Indebtedness then outstanding, and permitted to be outstanding, pursuant to the other provisions of this Section 10.04;

                  (v) Indebtedness under Other Hedging Agreements entered into in the ordinary course of business and so long as any such Other Hedging Agreement is not speculative in nature and is (x) related to income derived from foreign operations of the Borrower or any Subsidiary or otherwise related to purchases permitted hereunder from foreign suppliers or (y) entered into to protect the Borrower and its Subsidiaries against fluctuation in the price of raw materials used in the business;

                  (vi) Capitalized Lease Obligations (including Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions), Indebtedness under Synthetic Leases and Indebtedness of the Borrower and its Subsidiaries representing purchase money Indebtedness secured by Liens permitted pursuant to Section 10.01(vii), provided that the sum of (without duplication) (v) the aggregate amount of Capitalized Lease Obligations (including Capitalized Lease Obligations arising from Permitted Sale-Leaseback Transactions) of the Borrower and its Subsidiaries incurred on and after the Closing Date and outstanding at any time plus (w) the aggregate outstanding principal amount of obligations of the Borrower and its Subsidiaries under Synthetic Leases plus (x) the aggregate principal amount of Permitted Refinancing Indebtedness incurred in respect of Indebtedness incurred pursuant to this clause (vi) or Section 10.04(xii) and outstanding at any time plus
         (y) the aggregate principal amount of all such purchase money Indebtedness incurred on and after the Closing Date and outstanding at any time plus (z) Permitted Acquired Debt assumed on and after the Closing Date and outstanding at any time, shall not exceed the sum of
         (A) $50,000,000 plus (B) the Permitted Expenditure Amount;

                  (vii) intercompany Indebtedness of the Borrower and its Subsidiaries outstanding to the extent permitted by Section 10.05(v);

                  (viii) Indebtedness under performance bonds, letter of credit obligations to provide security for worker's compensation claims, Health Choice medical claims liability and bank overdrafts, in each case incurred in the ordinary course of business, provided that any obligations arising in connection with such bank overdraft Indebtedness is extinguished within five Business Days;

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

                  (ix) Indebtedness of the Borrower and its Subsidiaries which may be deemed to exist pursuant to their respective obligations to pay Dividends permitted by Section 10.03 after same have been declared;

                  (x) Indebtedness consisting of loans by third Persons to officers and employees of the Borrower and its Subsidiaries guaranteed by the Borrower in an aggregate principal amount not to exceed $500,000 outstanding at any time;

                  (xi) Indebtedness of the Borrower or any of its Subsidiaries which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments and similar obligations in connection with acquisitions or sales of assets including equity interests and/or businesses effected in accordance with the requirements of this Agreement (so long as any such obligations are those of the Person making the respective acquisition or sale, and are not guaranteed by any other Person other than the Borrower);

                  (xii) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed by the Borrower or any Domestic Subsidiary pursuant to a Permitted Acquisition as a result of a merger or consolidation or the acquisition of an asset securing such Indebtedness) (the "Permitted Acquired Debt"), so long as (w) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (x) if such Indebtedness is secured, such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (xii) and (y) the sum of
         (1) the aggregate amount of all Capitalized Lease Obligations and purchase money Indebtedness incurred on and after the Closing Date pursuant to Section 10.04(vi) and outstanding at any time, (2) the aggregate amount of obligations under Synthetic Leases outstanding at any time incurred pursuant to Section 10.04(vi), (3) the aggregate amount of all Permitted Refinancing Indebtedness incurred in respect of Indebtedness incurred pursuant to this clause (xii) or Section 10.04(vi) and outstanding at any time and (4) the aggregate amount of all Permitted Acquired Debt assumed on and after the Closing Date and outstanding at any time, shall not exceed (A) $50,000,000 plus (B) the Permitted Expenditure Amount;

                  (xiii) guarantees by the Borrower of Indebtedness of Domestic Subsidiaries so long as such Indebtedness is otherwise permitted hereunder;

                  (xiv) Indebtedness with respect to completion guarantees, performance bonds, surety bonds or customs bonds required in the ordinary course of business in an aggregate principal amount not to exceed $15,000,000 at any time outstanding;

                  (xv) Permitted Subordinated Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of any incurrence thereof and immediately after giving effect thereto;

                  (xvi) Permitted Refinancing Indebtedness, so long as no Default or Event of Default is in existence at the time of the incurrence of such Permitted Refinancing Indebtedness and immediately after giving effect thereto; and

                  (xvii) additional unsecured Indebtedness of the Borrower and its Subsidiaries not otherwise permitted pursuant to this Section 10.04, so long as the aggregate principal amount of all Indebtedness incurred pursuant to this clause (xvii) does not exceed at any time outstanding the sum of (x) $5,000,000 plus (y) the Permitted Expenditure Amount.

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

10.05    Advances, Investments and Loans.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person or hold any cash or Cash Equivalents, (each of the foregoing an "Investment" and, collectively, "Investments") except that the following shall be permitted:

                  (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables and other customary trade credit owing to any of them if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

                  (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

                  (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

                  (iv) the Borrower may enter into Interest Rate Protection Agreements and Other Hedging Agreements to the extent permitted in
         Section 10.04(iv) and Section 10.04(v) respectively;

                  (v) any Subsidiary may make intercompany loans to the Borrower or any Subsidiary (other than an Excluded Subsidiary) and the Borrower may make intercompany loans and advances to any Subsidiary (other than an Excluded Subsidiary), provided that (x) any promissory notes evidencing such intercompany loans made by the Borrower or any Domestic Subsidiary shall be pledged (and delivered) by the Borrower or the respective Domestic Subsidiary that is the lender of such intercompany loan as Collateral pursuant to the Pledge Agreement, (y) neither the Borrower nor any Domestic Subsidiaries of the Borrower may make loans to any Foreign Subsidiaries of the Borrower pursuant to this clause (v) and (z) any loans made by any Foreign Subsidiaries to the Borrower or any of its Domestic Subsidiaries pursuant to this clause (v) shall be subordinated to the Obligations pursuant to subordination provisions in substantially the form of Exhibit 10.05 hereto;

                  (vi) the Borrower and it Subsidiaries may sell or transfer assets to the extent permitted by Section 10.02;

                  (vii) the Borrower may establish Subsidiaries to the extent permitted by Section 10.14;

                  (viii) the Borrower and its Subsidiaries may acquire and own Investments (including debt obligations and equity securities) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (ix) the Borrower and any of its Domestic Subsidiaries may make Permitted Acquisitions in accordance with the relevant requirements of Section 9.12 and the component definitions as used therein;

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

                  (x) the Borrower may make Investments in any of its Domestic Subsidiaries (other than an Excluded Subsidiary), or any Subsidiary of the Borrower may make Investments in the Borrower or any of its Domestic Subsidiaries (other than an Excluded Subsidiary);

                  (xi) Investments as listed on Schedule 10.05 existing on the Closing Date shall be permitted to the extent actually outstanding on the Closing Date;

                  (xii) Investments made by the Borrower or any of its Subsidiaries consisting of Investments received in connection with any disposition permitted by Section 10.02;

                  (xiii) Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

                  (xiv) Investments in Indebtedness issued by management of the Borrower to purchase Borrower Common Stock pursuant to the Borrower's restricted stock plan so long as the full amount of the proceeds of such Indebtedness is contemporaneously paid to the Borrower as consideration for such Borrower Common Stock; and

                  (xv) so long as no Default or Event of Default exists or would exist immediately after giving effect to the respective Investment, the Borrower and its Domestic Subsidiaries shall be permitted to make Investments in any Joint Venture (including Unrestricted Subsidiaries) on any date in an amount not to exceed the Available J.V. Basket Amount on such date (after giving effect to all prior and contemporaneous adjustments thereto, except as a result of such Investment), it being understood and agreed that to the extent the Borrower or one or more other Credit Parties (after the respective Investment has been made) receives a cash return from the respective Joint Venture of amounts previously invested pursuant to this clause (xv) (which cash return may be made by way of repayment of principal in the case of loans and cash equity returns (whether as a distribution, dividend or redemption) in the case of equity investments) or a return in the form of an asset distribution from the respective Joint Venture of any asset previously contributed pursuant to this clause (xv), then the amount of such cash return of investment or the fair market value of such distributed asset (as determined in good faith by senior management of the Borrower), as the case may be, shall, upon the Administrative Agent's receipt of a certification of the amount of the return of investment from an Authorized Officer, apply to increase the Available J.V. Basket Amount, provided that the aggregate amount of increases to the Available J.V. Basket Amount described above in respect of any Joint Venture shall not exceed the amount previously invested pursuant to this clause (xv) in such Joint Venture.

10.06    Transactions with Affiliates.

         The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

                  (i) Dividends may be paid to the extent provided in Section 10.03;

                  (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 10.02, 10.04 and 10.05;

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

                  (iii) so long as no Default or Event of Default is then in existence or would result therefrom, the payment, on a quarterly basis, of management fees to JLL or an Affiliate of JLL in an aggregate amount not to exceed $1,000,000 in any fiscal year of the Borrower, provided that if during any fiscal quarter of the Borrower, a Default or Event of Default is in existence and such management fees cannot be paid as provided above, such fees shall continue to accrue and may be paid at such time as all Defaults and Events of Default have been cured or waived and so long as no Default or Event of Default will exist immediately after giving effect to the payment thereof;

                  (iv) customary fees to non-officer directors of the Borrower and its Subsidiaries;

                  (v) the Borrower may pay directly, or reimburse JLL, JLL Hospital, JLL Healthcare and the other Investors for, reasonable out-of-pocket expenses incurred for business purposes of the Borrower and its Subsidiaries;

                  (vi) the Borrower and its Subsidiaries may make payments under the Tax Sharing Agreement;

                  (vii) the Borrower or any Subsidiary may enter into employment agreements in the ordinary course of business in good faith;

                  (viii) the Borrower may enter into Equity Plans and transactions contemplated thereby; and

                  (ix) the Borrower or any Subsidiary may enter into transactions listed on Schedule 10.06 hereto.

10.07    Capital Expenditures.

         (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures in excess of $80,000,000 in any fiscal year plus any unused amount available from the immediately preceding fiscal year (excluding any carry forward from any prior fiscal year); provided that, so long as (i) the Consolidated Leverage Ratio is less than 3.0:1.0 on a Pro Forma Basis after giving effect to such Capital Expenditure and (ii) no Default or Event of Default exists or would be caused thereby, the Borrower and its Subsidiaries may make unlimited Capital Expenditures.

         (b) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)):

                  (i) with Net Asset Sale Proceeds (including Syndication Proceeds) to the extent such Net Asset Sale Proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(e) and such proceeds are reinvested as required by said Section;

                  (ii) consisting of the reinvestment of Net
         Insurance/Condemnation Proceeds not required to be applied to prepay Term Loans pursuant to Section 4.02(f);

                  (iii) constituting Permitted Acquisitions effected in accordance with the requirements of Section 9.12 and the component definitions as used therein; and

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

                  (iv) from the Permitted Expenditure Amount.

10.08    Consolidated Interest Coverage Ratio.

         As of the end of each fiscal quarter, the Borrower will not permit the Consolidated Interest Coverage Ratio for the Test Period ended on the last day of such fiscal quarter to be less than the ratio set forth opposite such fiscal quarter below:

                Fiscal Quarter Ended                            Ratio
                --------------------                            -----
                   March 31, 2003                              2.00:1.0
                   June 30, 2003                               2.00:1.0
                 September 30, 2003                            2.15:1.0
                 December 31, 2003                             2.15:1.0
                   March 31, 2004                              2.15:1.0
                   June 30, 2004                               2.15:1.0
                 September 30, 2004                            2.35:1.0
                 December 31, 2004                             2.35:1.0
                   March 31, 2005                              2.50:1.0
                   June 30, 2005                               2.50:1.0
                 September 30, 2005                            2.75:1.0
                 December 31, 2005                             2.75:1.0
                   March 31, 2006                              2.75:1.0
                   June 30, 2006                               2.75:1.0
                 September 30, 2006                            3.00:1.0
                 December 31, 2006                             3.00:1.0
                   March 31, 2007                              3.00:1.0
                   June 30, 2007                               3.00:1.0
                 September 30, 2007                            3.25:1.0
                 December 31, 2007                             3.25:1.0
                   March 31, 2008                              3.25:1.0
                   June 30, 2008                               3.25:1.0
         September 30, 2008 and thereafter                     3.50:1.0

         Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 10.08 shall be made on a Pro Forma Basis.

10.09    Maximum Consolidated Leverage Ratio.

         As of the end of each fiscal quarter, the Borrower will not permit the Consolidated Leverage Ratio for the Test Period ended on the last day of such fiscal quarter to be greater than the ratio set forth opposite such fiscal quarter below:

                 Fiscal Quarter Ended                           Ratio
                 --------------------                           -----
                    March 31, 2003                             5.00:1.0
                    June 30, 2003                              5.00:1.0
                  September 30, 2003                           4.50:1.0
                  December 31, 2003                            4.50:1.0
                    March 31, 2004                             4.50:1.0
                    June 30, 2004                              4.50:1.0
                  September 30, 2004                           4.00:1.0
                  December 31, 2004                            4.00:1.0

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

                    March 31, 2005                             4.00:1.0
                    June 30, 2005                              4.00:1.0
          September 30, 2005 and thereafter                    3.50:1.0

         Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 10.09 shall be made on a Pro Forma Basis.

10.10    Maximum Consolidated Senior Leverage Ratio.

         As of the end of each fiscal quarter, the Borrower will not permit the Consolidated Senior Leverage Ratio for the Test Period ended on the last day of such fiscal quarter to be greater than the ratio set forth opposite such fiscal quarter below:

                  Fiscal Quarter Ended                           Ratio
                  --------------------                           -----
                     March 31, 2003                            3.50:1.0
                     June 30, 2003                             3.40:1.0
                   September 30, 2003                          3.25:1.0
                   December 31, 2003                           3.25:1.0
                     March 31, 2004                            3.25:1.0
                     June 30, 2004                             3.25:1.0
                   September 30, 2004                          3.00:1.0
                   December 31, 2004                           3.00:1.0
                     March 31, 2005                            3.00:1.0
                     June 30, 2005                             3.00:1.0
           September 30, 2005 and thereafter                   2.75:1.0

         Notwithstanding anything to the contrary contained in this Agreement, all calculations of compliance with this Section 10.10 shall be made on a Pro Forma Basis.

10.11 Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc.

         The Borrower will not, and will not permit any of its Subsidiaries to,
(i) amend or modify, or permit the amendment or modification of, any provision of any Borrower Preferred Stock Document or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto, (ii) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note, Permitted Subordinated Refinancing Indebtedness or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating thereto or make any payment consistent with an amendment thereof or change thereto, if the effect of such amendment or change is to increase the interest rate on the Senior Subordinated Notes or the Permitted Subordinated Refinancing Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default with respect thereto (other than to eliminate any such event of default or increase any grace period related thereto), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions of such Senior Subordinated Notes or Permitted Subordinated Refinancing Indebtedness, as the case may be (or of any guaranty thereof), or change any collateral therefor (other than to release such collateral), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of such Senior Subordinated Notes or Permitted Subordinated Refinancing Indebtedness, as the case may be (or a trustee or other representative on their behalf), which would reasonably be expected to be materially adverse to any Credit Party or Lenders, (iii) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto monies or securities before due for the purpose of paying when due) or exchange of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of any Senior Subordinated Note, Permitted Subordinated Refinancing Indebtedness or Borrower Preferred Stock; provided that (x) the Borrower may exchange the Senior Subordinated Notes for Exchange Senior Subordinated Notes issued as contemplated in the definition of Senior Subordinated Notes and consistent with the requirements of the definition of Exchange Senior Subordinated Notes, (y) provided that no Default or Event of Default has occurred and is continuing, any Senior Subordinated Notes or Permitted Subordinated Refinancing Indebtedness may be refinanced with Permitted Subordinated Refinancing Indebtedness, and (z) the Borrower may, in any event, make such voluntary or optional payments or prepayments thereon or redemption or acquisition for value or exchange thereof, so long as the Consolidated Leverage Ratio is less than 3.0:1.0 after giving effect thereto on a Pro Forma Basis and no Default or Event of Default has occurred and is continuing, (iv) amend or modify, or permit the amendment or modification of any Tax Sharing Agreement, except for amendments or modifications which are not in any way materially adverse to the interests of the Lenders and do not involve the payment by the Borrower or any of its Subsidiaries of any amounts which could give rise to a violation of this Agreement or result in the Borrower or any of its Subsidiaries incurring any material additional liability or monetary obligations not permitted under this Agreement, provided, that the Tax Sharing Agreement may be terminated at any time or (v) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock (or equivalent interests) (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (v) or any such new agreements pursuant to this clause (v) which do not in any way materially adversely affect the interests of the Lenders or which may be required to issue new capital stock permitted to be issued pursuant to Section 10.13.

10.12    Limitation on Certain Restrictions on Subsidiaries.

         The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or a Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any of the Borrower's Subsidiaries or (c) transfer any of its properties or assets to the Borrower or any of the Borrower's Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law (including regulatory requirements), (ii) this Agreement and the other Credit Documents,
(iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower,
(iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business, (v) the Senior Subordinated Notes Documents and the documentation for Permitted Subordinated Refinancing Indebtedness and (vi) customary provisions restricting the transfer of assets subject to Liens permitted under Section 10.01(iii), (vii), (xiv), (xvi) and (xvii), and any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition.

10.13    Limitation on Issuance of Capital Stock.

         (a) The Borrower will not, and will not permit any of its Subsidiaries to issue any Disqualified Stock (other than (i) the issuance of shares of Borrower Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of Borrower Preferred Stock and (ii) the issuance of preferred stock by a Subsidiary of the Borrower to the Borrower or a Wholly Owned Subsidiary).

         (b) The Borrower will not issue any capital stock unless such capital stock (other than capital stock issued to the public in a registered public offering) is delivered to the Collateral Agent for pledge pursuant to the Hypothecation Agreement and the relevant shareholder executes and delivers a counterpart of the Hypothecation Agreement.

         (c) The Borrower will not sell any capital stock of a Subsidiary or permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) in the case of Foreign Subsidiaries of the Borrower, to qualify directors to the extent required by applicable law, (iv) Subsidiaries of the Borrower formed after the Closing Date pursuant to Section 10.14 may issue capital stock to the Borrower or the respective Subsidiary of the Borrower which is to own such stock in accordance with the requirements of Section 9.11 and,
(v) the Borrower may permit its Subsidiaries to issue capital stock, and may sell capital stock of subsidiaries in accordance with the Hospital Investment Program so long as the requirements of the definition thereof are satisfied and
(vi) the Borrower may sell 100% of its interests in the capital stock of a Subsidiary pursuant to the provisions of Section 10.02(vii). All capital stock issued in accordance with this Section 10.13(c) shall, to the extent required by the Pledge Agreement or the definition of Hospital Investment Program, as the case may be, be delivered to the Collateral Agent for pledge pursuant to the Pledge Agreement or a hypothecation agreement reasonably satisfactory in form and substance to the Administrative Agent.

10.14    Limitation on Creation of Subsidiaries and Joint Ventures.

         (a) The Borrower shall not establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Lenders; provided that the Borrower may establish or create one or more Wholly Owned Subsidiaries of the Borrower without such consent so long as (i) 100% of the capital stock of any new Domestic Subsidiary (or all capital stock of any new Foreign Subsidiary which is owned by any Credit Party, except that, subject to the provisions of
Section 9.12, not more than 65% of the voting stock of any such Foreign Subsidiary shall be required to be so pledged) is upon the creation, establishment or acquisition of any such new Subsidiary pledged and delivered to the Collateral Agent for the benefit of the Secured Creditors under the Pledge Agreement and (ii) upon the creation or establishment of any such new Domestic Subsidiary (other than an Immaterial Subsidiary), such Domestic Subsidiary executes the Additional Security Documents and guaranty required to be executed by it in accordance with Section 9.11.

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Joint Venture except to the extent permitted by Section 10.05(xv) or Section 10.05(x).

10.15    Business.

         The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly in any lines of business other than a Permitted Business.

10.16    Designated Senior Debt.

         The Borrower will not, and will not permit any of its Subsidiaries to
(i) designate any Indebtedness (other than the Obligations) as "Designated Senior Debt" for purposes of, and as defined in, the Senior Subordinated Notes Indenture or (ii) designate any documents with respect to any Indebtedness (other than this Agreement) as the "Credit Agreement" as defined in the Senior Subordinated Notes Indenture for purposes of the receipt of notices by the Administrative Agent, and delivery of blockage notices pursuant to the subordination provisions of the Senior Subordinated Notes Documents.

10.17 Changes To Legal Names; Organizational Identification Numbers, Jurisdiction or Type of Organization.

         No Credit Party shall change, or permit any change to, its legal name until (i) it shall have given to the Administrative Agent and the Collateral Agent not less then 30 days (or such shorter period approved by the Administrative Agent) prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Administrative Agent or Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the date hereof and later obtains one, or if there is any change in the organizational identification number of any Credit Party, the Borrower or such Credit Party shall promptly notify the Administrative Agent and the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent and the Collateral Agent to the extent necessary to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect. Furthermore, no Credit Party shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 30 days (or such shorter period approved by the Administrative Agent) prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Administrative Agent or the Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. If at any time Schedule 8.24 hereto is not true and correct (as of the date in question, which may be after the Closing Date), whether because of changes thereto or as a result of the creation or acquisition of additional Credit Parties, the Borrower shall promptly furnish to the Administrative Agent and the Collateral Agent a true and correct updated Schedule 8.24, which shall contain the updated information required therein with respect to each Credit Party as of the date of any change thereto.

                                   SECTION 11.

                               Events of Default.

11.01    Events of Default.

         An Event of Default shall exist upon the occurrence of any of the following specified events (each, an "Event of Default"):

                  (a) Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.11 (within the time periods specified in Section 9.11(h)) or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or any of the Lenders; or

                  (d)      Default Under Other Agreements.

                           (i) The Borrower or any of its Subsidiaries shall (A)
                  default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or

                           (ii) any Indebtedness (other than the Obligations) of
                  the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 11.01(d) unless the aggregate principal amount of all Indebtedness as described in preceding clauses (d)(i) and (d)(ii) is at least $3,500,000; or

                  (e) Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its respective Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  (f)      ERISA.

                           (i) Any Plan shall fail to satisfy the minimum
                  funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
                  Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
                  (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or Multiemployer Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
                  401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower, or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Multiemployer Plans, a "default," within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Multiemployer Plan, any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan or Multiemployer Plan;

                           (ii) there shall result from any such event or events
                  the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and

                           (iii) such lien, security interest or liability,
                  individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or would reasonably be expected to have, a Material Adverse Effect; or

                  (g) Security Documents. (i) At any time after the execution and delivery thereof any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent (unless caused by the action or inaction of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01), and subject to no other Liens (except as permitted by Section 10.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period (if any) specifically applicable thereto pursuant to the terms of such Security Document, or (ii) any other Credit Document shall fail to be in full force and effect; or

                  (h) Guaranties. The guaranty given by any Guarantor hereunder (including any Person after the Closing Date in accordance with Section
         9.11 or 9.13) or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor (except in the case such Guarantor is no longer a Subsidiary by virtue of a liquidation, sale, merger or consolidation permitted by Section 10.02), or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any guaranty; or

                  (i) Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments, to the extent not covered by insurance or indemnity arrangements provided by a reputable and creditworthy insurance company or other Person, exceeds $3,500,000; or

                  (j) Change of Control. A Change of Control Event shall occur; or

                  (k) Inability to Pay Debts; Attachment. (i) The Borrower or any Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within thirty days after its issue or levy.

11.02    Acceleration; Remedies.

         Upon the occurrence of an Event of Default, or at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may, and upon the written request of the Required Lenders shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 11.01(e) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit that may be terminated in accordance with its terms; (iv) direct the Borrower (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 11.01(e) with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents.

                                   SECTION 12.

                        Definitions and Accounting Terms.

12.01    Defined Terms.

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquisition" shall mean the purchase or other acquisition by the Borrower or any Subsidiary of assets constituting a business, division or product line of any Person or of the capital stock or other equity interests of any Person.

         "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to
Section 9.11 and/or Section 9.13.

         "Additional Mortgage" shall have the meaning provided in Section
9.11(a).

         "Additional Mortgaged Property" shall have the meaning provided in
Section 9.11(a).

         "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 9.11 or 9.13 with respect to Additional Collateral.

         "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period and without giving effect to any extraordinary gains or losses from sales of assets plus, without duplication,
(i) the sum of the amount of all non-cash charges (including, without limitation, depreciation, amortization, depletion, deferred tax expense and non-cash interest expense) and non-cash losses which were included in arriving at Consolidated Net Income for such period less (ii) all non-cash gains included in arriving at Consolidated Net Income for such period.

         "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

         "Adjusted Percentage" shall mean (x) at a time when no Lender Default exists, for each Lender, such Lender's Percentage and (y) at a time when a Lender Default exists (i) for each Lender that is a Defaulting Lender, zero and
(ii) for each Lender that is a Non-Defaulting Lender, the percentage determined by dividing such Lender's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Lender's Adjusted Percentage shall change upon the occurrence of a Lender Default from that in effect immediately prior to such Lender Default if after giving effect to such Lender Default, and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Lender Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Lender Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Lenders plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Lender's Adjusted Percentage is changed pursuant to the preceding clause (B) and
(ii) any repayment of such Lender's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Lender Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Lender's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Lender plus such Lender's new Adjusted Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Lender's Revolving Loan Commitment at such time.

         "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Lenders.

         "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor thereto.

         "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 10.06 only, all directors, officers and partners of such Person) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 10.06, an Affiliate of the Borrower shall include any Person that directly or indirectly owns more than 10% of any class of the capital stock of the Borrower and any officer or director of the Borrower or any of its Subsidiaries. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agents" shall mean the Co-Syndication Agents, the Administrative Agent and the Collateral Agent.

         "Agent-Related Persons" means the Administrative Agent, together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, Banc of America Securities, LLC as Joint Lead Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

         "Applicable Excess Cash Flow Percentage" shall mean, with respect to any Excess Cash Payment Date, 50%; provided that so long as no Default or Event of Default is then in existence, if on the last day of the relevant Excess Cash Payment Period, the Consolidated Senior Leverage Ratio for (and as calculated on the last day of ) the Test Period then ended is less than or equal to 2.0:1.0, then the Applicable Excess Cash Flow Percentage shall instead be 0%.

         "Applicable Margin" shall mean a percentage per annum equal to (i) in the case of Incremental Term Loans, to be determined on or prior to the applicable Incremental Term Loan Borrowing Date and to be set forth in the applicable Incremental Term Loan Commitment Agreement, and (ii) in the case of Tranche B Term Loans, Revolving Loans and the Commitment Commission, from and after each day of delivery of any certificate delivered in accordance with the first sentence of the following paragraph (each, a "Start Date") to and including the applicable End Date described below, the Applicable Margin shall be that set forth below opposite the Consolidated Leverage Ratio indicated to have been achieved in any certificate delivered in accordance with the following sentence:

                                                                    Applicable Margins
                                       -------------------------------------------------------------------------
                                                     Eurodollar
                                       Base Rate       Rate        Base Rate     Eurodollar Rate
Pricing            Consolidated        Revolving     Revolving     Tranche B     Tranche B Term       Commitment
 Level            Leverage Ratio         Loans         Loans       Term Loans         Loans            Commission
---------    -----------------------   ---------    -----------   -----------    ---------------      ----------
     I              < 3.5:1.0            1.75%         2.75%         3.00%            4.00%              0.50%
                    -
     II      < 4.0:1.0 and > 3.5:1.0     2.25%         3.25%         3.25%            4.25%              0.50%
             -
    III             > 4.0:1.0            2.50%         3.50%         3.25%            4.25%              0.50%

         Notwithstanding anything to the contrary contained in this definition, if at any time the Applicable Margin for any Incremental Term Loan is greater than the Applicable Margin for the Tranche B Term Loans, the Applicable Margin for the Tranche B Term Loans shall be automatically adjusted to be equal to the Applicable Margin for such Incremental Term Loan. The Consolidated Leverage Ratio shall be determined based on the delivery of a certificate of the Borrower by an Authorized Officer of the Borrower to the Administrative Agent (with a copy to be sent by the Administrative Agent to each Lender), within 45 days (or, in the case of the last quarter of any fiscal year, 90 days) of the last day of any fiscal quarter of Borrower, which certificate shall set forth the calculation of the Consolidated Leverage Ratio as at the last day of the Test Period ended immediately prior to the relevant Start Date and the Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentences); provided that from the Closing Date until the delivery of the first such certificate the Consolidated Leverage Ratio shall be deemed to be greater than 4.0:1.0; provided further at the time of the consummation of any Permitted Acquisition, an Authorized Officer of the Borrower shall deliver to the Administrative Agent a certificate setting forth the calculation of the Consolidated Leverage Ratio on a Pro Forma Basis as of the last day of the last Calculation Period ended prior to the date on which such Permitted Acquisition is consummated for which financial statements have been made available (or were required to be made available) pursuant to Section 9.01(a) or (b), as the case may be, and the date of such consummation shall be deemed to be a Start Date and the

Applicable Margins which shall be thereafter applicable (until same are changed or cease to apply in accordance with the following sentence) shall be based upon the Consolidated Leverage Ratio as so calculated. The Applicable Margins so determined shall apply, except as set forth in the succeeding sentence, from the Start Date to the earliest of (x) the date on which the next certificate is delivered to the Administrative Agent, (y) the date on which the next Permitted Acquisition is consummated or (z) the date which is 45 days (or, in the case of the last quarter of any fiscal year, 90 days) days following the last day of the Test Period in which the previous Start Date occurred (such earliest date, the "End Date"), at which time, if no certificate has been delivered to the Administrative Agent indicating an entitlement to new Applicable Margins (and thus commencing a new Start Date), the Applicable Margins for Tranche B Term Loans, Revolving Loans and the Commitment Commission shall be those set forth at Pricing Level III until such certificate shall have been delivered. Notwithstanding anything to the contrary contained above in this definition, (a) the Applicable Margins for Revolving Loans and the Commitment Commission shall be those set forth at Pricing Level III at all times during which there shall exist any Default or Event of Default and (b) the Applicable Margin for Tranche B Term Loans shall be the greater of (i) those set forth at Pricing Level III and (ii) the Applicable Margin of the Incremental Term Loan with the greatest Applicable Margin at all times during which there shall exist any Default or Event of Default.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Asset Sale" shall mean the sale by the Borrower or any of its Subsidiaries to any Person other than the Borrower or any of its Subsidiaries of
(i) any of the stock of any of the Borrower's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Borrower or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of the Borrower or any of its Subsidiaries (other than any such other assets to the extent that the aggregate fair market value of such assets (at the time of sale thereof) sold in any single transaction or related series of transactions is equal to $1,000,000 or less); provided, however, that (x) Asset Sales shall not include (1) any sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (2) the leasing (pursuant to operating leases in the ordinary course of business) or licensing of real or personal property, including intellectual property, (3) disposals of obsolete, uneconomical, negligible, worn out or surplus property in the ordinary course of business, (4) the sale or other disposition of inventory or other assets in the ordinary course of business, (5) the sale or other disposition of Cash Equivalents, and (6) the sale and leaseback of an asset within 180 days after the acquisition of such asset by the Borrower or any of its Subsidiaries and (y) Asset Sales shall in any event include sales of assets pursuant to a Permitted Sale-Leaseback Transaction and sales and issuances of Subsidiary stock (other than to the Borrower or a Subsidiary) including, without limitation, sales and issuances in connection with the Hospital Investment Program.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit 14.04 (appropriately completed).

         "Authorized Officer" shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion, Letter of Credit Requests and similar notices, and delivering financial information and officer's certificates pursuant to this Agreement, the chief operating officer, any treasurer, secretary, assistant secretary or other financial officer of the Borrower and
(ii) any other matter in connection with this Agreement or any other Credit Document, any Chief Executive Officer, Chief Financial Officer, President, Vice President, Treasurer, Secretary, Assistant Secretary, General Partner or Manager of a Credit Party in each case to the extent reasonably acceptable to the Administrative Agent.

         "Available J.V. Basket Amount" shall mean, on any date of determination, an amount equal to the sum (without duplication) of (i) $20,000,000 minus (ii) the aggregate amount of Investments made (including for such purpose the fair market value of any assets contributed to any Joint Venture (as determined in good faith by senior management of the Borrower), net of Indebtedness assigned to, and assumed by, the respective Joint Venture in connection therewith) pursuant to Section 10.05(xv) after the Closing Date, minus (iii) the aggregate amount of Indebtedness or other obligations (whether absolute, accrued, contingent or otherwise and whether or not due) of any Joint Venture for which the Borrower or any of its Subsidiaries (other than the respective Joint Venture) is liable on such date of determination, minus (iv) all payments made by the Borrower or any of its Subsidiaries (other than the respective Joint Venture) in respect of Indebtedness or other obligations of the respective Joint Venture (including, without limitation, payments in respect of obligations described in preceding clause (iii) after the Closing Date minus (v) that portion of the Maximum Permitted Consideration in respect of any Permitted Acquisition that is attributable to the acquisition of a Joint Venture pursuant to such Permitted Acquisition, plus (vi) the amount of any increase to the Available J.V. Basket Amount made after the Closing Date in accordance with the provisions of Section 10.05(xv).

         "Bank of America" shall mean Bank of America, N.A.

         "Bankruptcy Code" shall have the meaning provided in Section 11.01(e).

         "Base Rate" shall mean for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Beneficial Owner" shall have the meaning provided in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

         "Borrower" shall mean IASIS Healthcare Corporation, and shall include any successor thereto.

         "Borrower Common Stock" shall have the meaning provided in Section
8.14.

         "Borrower Preferred Stock" shall mean the pay-in-kind Preferred Stock of the Borrower, $.01 par value per share, issued by the Borrower pursuant to the Borrower Preferred Stock Documents.

         "Borrower Preferred Stock Documents" shall mean the documents executed and delivered with respect to the Borrower Preferred Stock.

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         "Borrowing" shall mean the borrowing of one Type of Loan of a single
Tranche from all the Lenders (other than any Lender which has not funded its share of a Borrowing in accordance with this Agreement) having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(a)(ii) shall be considered part of the related Borrowing of Eurodollar Loans. It is understood that there may be more than one Borrowing outstanding pursuant to a given Tranche.

         "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

         "Calculation Date" shall mean the date of the respective Permitted Acquisition, Permitted Sale-Leaseback Transaction, or other event, as the case may be, which gives rise to the requirement to calculate compliance with the financial covenants under this Agreement on a Pro Forma Basis.

         "Calculation Period" shall mean the Test Period (taken as one accounting period) most recently ended prior to a given Calculation Date.

         "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

         "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

         "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

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

         "Change of Control Event" shall mean, the occurrence of any of the following: (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Borrower or its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Principal or a Related Party; (ii) the adoption of a plan relating to the liquidation or dissolution of the Borrower; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than by number of shares; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower has been approved by the Principals or a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Borrower and (v) a "change of control" or similar event shall occur as provided in any Senior Subordinated Note Document or in any other Material Indebtedness.

         "Closing Date" shall have the meaning provided in Section 14.10.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to
Section 4.02 or 11 hereof and all Additional Collateral, if any.

         "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

         "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Revolving Loan Commitment, the Tranche B Term Loan Commitment or the Incremental Term Loan Commitment.

         "Commitment Commission" shall have the meaning provided in Section 3.01(a).

         "Consolidated Capital Expenditures" shall mean, for any period, the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such period.

         "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense (net of interest income) of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP, including that portion of Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries representing the interest factor for such period, and plus or minus, without duplication, amounts paid or received under Interest Rate Protection Agreements (with amounts paid under any interest rate cap being amortized over the life of such cap for purposes of this definition).

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

         "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of the Borrower and its Consolidated Subsidiaries.

         "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of the Borrower and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and of any other long term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

         "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income for such period, before Consolidated Cash Interest Expense, non-cash interest expense and provision for taxes based on income (in each case to the extent deducted in determining Consolidated Net Income) and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

         "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by (a) adding thereto, without duplication, the amount of all (i) amortization, (ii) depletion and depreciation, (iii) non-cash expenses and charges, (iv) operating losses incurred by Rocky Mountain, (v) losses associated with the sale or write-down of assets not in the ordinary course of business,
(vi) cash restructuring charges and costs, (vii) non-recurring charges and costs and (viii) Consolidated EBIT attributable to minority interests of a Subsidiary that is not a Wholly Owned Subsidiary and (b) deducting therefrom the amount of all non-cash credits that were added in arriving at Consolidated EBIT for such period.

         "Consolidated Indebtedness" shall mean, as at any date of determination, the positive sum of (a) the aggregate stated balance sheet amount of all Indebtedness (including in any event the then outstanding principal amount of all Loans and all Capitalized Lease Obligations but not including Letter of Credit Outstandings) of the Borrower and its Consolidated Subsidiaries on a consolidated basis as determined in accordance with GAAP minus (b) the amount of cash and Cash Equivalents held by the Borrower and its Consolidated Subsidiaries at such time and which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as part of the consolidated assets of the Borrower; provided that if Revolving Loans or Swingline Loans are outstanding at such time then the amount of cash and Cash Equivalents deducted pursuant to this clause (b) shall not exceed $25,000,000.

         "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Cash Interest Expense for such period.

         "Consolidated Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period then last ended.

         "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) the net income of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of any dividends or other distributions actually paid to the Borrower or any of its Wholly Owned Subsidiaries during such period, (ii) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Subsidiary and (iii) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary.

         "Consolidated Senior Leverage Ratio" shall mean, at any date of determination, the ratio of (i) the difference of Consolidated Indebtedness minus Subordinated Debt on such day, to (ii) Consolidated EBITDA for the Test Period last ended.

         "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with GAAP.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business and any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Co-Syndication Agents" shall mean the collective reference to Citicorp North America, Inc. and UBS AG, Stamford Branch, and shall include any successor thereto.

         "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, each Security Document and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 9.11 or Section 9.13.

         "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

         "Credit Party" shall mean the Borrower, each Guarantor and any other Person that at any time becomes a guarantor hereunder.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

         "Direct Investors" shall mean JLL Healthcare and the other Persons described on Schedule 8.11(a) attached hereto.

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         "Disqualified Stock" shall mean any capital stock which, by its terms
(or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including a change of control event unless any rights of the holder in respect thereof are made subject to any applicable restrictions in the Borrower's debt documents), (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Tranche B Term Loan Maturity Date, or (ii) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any capital stock referred to in (i) above, in each case at any time prior to the first anniversary of the Tranche B Term Loan Maturity Date.

         "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or membership interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock, partnership interests or membership interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock, partnership interests or membership interests of such Person outstanding on or after the Closing Date (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock, partnership interests, or membership interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

         "Dollars" and the sign "$" shall each mean lawful money of the United States.

         "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized in the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

         "Drawing" shall have the meaning provided in Section 2.04(b).

         "Eligible Assets" shall have the meaning provided in Section 4.02(e).

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, each Issuing Bank and the Swingline Lender, and (ii) unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the any Credit Party or any of its Affiliates or Subsidiaries.

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued or any approval given under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment on account of Hazardous Materials.

         "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, legally binding and enforceable guideline, legally binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any legally binding and enforceable judicial or administrative order, consent decree or judgment, to the extent binding on the Borrower or any of its Subsidiaries, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.ss. 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et -- ---- -- seq.; the Clean Air Act, 42 U.S.C.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300(f) et seq.; the -- ---- -- ---- Oil Pollution Act of 1990, 33
U.S.C.ss. 2701 et seq.; the Emergency Planning and the Community Right-To-Know Act -- ---- of 1986, 42 U.S.C.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.ss. 5101 et seq.; and the -- ---- -- ---- Occupational Safety and Health Act, 29 U.S.C.ss. 651 et seq.; and any state and local or foreign counterparts or -- ---- equivalents, in each case as amended from time to time.

         "Equity Plan" shall mean any employment incentive plans, restricted stock plans, employee stock plans, employee stock option plans and similar plans and arrangements either (i) existing on the Closing Date (the "Existing Plans"),
(ii) on terms not materially more adverse to the interests of the Lenders than the Existing Plans or (iii) on terms reasonably satisfactory to the Administrative Agent.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "Eurodollar Loan" shall mean each Loan (excluding Swingline Loans) designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

         "Eurodollar Rate" shall mean, for any Interest Period with respect to any Eurodollar Loan:

                  (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

                  (b) if the rate referenced in the preceding clause (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

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

                  (c) if the rates referenced in the preceding clauses (a) and
         (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 4:00 p.m. (London time) two Business Days prior to the first day of such Interest Period.

         "Event of Default" shall have the meaning provided in Section 11.01.

         "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period, and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Section 10.07 (other than
(x) Capital Expenditures made pursuant to Section 10.07(b)(i), (ii), (iii) and
(iv) and (y) each such Capital Expenditure to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations), (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments with proceeds of asset sales and Net Insurance/Condemnation Proceeds and (2) payments with the proceeds of other Indebtedness or equity or equity contributions) (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment) during such period, (iii) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period and (iv) the aggregate amount of cash consideration paid to make Permitted Acquisitions during such period.

         "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending on September 30, 2003).

         "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Exchange Senior Subordinated Notes" shall mean Senior Subordinated Notes which are substantially identical securities to the Senior Subordinated Notes issued on or prior to the Closing Date, which Exchange Senior Subordinated Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Subordinated Notes and pursuant to the Senior Subordinated Notes Indenture. In no event will the issuance of any Exchange Senior Subordinated Notes increase the aggregate principal amount of Senior Subordinated Notes then outstanding or otherwise result in an increase in an interest rate applicable to the Senior Subordinated Notes.

         "Excluded Subsidiary" shall mean a Domestic Subsidiary which is not a Guarantor.

         "Existing Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

         "Existing Indebtedness" shall mean that certain Indebtedness existing on the Closing Date as listed on Schedule 8.22 hereto.

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

         "Expenditure Use Amounts" shall mean, as of any date of determination, the amount equal to the sum of (a) the principal amount of Indebtedness incurred by the Borrower and its Subsidiaries pursuant to Section 10.04(vi)(z)(B),
(xii)(y)(4)(B) and (xvii)(y), (b) the amount of all Dividends paid by the Borrower and its Subsidiaries pursuant to Section 10.03(vi), (c) all amounts utilized by the Borrower or any of its Subsidiaries to finance Capital Expenditures pursuant to Section 10.07(b)(iv), (d) all amounts utilized by the Borrower and its Subsidiaries to finance Permitted Acquisitions pursuant to
Section 9.12(a)(iv)(y) and (e) the Net Sale Proceeds of all Asset Sales made pursuant to Section 10.02(vii)(y)(B).

         "Facing Fee" shall have the meaning provided in Section 3.01(c).

         "Federal Funds Rate" shall mean, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

         "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

         "Foreign Lender" shall have the meaning provided in Section 4.04(b).

         "Foreign Lender Certificate" shall have the meaning provided in Section 4.04(b).

         "Foreign Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof, the United States Virgin Islands or Puerto Rico.

         "Foreign Wholly Owned Subsidiary" as to any Person, shall mean each Wholly Owned Subsidiary of such Person which is not a Domestic Subsidiary.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "GAAP" shall have the meaning provided in Section 14.07(a).

         "Guaranteed Obligations" shall mean, without duplication, (i) all of the obligations of the Borrower to the Lenders (including each Issuing Bank and the Swingline Lender), the Administrative Agent and the Collateral Agent, whenever arising, under this Agreement, the Notes, the Security Documents or any of the other Credit Documents (including any interest accruing after the occurrence of any event set forth in Section 11.01(e) with respect to any Credit Party, regardless of whether such interest is an allowed claim under the Bankruptcy Code) and (ii) all liabilities and obligations owing from any Credit Party to any Lender, or any Affiliate of a Lender, whenever arising, under any Interest Rate Protection Agreement or Other Hedging Agreement relating to the Obligations to the extent permitted hereunder.

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

         "Guarantor" shall mean each Subsidiary of the Borrower designated as a "Guarantor" on the signature pages hereto and each other Person that joins as a guarantor after the Closing Date pursuant to Section 9.11 or 9.13 (it being understood that upon its release from its obligations hereunder and the Security Documents pursuant to Section 14.18, Health Choice shall cease to be a Guarantor).

         "Guaranty" shall mean the guaranty provided in Section 5 hereof and any other guaranty delivered pursuant to Section 9.11 or 9.13.

         "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.

         "Health Choice" shall mean Health Choice Arizona, Inc., a Delaware corporation.

         "Hospital" shall mean a hospital, outpatient clinic, long-term care facility, medical office building or other facility, business or asset that is used or useful in or related to the provision of healthcare services.

         "Hospital Investment Program" shall mean, with respect to any Subsidiary of the Borrower substantially all of the assets of which consist of one or more Hospitals, an offering by such Subsidiary for the sale or issuance of equity interests in such Subsidiary to any Hospital Investment Program Participants, provided that (i) after giving effect to such sale or issuance with respect to any Subsidiary, the Borrower controls such Subsidiary and owns at least 65% of the economic interests of such Subsidiary, (ii) each such sale or issuance shall be for an amount at least equal to the fair market value thereof (as determined in good faith by the senior management of the Borrower),
(iii) each such sale results in consideration at least 75% of which shall be in the form of cash (for such purpose, taking into account the amount of cash, the principal amount of any promissory notes and the fair market value, as determined in good faith by the senior management of the Borrower, of any other consideration), (iv) the Net Sale Proceeds therefrom are either applied to repay Term Loans as provided in Section 4.02(e) or reinvested in Eligible Assets to the extent permitted by Section 4.02(e), (v) each Hospital Investment Program Participant (A) acknowledges in writing in a manner reasonably satisfactory to the Administrative Agent that (x) the relevant Subsidiary has guaranteed the Guaranteed Obligations and the obligations of the Borrower under the Senior Subordinated Notes and have granted a security interest in its assets to secure such guaranty of the Guaranteed Obligations and (y) the documentation governing the Guaranteed Obligations restricts the ability of such Subsidiary to make distributions to such Hospital Investment Program Participant and (B) pledges all such equity interests acquired by such Hospital Program Participant to the Collateral Agent for the benefit of the Secured Creditors as security for the Guaranteed Obligations in accordance with the requirements of Section 10.13, provided that, notwithstanding the foregoing, such pledge shall not be required (and, if effective, may be released) if such Hospital Program Participant grants to the Collateral Agent "drag along" rights with respect to a foreclosure on the Collateral Agent's pledge of shares in such Subsidiary (which "drag along" rights shall be granted pursuant to a "Drag Along" Rights Agreement substantially in the form of Exhibit 10.02 or otherwise in documentation in form and substance reasonably satisfactory to the Collateral Agent).

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

         "Hospital Investment Program Participants" shall mean with respect to any Hospital, Persons interested in such Hospital including physicians, administrators and other Persons in the community in which such Hospital is located.

         "Hypothecation Agreement" shall mean the Amended and Restated Hypothecation Agreement dated as of the Closing Date given by JLL Healthcare LLC, Triumph Partners III, L.P., Triumph III, Investors, L.P. and such other pledgors party thereto, as pledgors, to the Collateral Agent, as amended, restated, modified or supplemented from time to time.

         "Immaterial Subsidiary" shall mean a Subsidiary with annual revenues or assets which in either case do not exceed $2,000,000 for any such Subsidiary individually or $10,000,000, for all such Subsidiaries in the aggregate (it being understood that Health Choice shall not be included in the determination of such aggregate amount).

         "Incremental Scheduled Repayment" shall have the meaning provided in
Section 4.02(c).

         "Incremental Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

         "Incremental Term Loan" shall have the meaning provided in Section 1.01(b).

         "Incremental Term Loan Borrowing Date" shall mean any date on which Incremental Term Loans are incurred pursuant to Section 1.01(b), which dates shall not occur after the Term Loan Maturity Date.

         "Incremental Term Loan Commitment" shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to
Section 1.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender's name in Schedule 1.01 hereto (as modified in accordance with Section 1.14) directly below the column entitled "Incremental Term Loan Commitment" as the same may be terminated or reduced from time to time pursuant to Sections
3.03 and/or 11.02.

         "Incremental Term Loan Commitment Agreement" shall mean and include each Incremental Term Loan Commitment Agreement substantially in the form of
Exhibit 1.14 attached hereto executed in accordance with Section 1.14 hereof.

         "Incremental Term Loan Commitment Date" shall mean each date upon which a Incremental Term Loan Commitment under an Incremental Term Loan Commitment Agreement becomes effective as provided in Section 1.14(b)(i).

         "Incremental Term Loan Commitment Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Incremental Term Loan Commitment of such Lender at such time and the denominator of which is the Total Incremental Term Loan Commitment at such time, provided that if such percentage of any Lender is to be determined after the Total Incremental Term Loan Commitment has been terminated, then such percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

         "Incremental Term Loan Lender" shall have the meaning provided in
Section 1.14(b).

         "Incremental Term Note" shall have the meaning provided in Section 1.05(b).

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         "Indebtedness" shall mean, as to any Person, without duplication, (i)
all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi), (vii), (viii), (ix) and (x) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases in accordance with GAAP under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person in respect of the types of Indebtedness described in clauses (i), (ii), (iii), (iv), (v),
(vii), (viii), (ix) and (x) of this definition, (vii) the net obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement, (viii) the principal portion of all obligations of such Persons under Synthetic Leases, (ix) the outstanding principal amount of all obligations of such Persons under Securitization Transactions and (x) all obligations of such Person to repurchase any securities issued by such Person at any time prior to the Maturity Date which repurchase obligations are related to the issuance thereof. Notwithstanding the foregoing, Indebtedness shall not include obligations under trade payables, accrued expenses and other current liabilities other than in respect of borrowed money incurred by any person in accordance with its customary practices and in the ordinary course of business of such Person or obligations under operating leases.

         "Indemnitee" shall have the meaning provided in Section 14.01.

         "Indemnified Liabilities" shall have the meaning provided in Section 14.01.

         "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

         "Interest Period" shall have the meaning provided in Section 1.09.

         "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

         "Investments" shall have the meaning provided in Section 10.05.

         "Investors" shall mean the JLL Healthcare Investors and Direct
Investors.

         "Issuing Bank" shall mean Bank of America and any Lender which at the request of the Borrower and with the consent of the Administrative Agent (which shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to
Section 2.

         "JLL" shall mean Joseph Littlejohn and Levy Fund III L.P., a Delaware limited partnership and its successors.

         "JLL Healthcare" shall mean JLL Healthcare LLC, a Delaware limited liability company and its successors.

         "JLL Healthcare Investors" shall mean JLL and the other Persons described on Schedule 8.11(b) attached hereto.


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

         "JLL Hospital" shall mean JLL Hospital LLC, a Delaware limited liability company and its successors.

         "Joinder Agreement" means a joinder agreement substantially in the form of Exhibit 9.11 executed by a Domestic Subsidiary in accordance with the provisions of Section 9.11(c).

         "Joint Lead Arrangers" shall mean the collective reference to Banc of America Securities, LLC and Salomon Smith Barney Inc., and shall include any successor thereto.

         "Joint Venture" shall mean any Person, other than an individual or a Subsidiary of the Borrower, (i) in which the Borrower or a Subsidiary of the Borrower holds or acquires an ownership interest (whether by way of capital stock, partnership or limited liability company interest, or other evidence of ownership) and (ii) which is engaged in a Permitted Business.

         "L/C Supportable Indebtedness" shall mean obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business and such other obligations of the Borrower or any of its Subsidiaries otherwise permitted to exist pursuant to the terms of this Agreement.

         "Leased Properties" shall have the meaning provided in Section 9.11(e).

         "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "Lender" shall mean each financial institution listed on Schedule 1.01, as well as any Person which becomes a "Lender" hereunder pursuant to 14.04(b).

         "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(c), 1.01(d) or Section 2, in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Letter of Credit Application" shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by an Issuing Bank.

         "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the amount of all Unpaid Drawings.

         "Letter of Credit Participant" shall have the meaning provided in
Section 2.03(a).

         "Letter of Credit Request" shall have the meaning provided in Section 2.02(a).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or



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nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall mean each Tranche B Term Loan, each Incremental Term Loan, each Revolving Loan and each Swingline Loan.

         "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

         "Mandatory Borrowing" shall have the meaning provided in Section 1.01(d)(ii).

         "Margin Stock" shall have the meaning provided in Regulation U.

         "Material Adverse Effect" shall mean (i) a material adverse effect on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its obligation to them hereunder or under any other Credit Document, or (ii) a material adverse effect on the business, assets, liabilities (actual or contingent), operations, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

         "Material Default" shall mean a Default under Section 11.01(a) or
Section 11.01(e).

         "Material Indebtedness" shall mean (i) the Senior Subordinated Notes,
(ii) Permitted Subordinated Refinancing Indebtedness and (iii) any other Indebtedness of the Borrower or any Subsidiary the aggregate principal amount of which exceeds 1,000,000.

         "Maturity Date" shall mean, with respect to (i) the Tranche B Term Loans and the Incremental Term Loans, the Term Loan Maturity Date, (ii) the Revolving Loans, the Revolving Loan Maturity Date and (iii) the Swingline Loans, the Swingline Expiry Date.

         "Maximum Permitted Consideration" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate principal amount of Permitted Acquired Debt acquired or assumed by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition, (ii) the aggregate principal amount of all cash paid by the Borrower or any of its Subsidiaries in connection with such Permitted Acquisition (including payments of fees and costs and expenses in connection therewith), (iii) the aggregate principal amount of all other Indebtedness assumed, incurred and/or issued in connection with such Permitted Acquisition to the extent permitted by Section
10.04 and (iv) the fair market value (determined in good faith by senior management of the Borrower) of all other consideration payable in connection with such Permitted Acquisition.

         "Maximum Swingline Amount" shall mean FIFTEEN MILLION DOLLARS ($15,000,000.00).

         "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000 (and, if greater, in an integral multiple of $500,000), (ii) for Incremental Term Loans, $2,500,000 (and, if greater, in an integral multiple of $500,000),
(iii) for Revolving Loans, $1,000,000 (and, if greater, in an integral multiple of $100,000) and (iv) for Swingline Loans, $100,000 (and if greater, in an integral multiple of $100,000).

         "Mortgage" shall mean all mortgages, deeds of trust, security deeds or like instruments granted by any Credit Party to the Collateral Agent, for the ratable benefit of the Lenders, to secure the


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

obligations of the Credit Parties under the Credit Documents, as the same may be amended, modified and/or restated from time to time, and, after the execution and delivery thereof, shall include each Additional Mortgage, as amended, modified and/or restated from time to time.

         "Mortgage Amendments" shall have the meaning provided in Section
6.01(f).

         "Mortgage Policies" shall mean mortgagee title insurance policies in connection with the Mortgaged Properties issued by a title company satisfactory to the Collateral Agent in amounts satisfactory to the Collateral Agent.

         "Mortgaged Property" shall mean all the Real Property owned or leased by the Borrower or any Guarantor as shall be designated as "Existing Mortgaged Properties" on Schedule 8.13 and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

         "Multiemployer Plan" shall mean any multiemployer plan as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Net Asset Sale Proceeds" shall mean the Net Sale Proceeds resulting from any Asset Sale .

         "Net Insurance/Condemnation Proceeds" shall mean any cash payments or proceeds received by the Borrower or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder or (ii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, in each case net of any actual and documented fees, expenses and costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, including (i) income taxes reasonably estimated to be actually payable within two years of the date of receipt of such payments or proceeds as a result of any gain recognized in connection with the receipt of such payment or proceeds and (ii) payment of the outstanding amount of premium or penalty, if any, and interest of any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is repaid as a result of receipt of such payments or proceeds.

         "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets which were sold, and (iii) the estimated marginal increase in income taxes which will be payable by the Borrower's consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the Borrower determines in good faith should be reserved for post closing adjustments (including indemnification payments) (to the extent the Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post closing

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

adjustments have been determined, the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post closing adjustments payable by the Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date. The parties hereto acknowledge and agree that Net Sale Proceeds shall not include any trade in credits or purchase price reductions received by the Borrower or any of its Subsidiaries in connection with an exchange of assets for other assets.

         "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

         "Note" shall mean each Tranche B Term Note, each Incremental Term Note, each Revolving Note and the Swingline Note.

         "Notice of Borrowing" shall have the meaning provided in Section
1.03(a).

         "Notice of Conversion" shall have the meaning provided in Section 1.06.

         "Notice Office" shall mean the office of the Administrative Agent as set forth in Section 14.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit , whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof of proceeding set forth in Section 11.01(e) naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. The foregoing shall also include any Interest Rate Protection Agreement or Other Hedging Agreement between any Loan Party and any Lender or Affiliate of a Lender related to the Loans.

         "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency or commodity values.

         "Participant" shall have the meaning provided in Section 14.04(d).

         "Payment Office" shall mean the office of the Administrative Agent as set forth in Section 14.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

         "Permitted Acquired Debt" shall have the meaning provided in Section 10.04(xii).

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

         "Permitted Acquisition" shall mean an Acquisition by the Borrower or any of its Domestic Subsidiaries, provided that (A) the consideration paid by the Borrower or such Subsidiary consists solely of cash (including proceeds of Revolving Loans), the issuance of the Borrower capital stock other than Disqualified Stock, the issuance of Indebtedness otherwise permitted in Section
10.04 and the assumption/acquisition of any Permitted Acquired Debt (calculated in accordance with GAAP) relating to the business, division, product line or Person the subject of such Acquisition which is permitted to remain outstanding in accordance with the requirements of Section 10.04, (B) those acquisitions that are structured as stock acquisitions shall be effected through a purchase of the Specified Percentage of the capital stock or other equity interests of such Person by the Borrower or such Domestic Subsidiary or through a merger between such Person and a Domestic Subsidiary of the Borrower, so that after giving effect to such merger, the Specified Percentage of the capital stock or other equity interests of the surviving corporation of such merger is owned by the Borrower or a Domestic Subsidiary, (C) in the case of the acquisition of the capital stock or other equity interests of any Person, (the "Acquired Person") if the Acquired Person owns capital stock or equity interests in any other Person which is not a Wholly Owned Subsidiary of the Acquired Person (a "Non-Wholly Owned Entity"), (1) the Acquired Person shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, and (2) any Non-Wholly Owned Entity of the Acquired Person shall have been non-wholly owned prior to the date of the respective Permitted Acquisition and not created or established in contemplation thereof, (D) substantially all of the business, division or product line acquired pursuant to the respective Permitted Acquisition, or the business of the Acquired Person and its Subsidiaries taken as a whole, is in the United States, (E) the assets acquired, or the business of the Acquired Person and its Subsidiaries, shall be in a business permitted to be conducted pursuant to Section 10.15 and (F) all applicable requirements of Sections 9.12 and 10.02 applicable to Permitted Acquisitions are satisfied. Notwithstanding anything to the contrary contained in the immediately preceding sentence, an acquisition which does not otherwise meet the requirements set forth above in the definition of "Permitted Acquisition" shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

         "Permitted Business" shall mean any business in which the Borrower and its Subsidiaries are engaged on the Closing Date or any business reasonably related, incidental or ancillary thereto.

         "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, provided that all such exceptions shall also be acceptable to the Administrative Agent in its reasonable discretion.

         "Permitted Exchange" shall mean an exchange of assets (other than hospitals and equity interests) which qualifies as a like-kind exchange pursuant to and in compliance with Section 1031 of the Code or any other substantially concurrent exchange of assets (other than hospitals and equity interests) of the Borrower or any of its Subsidiaries for assets (other than hospitals and equity interests) of another Person which are useful to the business of the Borrower or any of its Subsidiaries (with any Net Asset Sale Proceeds received in connection therewith being subject to Section 4.02(e)).

         "Permitted Expenditure Amount" shall mean, as of any date of determination, the amount equal to (a) Qualified Equity Proceeds actually received by the Borrower after the Closing Date minus (b) the aggregate amount of Expenditure Use Amounts as of such date.

         "Permitted Liens" shall have the meaning provided in Section 10.01.

         "Permitted Refinancing Indebtedness" shall mean any Indebtedness of the Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance,


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

renew, replace, substitute or refund Existing Indebtedness, Indebtedness incurred pursuant to Section 10.04(vi) or 10.04(xii) or any Indebtedness issued to so extend, refinance, renew, replace, substitute or refund any such Indebtedness, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Indebtedness being refinanced, (b) such refinancing or renewal does not add guarantors, obligors or security from that which applied to such Indebtedness being refinanced or renewed, (c) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus all accrued interest thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith), and (d) such refinancing or renewal Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being renewed or refinanced.

         "Permitted Sale-Leaseback Transaction" shall mean any sale by the Borrower or any of its Subsidiaries of any asset first acquired by the Borrower or such Subsidiary which asset is then leased back to the Borrower or such Subsidiary, provided that (i) the proceeds of the respective sale shall be entirely cash and in an amount at least equal to the fair market value of such asset (as determined in good faith by senior management of the Borrower) and
(ii) the respective transaction is otherwise effected in accordance with the applicable requirements of Section 10.02(ix).

         "Permitted Subordinated Refinancing Indebtedness" shall mean Indebtedness of the Borrower issued or given in exchange for, or all the proceeds of which are used to refinance, all of the outstanding Senior Subordinated Notes, so long as (a) such Indebtedness has a weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (b) such refinancing does not (i) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes or
(ii) provide for the payment of interest at a rate greater than the rate applicable to the Senior Subordinated Notes, (c) the principal amount (or accreted value, if applicable) of such Permitted Subordinated Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (plus all accrued interest thereon and the amount of all fees, commissions, discounts, costs, expenses and premiums incurred in connection therewith), (d) such Indebtedness has substantially the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Senior Subordinated Notes, and (e) all other terms of such refinancing (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the Borrower than those previously existing with respect to the Senior Subordinated Notes.

         "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall mean the Amended and Restated Pledge Agreement dated as of the Closing Date given by the Borrower and the other Credit Parties to the Collateral Agent, as amended and restated and as it may be further amended, restated, modified and/or supplemented from time to time.

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

         "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

         "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

         "Pledged Stock" shall mean "Pledged Stock" as defined in the Hypothecation Agreement.

         "Principal" shall mean JLL, investment funds managed by JLL, partners of JLL, an entity controlled by any of the foregoing and/or by a trust of the type described hereafter, and/or a trust for the benefit of any of the foregoing.

         "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to (i) the assumption, incurrence or issuance of any Indebtedness (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) after the first day of the relevant Calculation Period as if such Indebtedness had been assumed, incurred or issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, (ii) the permanent repayment of any Indebtedness (other than the revolving Indebtedness) after the first day of the relevant Calculation Period as if such Indebtedness had been retired or repaid on the first day of the relevant Calculation Period, (iii) the Permitted Acquisition, if any, then being consummated as if such Permitted Acquisition (and all other Permitted Acquisitions consummated after the first day of the relevant Calculation Period and on or prior to the Calculation Date) had been effected on the first day of the respective Calculation Period and (iv) the Permitted Sale-Leaseback Transaction, if any, then being consummated as if such Permitted Sale-Leaseback Transaction (and all other Permitted Sale-Leaseback Transactions consummated after the first day of the relevant Calculation Period and on or prior to the Calculation Date) had been effected on the first day of the respective Calculation Period, with the following rules to apply in connection therewith:

                  (a) all Indebtedness (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness or to finance Permitted Acquisitions) assumed, incurred or issued after the first day of the relevant Calculation Period and on or prior to the Calculation Date (whether incurred to finance Permitted Acquisitions, to refinance Indebtedness or otherwise) shall be deemed to have been assumed, incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the Calculation Date and (y) (other than revolving Indebtedness) permanently retired or redeemed after the first day of the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the Calculation Date;

                  (b) all Indebtedness assumed to be outstanding pursuant to preceding clause (a) shall be deemed to have borne interest (x) at the rate applicable thereto, in the case of fixed rate Indebtedness or (y) at the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding);

                  (c) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Permitted Acquisition for the respective period being tested, taking into account, cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost-savings or expenses were realized on the first day of the respective period; and



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

                  (d) the amount of revolving Indebtedness shall be determined by using the average daily amount of revolving Indebtedness for the four fiscal quarters (or portion thereof) ended on the last day of such Calculation Period.

         Notwithstanding anything to the contrary contained above, (x) for the purposes of Sections 10.09 and for purposes of all determinations of the Applicable Margins, pro forma effect (as otherwise provided above) shall only be given for events or occurrences which occurred during the respective Test Period but not thereafter and for purposes of Sections 9.12 and 10.02(ix), pro forma effect (as otherwise provided above) shall be given for events or occurrences which occurred during the respective Calculation Period and thereafter but on or prior to the respective date of determination.

         "Qualified Equity Proceeds" shall mean the net cash proceeds actually received by the Borrower after the Closing Date from any sale or offering of, or capital contribution in respect of the capital stock of the Borrower other than Disqualified Stock.

         "Quarterly Payment Date" shall mean the last Business Day of March, June, September and December occurring after the Closing Date.

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

         "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

         "Register" shall have the meaning provided in Section 14.16.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Related Party" shall mean (i) any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (i).

         "Release" shall mean the active or passive disposing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, leaking, dumping, migrating, placing and the like into or upon any land, water or air or otherwise into the environment.

         "Replaced Lender" shall have the meaning provided in Section 1.13.

         "Replacement Lender" shall have the meaning provided in Section 1.13.

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

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection ..22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

         "Required Appraisal" shall have the meaning provided in Section
9.11(g).

         "Required Revolving Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Adjusted Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

         "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Lenders and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Adjusted Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

         "Revolving Loan" shall have the meaning provided in Section 1.01(c).

         "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.01 hereto directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 11.02 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to
Section 1.13 or 14.04(b).

         "Revolving Loan Commitment Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if such percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then such percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

         "Revolving Loan Maturity Date" shall mean the earlier of (i) February 7, 2008 or (ii) the date on which the Total Revolving Loan Commitment terminates in accordance with the provisions of this Agreement.

         "Revolving Note" shall have the meaning provided in Section 1.05(a).

         "Rocky Mountain" shall mean Rocky Mountain Medical Center, Inc., a Delaware corporation.

         "Scheduled Repayments" shall mean Tranche B Scheduled Repayments and Incremental Scheduled Repayments.

         "SEC" shall have the meaning provided in Section 9.01(g).

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
         "Secured Creditors" shall have the meaning provided in the Security Documents.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securitization Transaction" means any financing transaction or series of financing transactions (including factoring arrangements) pursuant to which the Borrower or any Subsidiary may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, receivables, rights to future lease payments or residuals or similar rights to payment to a special purpose subsidiary or affiliate of the Borrower.

         "Security Agreement" shall mean the Amended and Restated Security Agreement dated as of the Closing Date given by the Borrower and the other Credit Parties to the Collateral Agent, as amended and restated and as it may be further amended, restated, modified and/or supplemented from time to time.

         "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

         "Security Documents" shall mean the Pledge Agreement, the Hypothecation Agreement, the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document.

         "Senior Subordinated Notes" shall mean the Borrower's 13% Senior Subordinated Notes due 2009 issued pursuant to the Senior Subordinated Notes Indenture, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Senior Subordinated Notes" shall include any Exchange Senior Subordinated Notes issued pursuant to the Senior Subordinated Notes Indenture in exchange for theretofore outstanding Senior Subordinated Notes, as contemplated by the Offering Memorandum, dated as of October 13, 1999, and the definition of Exchange Senior Subordinated Notes.

         "Senior Subordinated Notes Documents" shall mean the Senior Subordinated Notes, the Senior Subordinated Notes Indenture and all other documents executed and delivered in respect of the Senior Subordinated Notes and the Senior Subordinated Notes Indenture, in each case as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Senior Subordinated Notes Indenture" shall mean the Indenture, dated as of October 15, 1999, among the Borrower, the Guarantors and The Bank of New York, as trustee thereunder, as in effect on the Closing Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

         "Shareholders' Agreements" shall mean the material shareholders' agreements of the Credit Parties and their Subsidiaries, as set forth on
Schedule 12.01(b).

         "Solvent" or "Solvency" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course,
(c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Specified Percentage" shall mean 51% unless the relevant Permitted Acquisition is being made utilizing the Permitted Expenditure Amount pursuant to
Section 9.12(a)(iv)(y), in which case the Specified Percentage shall mean 100%.

         "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

         "Subordinated Debt" shall mean (i) the indebtedness evidenced by the Senior Subordinated Notes and (ii) any other Indebtedness that is expressly subordinated in right and time of payment to the loans and obligations owing under this Agreement on terms and conditions reasonably acceptable to the Administrative Agent and the Required Lenders.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for the purposes of the definition of Unrestricted Subsidiary contained herein) an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of the Borrower or any of its other Subsidiaries for the purposes of this Agreement.

         "Supermajority Lenders" of any Tranche of Term Loans shall mean Non-Defaulting Lenders, the sum of whose outstanding Term Loans under such Tranche represent an amount equal to or greater than 66-2/3% of the sum of all outstanding Term Loans of Non-Defaulting Lenders under such Tranche.

         "Swingline Expiry Date" shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

         "Swingline Lender" shall mean Bank of America.

         "Swingline Loan" shall have the meaning provided in Section 1.01(d).

         "Swingline Note" shall have the meaning provided in Section 1.05(a).

         "Syndication Proceeds" shall have the meaning provided in Section 4.02(e).

         "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing arrangement whereby the arrangement is considered borrowed




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

money indebtedness for tax purposes but is classified as an operating lease or does not otherwise appear on the balance sheet under GAAP.

         "Target EBITDA" shall mean, for the twelve month period ending prior to the closing of the applicable Acquisition, Consolidated EBITDA (as defined below) of the applicable Person or Persons being acquired (or of the applicable Person or Persons selling the assets). For purposes of this definition, Consolidated EBITDA shall mean Consolidated EBITDA as defined elsewhere in this
Section 12 but such calculation shall be based on the financial information of the applicable Person or Persons being acquired or selling the assets and not the Borrower and its Subsidiaries.

         "Tax Sharing Agreement" shall mean that certain Tax Sharing Agreement dated as of October 8, 1999 by and among JLL Healthcare and the Delaware corporations listed on Schedule A attached thereto, as amended or modified from time to time in accordance with the terms hereof.

         "Taxes" shall have the meaning provided in Section 4.04(a).

         "Term Loan" shall mean each Tranche B Term Loan and each Incremental Term Loan.

         "Term Loan Maturity Date" shall mean February 7, 2009.

         "Test Period" shall mean the period of four consecutive fiscal quarters then last ended or then ending in each case taken as one accounting period.

         "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

         "Total Incremental Term Loan Commitments" shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders.

         "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders. The amount of the Total Revolving Loan Commitment on the Closing Date is ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000.00).

         "Total Tranche B Term Loan Commitment" shall mean THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000.00).

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment, less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

         "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., Tranche B Term Loans, Incremental Term Loans, Revolving Loans and Swingline Loans.

         "Tranche B Scheduled Repayment" shall have the meaning provided in
Section 4.02(b).

         "Tranche B Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b).



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

         "Tranche B Term Loan" shall have the meaning provided in Section
1.01(a).

         "Tranche B Term Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule 1.01 hereto directly below the column entitled "Tranche B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 11.02 or
(y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 14.04(b).

         "Tranche B Term Loan Commitment Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Tranche B Term Loan Commitment of such Lender at such time and the denominator of which is the Total Tranche B Term Loan Commitment at such time, provided that if such percentage of any Lender is to be determined after the Total Tranche B Term Loan Commitment has been terminated, then such percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

         "Tranche B Term Note" shall have the meaning provided in Section
1.05(a).

         "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "United States" and "U.S." shall each mean the United States of America.

         "Unpaid Drawing" shall have the meaning provided for in Section
2.04(a).

         "Unrestricted Subsidiary" shall mean any Subsidiary of the Borrower that is acquired or created after the Closing Date pursuant to Section 10.05(xv) or at the time of designation the assets of which, and the revenue for the immediately preceding 12 months, do not in either case exceed $100,000 and is designated by the Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent and shall include any Subsidiary of such Unrestricted Subsidiary; provided, that the Borrower shall only be permitted to designate a Subsidiary as an Unrestricted Subsidiary so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such Unrestricted Subsidiary does not own any capital stock of, or other equity interests in, or have any Lien on any property of the Borrower or any Subsidiary of the Borrower other than a Subsidiary of the Unrestricted Subsidiary, (iii) any Indebtedness and other obligations of such Unrestricted Subsidiary are non-recourse to the Borrower or any of its other Subsidiaries, and (iv) the Borrower's and its other Subsidiaries' aggregate Investments in all Unrestricted Subsidiaries and Joint Ventures made after the Closing Date does not exceed that amount permitted by Sections 10.05(xv). Unrestricted Subsidiaries shall be treated as Joint Ventures for all purposes of this Agreement.

         "Unutilized Revolving Loan Commitment" with respect to any Lender, at any time, shall mean such Lender's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's pro rata share of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

         "Voting Stock" shall mean, as to any Person, any class or classes of capital stock of such Person pursuant to which the holders thereof are entitled to vote in the election of the Board of Directors of such Person.

         "Wholly Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% equity interest at such time.

                                   SECTION 13.

                              Administrative Agent.

13.01    Appointment and Authorization.

         (a) Each Lender hereby irrevocably (subject to Section 13.09) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Each Lender further authorizes and directs each of the Administrative Agent and the Collateral Agent to execute and deliver releases (or similar agreements) and to release such collateral and/or such guarantors as is reasonably necessary to give effect to the provisions of this Agreement and the other Credit Documents, including specifically, without limitation, the provisions of Section 10.01, Section 10.02, Section 14.17 and Section 14.18. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, and neither shall have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against either the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

         (b) Each Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Section 13 with respect to any acts or omissions of such Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for Letters of Credit as fully as if the term "Administrative Agent" as used in this Section 13 and in the definition of "Agent-Related Person" included such Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such Issuing Bank.



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13.02    Delegation of Duties.

         Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

13.03    Liability.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any Agent-Related Person under or in connection with this Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

13.04    Reliance.

         Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders, (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) otherwise determine, the Administrative Agent or the Collateral Agent, as appropriate, shall, and in all other instances, the Administrative Agent or the Collateral Agent, as appropriate, may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.



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13.05    Notice of Default.

         Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent or the Collateral Agent, as appropriate, for the account of the Lenders, unless such agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." Such agent will notify the Lenders of its receipt of any such notice. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) in accordance with Section 11.02; provided, however, that unless and until the Administrative Agent and the Collateral Agent have received any such direction, each of the Administrative Agent and the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

13.06    Credit Decision; Disclosure of Information.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Credit Parties and their respective Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Credit Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Credit Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent under the Credit Documents, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates that may come into the possession of any Agent-Related Person.

13.07    Indemnification.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of




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

competent jurisdiction to have resulted from such Agent-Related Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section
13.07. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred by it in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent or the Collateral Agent, as appropriate, is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 13.07 shall survive termination of all of the Commitments, the payment of all Obligations hereunder and the resignation of either or both of the Administrative Agent and the Collateral Agent.

13.08    Individual Capacity.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent, the Collateral Agent or an Issuing Bank hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that Bank of America and its Affiliates, in its or their capacity as Administrative Agent, Collateral Agent and Issuing Bank, shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent or an Issuing Bank, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

13.09    Successor Administrative Agent.

         The Administrative Agent may resign upon thirty days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as Collateral Agent, Issuing Bank and Swingline Lender. If the Administrative Agent resigns, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the resigning agent may appoint, after consulting with the Lenders and the Borrower, a successor from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the resigning agent's rights, powers and duties in its capacity as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender, the respective terms "Administrative Agent", "Collateral Agent", "Issuing Bank" and "Swingline Lender" shall mean such successor, and the resigning agent's appointment, rights, powers and duties as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender shall be terminated without any other or further act or deed on the part of such retiring agent or any other Lender, other than the obligation of any successor or other Issuing Bank to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or to make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit. After any such resignation hereunder, the provisions of this Section 13 shall inure to the benefit of such resigning agent as to any actions taken or




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omitted to be taken by it while it was Administrative Agent, Collateral Agent,
Issuing Bank or Swingline Lender hereunder. If no successor has accepted appointment as agent by the date thirty days following such resigning agent's notice of resignation, the resigning agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent and the Collateral Agent under the Credit Documents until such time, if any, as the Required Lenders appoint a successor agent as provided above.

13.10    Administrative Agent May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

                  (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under this Agreement allowed in such judicial proceeding; and

                  (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under this Agreement.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

13.11    Guaranty Matters.

         The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to release any Guarantor from its Guaranteed Obligations if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Guarantor from its Guaranteed Obligations.



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13.12    Other Agents; Arrangers.

         None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a "syndication agent", "documentation agent", "co-agent", "arranger" or "book manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   SECTION 14.

                                 Miscellaneous.

14.01    Payment of Expenses, etc.

         The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and the Joint Lead Arrangers (including, without limitation, the reasonable fees and disbursements of Moore & Van Allen, PLLC and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of each Joint Lead Arranger in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent, each Issuing Bank and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and for each of the Lenders; (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify the Administrative Agent, each Joint Lead Arranger, the Collateral Agent, each Issuing Bank and each Lender, and each of their respective officers, directors, trustees, employees, representatives, agents and attorneys-in-fact (collectively, the "Indemnitees") from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any claim, investigation, litigation or other proceeding (whether or not any Indemnitee is a party thereto and whether or not any such claim, investigation, litigation or other proceeding is between or among any Indemnitee and any Credit Party or any third Person or otherwise) related to the execution, delivery, enforcement, performance and/or administration of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein, or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, operated or occupied by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, operated or occupied by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property at any time owned, operated or occupied by the Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real




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Property, or any Environmental Claim asserted against the Borrower, any of its
Subsidiaries or such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding, with respect to any Indemnitee, any losses, liabilities, penalties, claims, damages, costs, disbursements or expenses to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee) (all of the foregoing collectively, the "Indemnified Liabilities"). To the extent that the undertaking to indemnify, pay or hold harmless any Indemnitee may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through "IntraLinks" or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee have any liability for any indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). All amounts due under this Section 14.01 shall be payable within twenty days after written demand therefor. The agreements in this Section
14.01 shall survive resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all of the Obligations.

14.02    Right of Setoff.

         In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, each Issuing Bank and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank or such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party but in any event excluding assets held in trust for any such Person against and on account of the Obligations and liabilities of such Credit Party to the Administrative Agent, such Issuing Bank or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 14.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

14.03    Notices.

         (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telexed, telegraphic, telex, telecopier or cable communication) and mailed, telexed, telecopied, cabled or delivered:

         if to the Borrower, at its address specified below:

         IASIS Healthcare Corporation
         113 Seaboard Lane, Suite A-200
         Franklin, Tennessee  37067
         Attention:  President or General Counsel
         Telephone:  (615) 844-2747


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

         Facsimile:  (615) 846-3006

         if to any Guarantor, at its address specified below or in the applicable guaranty joinder agreement:

         [Guarantor]
         c/o IASIS Healthcare Corporation
         113 Seaboard Lane, Suite A-200
         Franklin, Tennessee  37067
         Attention:  President or General Counsel
         Telephone:  (615) 844-2747
         Facsimile:  (615) 846-3006

         if to the Administrative Agent,

                  (i) with respect to notices (other than Notices of Borrowing and Notices of Conversion), including financial statements, compliance certificates and requests for amendments or waivers, at the address specified below (the "Notice Office"):

                  Bank of America, N.A.
                  Agency Management
                  1455 Market Street, 5th Floor
                  Mail Code:  CA5-701-05-19
                  San Francisco, California  94103
                  Attention:  Aamir Saleem
                  Telephone:  (415) 436-2769
                  Facsimile:  (415) 503-5089

                  With a copy to:

                  Bank of America, N.A.
                  Bank of America Corporate Center
                  100 North Tryon Street, 17th Floor
                  Charlotte, North Carolina  28255
                  Attention:  Kevin R. Wagley
                  Telephone:  (704) 388-6006
                  Facsimile:  (704) 388-6002

                  (ii) with respect to payments, Notices of Borrowing and Notices of Conversion, at the address specified below (the "Payment Office"):

                  Bank of America, N.A.
                  101 North Tryon Street
                  Mail Code:  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention:  Richard A. Wright
                  Telephone:  (704) 387-2472
                  Facsimile:  (704) 409-0127
                  Account:  1366212250600
                  Reference:  AMO/Credit Services
                  ABA:  053000196



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

         if to an Issuing Bank, at its address specified below:

                  Bank of America, N.A.
                  Trade Operations-Los Angeles #22621
                  333 South Beaudry Avenue, 19th Floor
                  Mail Code:  CA9-703-19-23
                  Los Angeles, California  90017-1466
                  Attention:  Sandra Leon
                  Telephone:  (213) 345-5231
                  Facsimile:  (213) 345-6694

         if to the Swingline Lender, at its address specified below:

                  Bank of America, N.A.
                  101 North Tryon Street
                  Mail Code:  NC1-001-15-04
                  Charlotte, North Carolina  28255
                  Attention:  Richard A. Wright
                  Telephone:  (704) 387-2472
                  Facsimile:  (704) 409-0127
                  Account:  1366212250600
                  Reference:  AMO/Credit Services
                  ABA:  053000196

         if to any Lender, at its address specified opposite its name on
Schedule 14.03 or in the applicable Assignment and Assumption Agreement;

         or, in each case, at such other address as shall be designated in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

         (b) Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Credit Documents for execution by the parties thereto, and may not be used for any other purpose.

         (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Notices of Borrowing) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner




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specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower (but excluding, with respect to any such Person, any losses, costs, expenses and liabilities to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Person). All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

14.04    Benefit of Agreement.

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including for purposes of this subsection (b), participations in Letters of Credit and in Swingline Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund (as defined below) with respect to a Lender, the aggregate amount of the Commitments (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date, shall not be less than $1,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consents (each such consent not to be unreasonably withheld or delayed); (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitments assigned, except that this clause (ii) shall not apply to rights in respect of Swingline Loans;
(iii) any assignment of a Commitment must be approved by the Administrative Agent, each Issuing Bank and the Swingline Lender unless the Person that is the proposed assignee is itself a Lender (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption




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Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 1.10, 1.11, 2.05, 4.04, 13.07 and
14.01 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower (at its expense) shall execute and deliver Note(s) to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

         (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Letter of Credit Outstandings owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or a Credit Party or any of a Credit Party's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans (including such Lender's participations in Letters of Credit and Swingline Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged,
(ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would extend or increase such Participant's Commitment, postpone the date for payment of or reduce, any principal, interest or fees due to such Participant hereunder, reduce the principal of, or rate of interest on, any Loan of such Participant, or release all of substantially all of the Guarantors or all or substantially all of the Collateral that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 1.10, 1.11, 2.05 and 4.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 14.02 as though it were a Lender, provided such Participant agrees to be subject to 14.06 as though it were a Lender.

         (e) A Participant shall not be entitled to receive any greater payment under this Agreement than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.04 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 4.04 as though it were a Lender.



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         (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         (g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this
Section 14.04, (i) no such pledge shall release the pledging Lender from any of its obligations under the Credit Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Credit Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

         (h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitments and Loans pursuant to subsection (b) above, Bank of America may, (i) upon thirty days' notice to the Borrower and the Lenders, resign as Issuing Bank and/or (ii) upon thirty days' notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as Issuing Bank or Swingline Lender, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as Issuing Bank or Swingline Lender, as the case may be. If Bank of America resigns as Issuing Bank, it shall retain all the rights and obligations of an Issuing Bank hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all obligations with respect to Letters of Credit (including the right to require the Lenders to make Loans or fund risk participations in Letter of Credit Outstandings). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Loans or fund risk participations in outstanding Swingline Loans pursuant to the terms of this Agreement.

14.05    No Waiver; Remedies Cumulative.

         No failure or delay on the part of the Administrative Agent, the Collateral Agent, or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent, or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

14.06    Payments Pro Rata.

         (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations




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hereunder, it shall distribute such payment to the Lenders (other than any
Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 14.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

14.07    Calculations; Computations.

         (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders) (with the foregoing generally accepted accounting principles herein called "GAAP"); provided that,
(i) except as otherwise specifically provided herein, all computations of Excess Cash Flow and all computations determining compliance with Sections 10.08 through 10.10, inclusive, and the determination of Applicable Margin shall utilize accounting principles and policies in conformity with those used to prepare the annual financial statements first delivered to the Lenders pursuant to Section 8.05(a), (ii) for purposes of calculating financial terms, all covenants and related definitions, all such calculations based on the operations of the Borrower and its Subsidiaries on a consolidated basis shall be made without giving effect to the operations of any Unrestricted Subsidiaries and
(iii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis.

         (b) All computations of interest on Eurodollar Loans, Commitment Commission and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, Commitment Commission or Fees are payable. All computations of interest on Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

14.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

         (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS




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OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH
AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

         (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

14.09    Counterparts.

         This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

14.10    Effectiveness.

         This Agreement shall become effective on the date (the "Closing Date") on which (i) the conditions set forth in Section 6 are met to the reasonable satisfaction of the Administrative Agent, the Collateral Agent and the Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 6 have not been met to its reasonable satisfaction, upon the Administrative Agent's good faith determination that the conditions contained in Section 6 have been met, then the Closing Date shall have been deemed to have occurred, regardless of any subsequent



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determination that one or more of the conditions thereto had not been met
(although the occurrence of the Closing Date shall not release any Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 6). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Closing Date.

14.11    Headings Descriptive.

         The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

14.12    Amendment or Waiver; etc.

         (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the written consent of each Lender directly affected thereby (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except that any amendment or modification that is not agreed to by each Lender directly affected thereby to the financial definitions in this Agreement or to
Section 14.07(a) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification would otherwise actually result in such a reduction, so long as the primary purpose (as determined in good faith by the Borrower and the Administrative Agent) of the respective amendment or modification was not to decrease the pricing pursuant to this Agreement), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) release all or substantially all of the Guarantors (except as expressly provided in the Credit Documents), (iv) amend, modify or waive any provision of this Section 14.12, (v) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date) or (vi) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or any other Credit Document; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (3)(A)without the consent of each Issuing Bank, amend, modify or waive any provision of Section 2, or (B) alter an Issuing Bank's rights or obligations with respect to Letters of Credit issued by it without such Issuing Bank's consent, (4) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 13 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (5) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (6) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders),




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amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date) or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Sections 4.02(b) and (c)) (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) if additional Tranches of Term Loans are extended after the Closing Date with the consent of the Required Lenders as required above, such Tranches may be included on a pro rata basis in the various prepayments or repayments required pursuant to Sections 4.01 and 4.02 (excluding Sections 4.02(b) and (c) and any section providing Scheduled Repayments for any new Tranche of Term Loans) or (7) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Repayment applicable to such Tranche or, without the consent of the Supermajority Lenders of each Tranche, amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Closing Date.

         (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 14.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower if the respective Lender's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to
Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such Lender's consent is required as a result of its Revolving Loan Commitment) and/or repay each Tranche of outstanding Term Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with Sections 3.02(b) and/or 4.01(iv), provided that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined both before and after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Revolving Loan Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to
Section 14.12(a).

14.13    Survival.

         All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.07, 14.01 and 14.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.



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14.14    Domicile of Loans.

         Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 14.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

14.15    Confidentiality.

         (a) Subject to the provisions of clause (b) of this Section 14.15, each Lender agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company or board of trustees in its sole discretion determines that any such party should have access to such information), any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 14.15(a) by the respective Lender, (ii) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or
(y) in connection with any request or requirement of any such regulatory body (including any securities exchange or self-regulatory body), (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees to be bound by the confidentiality provisions contained in this Section 14.15 and (vii) to any Person (or such Person's investment advisor) with whom such Lender has entered into or proposes to enter into (in each case either directly or indirectly) any credit swap agreement with respect to such Lender's Loans and/or Commitments, provided such Person (and such investment advisor, if any) agrees to be bound by the confidentiality provisions contained in this Section 14.15.

         (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of their affiliates or investment advisors any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower or its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 14.15 to the same extent as such Lender).

         (c) Notwithstanding anything to the contrary herein, the Borrower hereby agrees that each of the Lenders and the Administrative Agent (and each of their respective, and their respective affiliates', employees, officers, directors, representatives and agents) is, and has been from the commencement of discussions with respect to the transactions contemplated by this Agreement permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in the regulations promulgated under the Internal Revenue Code section 6011) of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Lender or the Administrative Agent related to such structure and tax aspects. In this regard, each of the Lenders and the Administrative Agent acknowledges and agrees that its disclosure of




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the structure or tax aspects of the transactions contemplated hereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Lenders and the Administrative Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the transactions contemplated hereby is limited in any other manner (such as where the transactions contemplated hereby is claimed to be proprietary or exclusive) for the benefit of any other Person.

        (d) Notwithstanding anything to the contrary herein, each of the Lenders and the Administrative Agent hereby agrees that the Borrower (and its affiliates', employees, officers, directors, representatives and agents) is, and has been from the commencement of discussions with respect to the transactions contemplated hereby, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in the regulations promulgated under the Internal Revenue Code section 6011) of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Borrower related to such structure and tax aspects. In this regard, the Borrower acknowledges and agrees that its disclosure of the structure or tax aspects of the transactions contemplated hereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower, each Lender and the Administrative Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the transactions contemplated hereby is claimed to be proprietary or exclusive) for the benefit of any other Person.

        (e) The provisions of this Section 14.15 supersede any confidentiality obligations of the Borrower, the Administrative Agent or any of the Lenders relating to the transactions contemplated hereby under any agreements between or among the Borrower and the Administrative Agent and/or the Lenders, as applicable.

14.16    Register.

         The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this Section 14.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of any Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 14.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, if any, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender, if requested by such assigning or transferor Lender and/or such new Lender. The Borrower shall indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever




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nature which may be imposed on, asserted against or incurred by the
Administrative Agent in performing its duties under this Section 14.16.

14.17    Release of Capital Stock of the Borrower.

         Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that the capital stock of the Borrower pledged by the Direct Investors pursuant to the Hypothecation Agreement or any similar agreement shall be released and delivered to the Borrower at the time of an initial public offering of the Borrower's capital stock that generates net cash proceeds of not less than $75 million.

14.18    Release of Health Choice.

         Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that, as of the date on which Health Choice is released from its guaranty obligations in respect of the Senior Subordinated Notes, Health Choice shall be automatically released from its obligations hereunder and the Security Documents (it being understood and agreed that the foregoing release shall not affect in any way the pledge of stock of Health Choice by the Borrower pursuant to the Pledge Agreement).

14.19    Severability.

         If any provision of this Agreement or the other Credit Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have cause their duly authorized officers to execute and deliver this Agreement as of the date first above written.


BORROWER:                       IASIS HEALTHCARE CORPORATION,
                                a Delaware corporation

                                By: /s/ W. Carl Whitmer
                                    ------------------------------------
                                Name: W. Carl Whitmer
                                Title: Chief Financial Officer

GUARANTORS:                     ARIZONA DIAGNOSTIC & Surgical Center, Inc.,
                                a Delaware corporation
                                BAPTIST JOINT VENTURE HOLDINGS, INC.,
                                a Delaware corporation
                                BEAUMONT HOSPITAL HOLDINGS, INC.,
                                a Delaware corporation
                                BILTMORE SURGERY CENTER HOLDINGS, INC.,
                                a Delaware corporation
                                BILTMORE SURGERY CENTER, INC.,
                                an Arizona corporation
                                BROOKWOOD DIAGNOSTIC CENTER OF TAMPA, INC., a Delaware corporation
                                CLINICARE OF ARIZONA, INC.,
                                a Delaware corporation
                                CLINICARE OF TEXAS, INC.,
                                a Delaware corporation
                                CLINICARE OF UTAH, INC.,
                                a Delaware corporation
                                DAVIS HOSPITAL & Medical Center, Inc.,
                                a Delaware corporation
                                DAVIS SURGICAL CENTER HOLDINGS, INC.,
                                a Delaware corporation
                                FIRST CHOICE PHYSICIANS NETWORK HOLDINGS, INC., a Delaware corporation
                                IASIS FINANCE, INC.,
                                a Delaware corporation


                                By: /s/ W. Carl Whitmer
                                    -----------------------------------
                                Name: W. Carl Whitmer
                                Title: Vice President and Chief Financial
                                       Officer

                            [Signature Pages Follow]

GUARANTORS (CONTINUED):         MEMORIAL HOSPITAL OF TAMPA, LP,
                                a Delaware limited partnership
                                MESA GENERAL HOSPITAL, LP,
                                a Delaware limited partnership
                                ODESSA REGIONAL HOSPITAL, LP,
                                a Delaware limited partnership
                                PALMS OF PASADENA HOSPITAL, LP,
                                a Delaware limited partnership
                                SOUTHWEST GENERAL HOSPITAL, LP,
                                a Delaware limited partnership
                                ST. LUKE'S BEHAVIORAL HOSPITAL, LP,
                                a Delaware limited partnership
                                ST. LUKE'S MEDICAL CENTER, LP,
                                a Delaware limited partnership
                                TEMPE ST. LUKE'S HOSPITAL, LP,
                                a Delaware limited partnership
                                TOWN & Country Hospital, LP,
                                a Delaware limited partnership

                                By:      IASIS Healthcare Holdings, Inc.,
                                         general partner

                                By: /s/ W. Carl Whitmer
                                    --------------------------------
                                Name: W. Carl Whitmer
                                Title: Vice President and Chief Financial
                                       Officer

                                IASIS Healthcare MSO Sub of Salt Lake
                                City, LLC, a Utah limited liability
                                company

                                By:        IASIS Healthcare Corporation,
                                           manager

                                By: /s/ W. Carl Whitmer
                                    --------------------------------
                                Name: W. Carl Whitmer
                                Title: Chief Financial Officer

                            [Signature Pages Follow]

GUARANTORS (CONTINUED):         IASIS HEALTHCARE HOLDINGS, INC.,
                                a Delaware corporation
                                IASIS HOME INFUSION AND MEDICAL EQUIPMENT, INC., a Delaware corporation
                                IASIS MANAGEMENT COMPANY,
                                a Delaware corporation
                                IASIS TRANSCO, INC.,
                                a Delaware corporation
                                JORDAN VALLEY HOSPITAL, INC.,
                                a Delaware corporation
                                MCS/AZ, INC.,
                                a Delaware corporation
                                METRO AMBULATORY SURGERY CENTER, INC.,
                                a Delaware corporation
                                PALMS OF PASADENA HOMECARE, INC.,
                                a Delaware corporation
                                PIONEER VALLEY HEALTH PLAN, INC.,
                                a Delaware corporation
                                PIONEER VALLEY HOSPITAL, INC.,
                                a Delaware corporation
                                ROCKY MOUNTAIN MEDICAL CENTER, INC.,
                                a Delaware corporation
                                SALT LAKE REGIONAL MEDICAL CENTER, INC., a Delaware corporation
                                SANDY CITY HOLDINGS, INC.,
                                a Delaware corporation
                                SOUTHRIDGE PLAZA HOLDINGS, INC.,
                                a Delaware corporation
                                SSJ ST. PETERSBURG HOLDINGS, INC.,
                                a Delaware corporation
                                TAMPA BAY STAFFING SOLUTIONS, INC.,
                                a Delaware corporation

                                By: /s/ W. Carl Whitmer
                                    -----------------------------------
                                Name: W. Carl Whitmer
                                Title: Vice President and Chief Financial
                                       Officer

                            [Signature Pages Follow]

GUARANTORS (CONTINUED):         HEALTH CHOICE ARIZONA, INC.,
                                a Delaware corporation


                                By: /s/ W. Carl Whitmer
                                    --------------------------------
                                Name: W. Carl Whitmer
                                Title: Vice President and Chief Financial
                                       Officer

                            [Signature Pages Follow]

                     ADMINISTRATIVE AGENT:        BANK OF AMERICA, N.A.,
                                                  as Administrative Agent



                                                  By:    /s/ Kevin R. Wagley
                                                     ---------------------------
                                                  Name:  Keving R. Wagley
                                                  Title: Principal

                                                 BANK OF AMERICA, N.A.,
                                                 as Lender


                                                 By:      /s/ Kevin R. Wagley
                                                          ----------------------
                                                 Name:    Kevin R. Wagley
                                                 Title:   Principal

LENDERS:    CITICORP NORTH AMERICA, INC.



            By:      /s/ Julie Persily
                     ----------------------
            Name:    Julie Persily
            Title:   Managing Director

UBS AG, Cayman Islands Branch



By:    /s/ Wilfred V. Saint
   ----------------------------------
Name:  Wilfred V. Saint
Title: Associate Director
       Banking Products Services, US




By:    /s/ Luke Goldsworthy
   ----------------------------------
Name:  Luke Goldsworthy
Title: Associate Director
       Banking Products Services, US

                                            GENERAL ELECTRIC CAPITAL CORPORATION


                                            By: /s/ Jay Sepanksi
                                                --------------------------------
                                            Name:  Jay Sepanksi
                                            Title: Duly Authorized Signatory

                                            RESIDENTIAL FUNDING CORPORATION DBA
                                            GMAC-RFC HEALTH CAPITAL


                                            By: /s/ Kevin Howell
                                                --------------------------------
                                            Name:  Kevin Howell
                                            Title: Senior Vice President

                                            COOKSMILL


                                            By: /s/ John R.M. Campbell
                                                --------------------------------
                                            Name:  John R.M. Campbell
                                            Title: Manager/Authorized Signature

                                    CANADIAN IMPERIAL BANK OF COMMERCE



                                    By: /s/ JOHN BURKE
                                        ----------------------------------
                                        Name:
                                        Title:

                                    BEAR STEARNS INVESTMENT PRODUCTS, INC.



                                    By: /s/ Elizabeth A. Goldstein
                                        ----------------------------------
                                        Name:  ELIZABETH A. GOLDSTEIN
                                        Title: AUTHORIZED SIGNATORY

                                    SAWGRASS TRADING LLC



                                    By: /s/ Diana L. Mushill
                                        ----------------------------------
                                        Name:  DIANA L. MUSHILL
                                        Title: ASST. VICE PRESIDENT

                                           KZH ING-2 LLC



                                           By:    /s/ Dorian Herrera
                                              ----------------------------------
                                           Name:  Dorian Herrera
                                           Title: Authorized Agent

                                            KZH CYPRESS TREE-1 LLC


                                            By: /s/ Dorian Herrera
                                                --------------------------------
                                            Name:  Dorian Herrera
                                            Title: Authorized Agent

                                            KZH STERLING LLC


                                            By: /s/ Dorian Herrera
                                                --------------------------------
                                            Name:  Dorian Herrera
                                            Title: Authorized Agent

                                            KZH SOLEIL LLC


                                            By: /s/ Dorian Herrera
                                                --------------------------------
                                            Name:  Dorian Herrera
                                            Title: Authorized Agent

                                    KZH SOLEIL-2 LLC



                                    By: /s/ DORIAN HERRERA
                                        ----------------------------------
                                        Name:  Dorian Herrera
                                        Title: Authorized Agent

                                    KZH RIVERSIDE LLC



                                    By: /s/ DORIAN HERRERA
                                        ----------------------------------
                                        Name:  Dorian Herrera
                                        Title: Authorized Agent

                                                                    EXHIBIT 1.03

                           FORM OF NOTICE OF BORROWING

                                                                          [Date]

Bank of America, N.A., as Administrative Agent
  (the "Administrative Agent") for the
  Lenders party to the Credit Agreement
  referred to below
101 North Tryon Street
Mail Code:  NC1-001-15-04
Charlotte, North Carolina  28255

Attention:  Richard A. Wright

Ladies and Gentlemen:

         The undersigned, IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), refers to the Amended and Restated Credit Agreement, dated as of February 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"; the terms therein defined being used herein as therein defined) among IASIS Healthcare Corporation, a Delaware corporation, the Guarantors from time to time party thereto, the lenders from time to time party thereto (the "Lenders") and you, as Administrative Agent for such Lenders, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

               (i) The Business Day of the Proposed Borrowing is ________, ____.(1)

               (ii) The aggregate principal amount of the Proposed Borrowing is $___________.

               (iii) The Loans to be made pursuant to the Proposed Borrowing shall consist of [Incremental Term Loans] [Revolving Loans] [Swingline Loans].

               (iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

               [(v) The initial Interest Period for the Proposed Borrowing is [one month] [two months] [three months] [six months].(2)]

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

               (A) the representations and warranties contained in the Credit Agreement, the Security Documents and the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application


--------
(1) Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) and three Business Days after the date hereof (in the case of Eurodollar Loans).

(2)  To be included only for a Proposed Borrowing of Eurodollar Loans.

          of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

               (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                          Very truly yours,

                                          IASIS HEALTHCARE CORPORATION



                                          By:________________________________
                                          Name:
                                          Title:

                                                                 EXHIBIT 1.05(a)

                           FORM OF TRANCHE B TERM NOTE

U.S. $___________________

                                                            -------- ---, ------

         FOR VALUE RECEIVED, IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [_______________] (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bank of America, N.A. (the "Administrative Agent") located at 101 North Tryon Street, Mail Code:
NC1-001-15-04, Charlotte, NC 28255 on the Term Loan Maturity Date (as defined in the Credit Agreement) the principal sum of ___________________ DOLLARS ($____________) or, if less, the unpaid principal amount of all Tranche B Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Tranche B Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Credit Agreement.

         This Note is one of the Tranche B Term Notes referred to in the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part, and Tranche B Term Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

         In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          IASIS HEALTHCARE CORPORATION



                                          By:________________________________
                                          Name:
                                          Title:

                                                                 EXHIBIT 1.05(b)

                          FORM OF INCREMENTAL TERM NOTE

U.S. $___________________

                                                           ----------- ---, ----

         FOR VALUE RECEIVED, IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [______________] (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bank of America, N.A. (the "Administrative Agent") located at 101 North Tryon Street, Mail Code:
NC1-001-15-04, Charlotte, NC 28255 on the Term Loan Maturity Date (as defined in the Credit Agreement) the principal sum of ___________________ DOLLARS ($_______________) or, if less, the unpaid principal amount of all Incremental Term Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Incremental Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Credit Agreement.

         This Note is one of the Incremental Term Notes referred to in the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Term Loan Maturity Date, in whole or in part, and Incremental Term Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

         In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          IASIS HEALTHCARE CORPORATION



                                          By:________________________________
                                          Name:
                                          Title:

                                                                 EXHIBIT 1.05(c)


                             FORM OF REVOLVING NOTE

U.S. $___________________

                                                             ----------- --, ---

         FOR VALUE RECEIVED, IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [_________________] (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Bank of America, N.A. (the "Administrative Agent") located at 101 North Tryon Street, Mail Code:
NC1-001-15-04, Charlotte, NC 28255, the Revolving Loan Maturity Date (as defined in the Credit Agreement) the principal sum of ____________________ DOLLARS ($___________________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Revolving Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Credit Agreement.

         This Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part, and Revolving Loans may be converted from one Type (as defined in the Credit Agreement) into another Type to the extent provided in the Credit Agreement.

         In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          IASIS HEALTHCARE CORPORATION



                                          By:________________________________
                                          Name:
                                          Title:

                                                                 EXHIBIT 1.05(d)

                             FORM OF SWINGLINE NOTE

U.S. $___________________


         FOR VALUE RECEIVED, IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of Bank of America, N.A. (the "Lender"), in lawful money of the United States of America in immediately available finds, at the office of Bank of America, N.A. (the "Administrative Agent") located at 101 North Tryon Street, Mail Code:
NC1-001-15-04, Charlotte, NC 28255 on the Swingline Expiry Date (as defined in the Credit Agreement) the principal sum of ____________ DOLLARS ($________) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement.

         The Borrower promises also to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in
Section 1.08 of the Credit Agreement.

         This Note is the Swingline Note referred to in the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Borrower, the financial institutions from time to time party thereto (including the Lender) and Bank of America, N.A., as Administrative Agent (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is secured by the Security Documents (as defined in the Credit Agreement) and is entitled to the benefits of the Guaranty (as defined in the Credit Agreement). As provided in the Credit Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

         In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

         The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.


                                          IASIS HEALTHCARE CORPORATION



                                          By:________________________________
                                          Name:
                                          Title:

                                                                    EXHIBIT 1.14

               FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT



                            [Names(s) of Lender (s)]




                                                           --------------, -----


IASIS Healthcare Corporation
113 Seaboard Lane
Suite A-200
Franklin, TN 37067


Re:  Incremental Term Loan Commitment

Gentlemen:

         Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among IASIS Healthcare Corporation (the "Borrower" or "you"), the Guarantors from time to time party thereto, the financial institutions, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

         Each Lender (each an "Incremental Term Loan Lender") party to this letter agreement (this "Agreement") hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its "Incremental Term Loan Commitment"). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to the terms and conditions set forth in the Credit Agreement, including Section 1.14 thereof and other restrictions, if any, set forth in Annex I attached hereto.

         Each Incremental Term Loan Lender party to this Agreement acknowledges and agrees that the Incremental Term Loan Commitment provided pursuant to this Agreement shall constitute an Incremental Term Loan Commitment under, and as defined in, the Credit Agreement. Each Incremental Term Loan Lender party to this Agreement further agrees that, with respect to the Incremental Term Loan Commitment provided by it pursuant to this Agreement, such Incremental Term Loan Lender shall receive a fee as set forth opposite its name on Annex I hereto.

         The Borrower agrees that with respect to each Incremental Term Loan Commitment provided pursuant to this Agreement, the Applicable Margins, the Term Loan Maturity Date and the Incremental Scheduled Repayments shall be as set forth in the Credit Agreement.

         Each Incremental Term Loan Lender party to this Agreement (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) in the case of each lending institution organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, certifying as to its entitlement to a complete exemption from United States withholding taxes with respect to all payments to be made under the Credit Agreement and the other Credit Documents. Upon the execution of a counterpart of this Agreement by the Administrative Agent and the Borrower, the delivery to the Administrative Agent of a fully executed copy (including by way of counterparts and by fax) hereof and the payment of any fees (including, without limitation, the fees payable pursuant to the immediately preceding paragraph) required in connection herewith, each Incremental Term Loan Lender party hereto shall become a Lender pursuant to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other Credit Documents.

         You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on _____________ _____. If you do not so accept this Agreement by such time, our Incremental Term Loan Commitment set forth in this Agreement shall be deemed canceled.

         After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by fax) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 14.12 of the Credit Agreement.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                          Very truly yours,

                                          [NAME OF LENDER]


                                          By:________________________________
                                          Name:
                                          Title:



Agreed and Accepted
this ____ day of ___________, ____:

IASIS HEALTHCARE CORPORATION



By:______________________________
Name:
Title:



BANK OF AMERICA, N.A.,
as Administrative Agent


By:______________________________
Name:
Title:

                                                                    EXHIBIT 2.02

                        FORM OF LETTER OF CREDIT REQUEST


No.     (3)                                                      Dated    (4)
    -----------                                                        ---------

Bank of America, N.A., as Administrative Agent,
  under the Credit Agreement referenced below
101 North Tryon Street
Mail Code:  NC1-001-15-04
Charlotte, North Carolina  28255

Attention:  Richard A. Wright

[[_________________________], as Issuing Bank under the Credit Agreement


___________________________

___________________________]]

Ladies and Gentlemen:

Pursuant to Section 2.02 of the Amended and Restated Credit Agreement, dated as of February 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among IASIS Healthcare Corporation, a Delaware corporation, the Guarantors from time to time party thereto, the lenders from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), we hereby request that the Issuing Bank referred to above issue a [Trade] [Standby] Letter of Credit for the account of the undersigned on

  (5)     (the "Date of Issuance") in the aggregate Stated Amount of    (6)    .
---------                                                            ----------

For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meanings provided therein.

The beneficiary of the requested Letter of Credit will be     (7)    , and such
                                                          -----------
Letter of Credit will be in support of      (8)      and will have a stated
                                       -------------
expiration date of     (9)     .
                   ------------

--------
(3)  Letter of Credit Request Number.

(4)  Date of Letter of Credit Request.

(5) Date of Issuance which shall be (x) a Business Day and (y) at least 3 Business Days after the date hereof (or such earlier date as is acceptable to the respective Issuing Bank in any given case).

(6) Aggregate initial Stated Amount of Letter of Credit which should not be less than $50,000 (or such lesser amount as is acceptable to the respective Issuing Bank in any given case).

(7)    Insert name and address of beneficiary.

We hereby certify that:

          (A) the representations and warranties contained in the Credit Agreement and the other Credit Documents are and will be true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the Letter of Credit requested hereby, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

          (B) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or Event of Default occur.


The proposed form or provisions of the requested Letter of Credit is attached hereto.

                                            IASIS HEALTHCARE CORPORATION


                                            By:______________________________
                                            Name:
                                            Title:



--------------------------------------------------------------------------------
(8) Insert a description of L/C Supportable Indebtedness (in the case of Standby Letters of Credit) and a description of permitted trade obligations of the Borrower or any of its Subsidiaries (in the case of Trade Letters of Credit).

(9) Insert the last date upon which drafts may be presented which may not be later than (i) in the case of Standby Letters of Credit, the earlier of (x) 12 months after the Date of Issuance and (y) the fifth Business Day preceding the Revolving Loan Maturity Date and (ii) in the case of Trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) 10 days prior to the Revolving Loan Maturity Date.

                                                                    EXHIBIT 4.04

                      FORM OF FOREIGN LENDER'S CERTIFICATE


         Reference is hereby made to the Amended and Restated Credit Agreement, dated as of February 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") among IASIS Healthcare Corporation, a Delaware corporation, the guarantors from time to time party thereto, the lenders from time to time party thereto (individually, a "Lender" and collectively, the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"). Pursuant to the provisions of
Section 4.04(b)(ii) of the Credit Agreement, I, the undersigned, hereby certifies that the Lender is not a "bank" as such term is used in Section 881
(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

         I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of [NAME OF LENDER].


                                             [NAME OF LENDER]


                                             By:_____________________________
                                             Name:
                                             Title:

Date:____________________, ________

                                                                    EXHIBIT 6.01

                         FORM OF SECRETARY'S CERTIFICATE


         Pursuant to Section 6.01(c) of the Amended and Restated Credit Agreement, dated as of February 7, 2003 (as amended, restated, modified or supplemented from time to time, the "Credit Agreement") among IASIS Healthcare Corporation, a Delaware corporation, the Guarantors from time to time party thereto, the lenders from time to time party and Bank of America, N.A., as Administrative Agent, the undersigned ____________ of [CREDIT PARTY] (the "Company") hereby certifies as follows (all capitalized terms used in this certificate and as otherwise defined shall have the meaning set forth in the Credit Agreement):

         1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the [by unanimous written consent of the Board of Directors/Board of Managers of the Company] [by a meeting of the Board of Directors/Board of Managers of the Company at which a quorum was present and acting throughout] of the Company which (i) approve and adopt the Credit Documents to which the Company is a party and the transactions contemplated therein and (ii) authorize the execution and delivery of such Credit Documents. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only proceedings now in force relating to or affecting the matters referred to therein.

         2. Attached hereto as Annex II is a true and complete copy of the [Certificate of Incorporation of the Company] [Certificate of Partnership of the Partnership][Certificate of Formation of the Limited Liability Company] of the Company as in full force and effect on the date hereof.

         3. Attached hereto as Annex III is a true and complete copy of the [Bylaws/Operating Agreement/Partnership Agreement] of the Company and all amendments thereto as in full force and effect on the date hereof.

         4. The following persons are, as of the date and time of the execution of the Credit Documents, the duly elected and qualified officers of the Company, holding the offices indicated next to the names below, and the signatures appearing opposite the names below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Credit Agreement, the Notes and the other Credit Documents to be issued pursuant thereto and to act as an Authorized Officer on behalf of the Company under the Credit Agreement:

    Name                      Office                          Signature
    ----                      ------                          ---------



         IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.


                                          By:_______________________________
                                          Name:_____________________________
                                          Title:____________________________




         I, ________________, _______________ of the Company, hereby certify as of the date first above written that ______________, whose genuine signature appears above, is a duly elected, qualified and acting _______________ of the Company.



                                          Name:_____________________________
                                          Title:____________________________

                                                                    EXHIBIT 9.11

                            FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (the "Agreement"), dated as of _____________, 20__, is by and between _____________________, a ___________________ (the "New
Subsidiary"), and BANK OF AMERICA, N. A., in its capacities as Administrative Agent and Collateral Agent under that certain Amended and Restated Credit Agreement (as it may be amended, modified, restated or supplemented from time to time, the "Credit Agreement"), dated as of February 7, 2003, by and among IASIS Healthcare Corporation, a Delaware corporation (the "Borrower"), the Guarantors party thereto, the Lenders party thereto and Bank of America, N. A., as Administrative Agent. All of the defined terms in the Credit Agreement are incorporated herein by reference.

         The Credit Parties are required by Section 9.11 of the Credit Agreement to cause the New Subsidiary to become a "Guarantor".

         Accordingly, the New Subsidiary hereby agrees as follows with the Administrative Agent, for the benefit of the Lenders:

         1. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Credit Agreement and a "Guarantor" for all purposes of the Credit Agreement, and shall have all of the rights and obligations of a Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary hereby jointly and severally, together with the other Guarantors, guarantees to each Lender and the Administrative Agent, as provided in Section 5 of the Credit Agreement, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise, giving effect to any grace periods) strictly in accordance with the terms thereof.

         2. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of an "Assignor" (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the "Assignor" contained in the Security Agreement. Without limiting the generality of the foregoing terms of this paragraph 2, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise of the Obligations (as defined in the Security Agreement) the New Subsidiary hereby confirms and grants to the Administrative Agent, for the ratable benefit of the Lenders, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in Section 1.1(c) of the Security Agreement) of the New Subsidiary. The New Subsidiary hereby represents and warrants to the Administrative Agent as of the date hereof that the information set forth on each the Schedules attached to this Joinder Agreement is true and complete as of the date hereof.

         3. The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a party to the Pledge Agreement, and shall have all the rights and obligations of a "Pledgor" thereunder as if it had executed the Pledge Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all the terms, provisions and conditions applicable to the "Pledgor" contained in the Pledge Agreement. Without limiting the generality of the foregoing terms of this paragraph 3, to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations (as defined in the Pledge Agreement), the New Subsidiary hereby confirms and pledges and assigns to the Collateral Agent, for the ratable benefit of the Lenders, and confirms and grants to the Collateral Agent, for the ratable benefit of the Lenders, a continuing security interest in any and all right, title and interest of the New Subsidiary in and to the Collateral (as such term is defined in Section 3.1 of the Pledge Agreement) listed on Schedules 10, 11, 12 and 13 attached hereto.

         4. Unless otherwise notified to the Administrative Agent in accordance with Section 14.03 of the Credit Agreement, the address of the New Subsidiary for purposes of all notices and other communications is the address set forth on
Schedule 1 hereto.

         5. The New Subsidiary hereby waives acceptance by the Administrative Agent, the Collateral Agent and the Lenders of the guaranty by the New Subsidiary under Section 5 of the Credit Agreement upon the execution of this Agreement by the New Subsidiary.

         6. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         7. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

         8. The information set forth in Schedules 1 through 8 hereto shall be deemed to supplement the applicable schedules to the Security Agreement. The information set forth in Schedules 3 and 9 through 13 hereto shall be deemed to supplement the applicable schedules to the Pledge Agreement. The information set forth in Schedule 14 hereto shall be deemed to supplement Schedule 8.13 to the Credit Agreement.

         IN WITNESS WHEREOF, the New Subsidiary has caused this Joinder Agreement to be duly executed by its authorized officers, the Borrower has caused the same to be consented to by its authorized officer and the Administrative Agent and Collateral Agent, for the ratable benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                     [NEW SUBSIDIARY], as the New Subsidiary


                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________



                                     Acknowledged and consented to:

                                     IASIS HEALTHCARE CORPORATION, as
                                     Borrower

                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________



                                     Acknowledged and accepted:

                                     BANK OF AMERICA, N. A., as
                                     Administrative Agent and Collateral Agent

                                     By:_______________________________
                                     Name:_____________________________
                                     Title:____________________________

                                                                   EXHIBIT 10.02

                       FORM OF DRAG ALONG RIGHTS AGREEMENT


         DRAG ALONG RIGHTS AGREEMENT, dated as of __________ __, 20__ (as amended, restated, modified and/or supplemented from time to time, this "Agreement"), among each of the undersigned (each a "Direct Investor" and, collectively, the "Direct Investors"), in favor of BANK OF AMERICA, N.A., not in its individual capacity, but solely as Collateral Agent for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, IASIS Healthcare Corporation (the "Borrower"), certain Subsidiaries of the Borrower from time to time party thereto, as guarantors (the "Guarantors"), various financial institutions from time to time party thereto (the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent", and together with the Lenders, the Issuing Bank and the Collateral Agent, the "Lender Creditors") have entered into the Amended and Restated Credit Agreement, dated as of February 7, 2003, providing for the making of Loans to the Borrower and the issuance of, and participation in, Letters of Credit for the account of the Borrower as contemplated therein (as amended and restated and as the same may be further amended, restated, modified, extended, renewed, replaced, supplemented, restructured and/or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Borrower and/or the Guarantors thereunder or any increase in the amount borrowed) all, or any portion of, the Indebtedness under such agreement or any successor agreements, the "Credit Agreement");

         WHEREAS, the Borrower may from time to time enter into one or more (i) interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements), (ii) foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values and/or (iii) other types of hedging agreements from time to time (each such agreement or arrangement with an Other Creditor (as hereinafter defined), an "Interest Rate Protection Agreement or Other Hedge Agreement"), with Bank of America, N.A. in its individual capacity ("Bank of America"), any Lender or a syndicate of financial institutions organized by Bank of America or any such Lender, or an affiliate of Bank of America or any such Lender (Bank of America, any such Lender or Lenders or affiliate or affiliates of Bank of America or such Lender or Lenders (even if Bank of America or any such Lender thereafter ceases to be a Lender under the Credit Agreement for any reason) and any such institution that participates in such Interest Rate Protection Agreements or Other Hedging Agreements, and in each case their subsequent successors and assigns, collectively, the "Other Creditors", and together with the Lender Creditors, the "Secured Creditors");

         WHEREAS, the equity interests of Subsidiaries of the Borrower owned by the Borrower are required to be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to security documents entered into pursuant to the Credit Agreement (such security documents as they may be amended, modified, replaced, refinanced or restructured from time to time, the "Security Documents");

         WHEREAS, each Direct Investor has acquired certain shares (the "Shares") of [NAME OF COMPANY] (the "Company") pursuant to a sale or issuance of the Company's equity interests;

         WHEREAS, it is a condition precedent to the Company selling or issuing its equity interests to the Direct Investors that each Direct Investor shall have either (i) pledged its Shares to the Collateral Agent or (ii) executed and delivered to the Collateral Agent this Agreement; and

         WHEREAS, each Direct Investor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

         NOW, THEREFORE, in consideration of the benefits accruing to each Direct Investor, the receipt and sufficiency of which are hereby acknowledged, each Direct Investor hereby makes the following representations and warranties to the Collateral Agent and hereby covenants and agrees with the Collateral Agent as follows:

         SECTION 1. DRAG ALONG RIGHTS. In the event that the Collateral Agent sells the shares it owns in the Company pursuant to the exercise of its rights under the Security Documents (each a "Sale"), each Direct Investor hereby agrees that upon the Collateral Agent's request, it shall sell, transfer and deliver, or cause to be sold, transferred and delivered to the purchaser thereof (the "Purchaser") all (but not less than all) of the Shares owned by such Direct Investor at the same price per share and on the same terms and conditions as are applicable to the shares held by the Collateral Agent, provided that no Direct Investor shall be required to make any representation or warranty or agreement with the Purchaser other than representations, warranties and agreements regarding such Direct Investor and its ownership of the Shares to be sold in such Sale.

         SECTION 2. CONSIDERATION. The consideration to be received by each Direct Investor for the Shares shall be the same consideration per share to be received by the Collateral Agent, and the terms and conditions of such sale by each Direct Investor shall be the same as those upon which the Collateral Agent sells its shares. A pro rata portion of the consideration payable to such Direct Investor in connection with such Sale may be subject to an escrow agreement on the same basis as the other Persons participating in such Sale.

         SECTION 3. PROCEDURES.

         (a) If requested by the Collateral Agent upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, each Direct Investor shall deliver to the Collateral Agent, to be held for sale, or return in the event the Sale is not consummated, upon the terms of this Section 3, the Shares held by such Direct Investor, duly endorsed, together with a power-of-attorney authorizing the Collateral Agent to sell or otherwise dispose of such shares pursuant to such Sale and to take all actions necessary, and to execute and deliver all documents necessary, to sell or otherwise dispose of the shares to be sold pursuant to such Sale.

         (b) Each Direct Investor hereby agrees to cooperate in consummating the Sale, including, without limitation, by becoming a party to the sale agreement and all other appropriate related agreements, delivering any instruments for the Shares, duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents.

         (c) Promptly after the consummation of the sale of shares of the Collateral Agent and each Direct Investor pursuant to this Section 3, the Collateral Agent (x) shall give notice thereof to each Direct Investor and (y) shall remit to each Direct Investor the total sales price of the Shares of such Direct Investor sold pursuant thereto (after deduction of each Direct Investor's proportionate share of (i) the expenses associated with such sale, (ii) amounts paid into escrow or held back, in the reasonable determination of the Collateral Agent, for indemnification or post-closing expenses, and (iii) amounts subject to post-closing purchase price adjustments, based on the number of Shares sold by each Direct Investor in relation to the total number of shares being sold pursuant to this Section 3). Notwithstanding anything contained in this Section 3, in the event that all or a portion of the purchase price of the shares being sold pursuant to the Sale consists of non-cash consideration, the Collateral Agent may, at its option, cause to be delivered to each Direct Investor, in lieu of such non-cash consideration allocable to the shares being sold pursuant to the Sale, cash in an amount equal to the fair market value of such non-cash consideration, as reasonably determined by the Collateral Agent; provided, that if such non-cash consideration allocable to the shares being sold pursuant to the Sale may not in the opinion of the Collateral Agent be transferred lawfully without a Direct Investor effecting regulatory compliance procedures (including, without limitation, preparation, registration or pre-registration of disclosure documentation), the fair market value of such non-cash consideration, as determined in good faith by Company's Board of Directors or equivalent, shall be paid to such Direct Investor in lieu of such non-cash consideration.

         SECTION 4. COVENANTS OF THE DIRECT INVESTOR. Each Direct Investor covenants and agrees that it will not sell or otherwise dispose of, grant any option with respect to, or pledge or otherwise encumber the Shares to any transferee or any interest therein except in accordance with the terms of this Agreement, unless (i) the Collateral Agent is notified in writing 30 days prior to such transfer, (ii) such transferee agrees in a writing which is reasonably satisfactory to the Collateral Agent to be bound by the terms hereof and assumes the obligations and restrictions imposed hereby and (iii) the written agreement referred to in the preceding clause (ii) is delivered to the Collateral Agent prior to such transfer.

         SECTION 5. LEGEND. At the request of the Collateral Agent, each Direct Investor shall deliver each certificate representing the Shares to the Company to be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE DRAG ALONG RIGHTS AGREEMENT, DATED AS OF ___________ __, 20__, AMONG EACH OF THE DIRECT INVESTORS PARTY THERETO AND BANK OF AMERICA, N.A., AS COLLATERAL AGENT, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH THE TRANSFER OF SUCH SHARES IS RESTRICTED. SUCH AGREEMENT ALSO PROVIDES FOR VARIOUS OTHER LIMITATIONS AND OBLIGATIONS, AND ALL OF THE TERMS THEREOF ARE INCORPORATED BY REFERENCE HEREIN.

         SECTION 6. TERMINATION. This Agreement shall terminate on the date upon which the Total Commitment and all Interest Rate Protection Agreements or Other Hedging Agreements have been terminated, no Note under the Credit Agreement is outstanding and all other Obligations have been paid in full (other than arising from indemnities described in Section 13.13 of the Credit Agreement and analogous provisions in the Security Documents for which no request has been made).

         SECTION 7. WAIVER. No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement, the Credit Agreement or any other Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Credit Agreement or any other Security Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         SECTION 8. NOTICES, ETC. All notices and other communications hereunder shall be in writing and shall be delivered or mailed by first class mail, postage prepaid, addressed:

         (i)  if to the Collateral Agent at:

              Bank of America, N.A.
              100 N. Tryon Street, 17th Floor
              Charlotte, North Carolina  28255
              Attention: Kevin Wagley, Principal
              Tel:     704-388-6006
              Fax:     704-388-6002

              with a copy to:

              Bank of America, N.A.
              1455 Market Street, 5th Floor
              San Francisco, CA 94103
              CA5-701-05-19
              Attention: Aamir Saleem, Agency Management Officer
              Tel:     415-436-2769
              Fax:     415-503-5089

         (ii) if to a Direct Investor at the address specified for such Direct Investor opposite its signature hereto;

or at such address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

         SECTION 9. AMENDMENTS, ETC. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by each Direct Investor and the Collateral Agent.

         SECTION 10. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         SECTION 11. SURVIVAL. All representations and warranties made by each of the Direct Investors herein or in any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by the Collateral Agent and shall survive the Sale of the Shares regardless of any investigation made by or on behalf of the Collateral Agent. All representations and warranties made by the Collateral Agent herein shall be considered to have been relied upon by the Direct Investors and shall survive the Sale of the Shares.

         SECTION 12. SPECIFIC PERFORMANCE. Damages in the event of breach of this Agreement by any Direct Investor or the Collateral Agent would be difficult, if not impossible, to ascertain, and it is therefore agreed that each Direct Investor and the Collateral Agent, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each Direct Investor and the Collateral Agent hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any Direct Investor or the Collateral

Agent from pursuing any other rights and remedies at law or in equity which such Direct Investor or the Collateral Agent may have.

         SECTION 13. CAPTIONS. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart signature page or counterpart.

         SECTION 15. MISCELLANEOUS. This Agreement shall remain in full force and effect, subject to termination as set forth in Section 6. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

         SECTION 16. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DIRECT INVESTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH DIRECT INVESTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO EACH DIRECT INVESTOR AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH DIRECT INVESTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE DIRECT INVESTOR IN ANY OTHER JURISDICTION.

         (b) EACH DIRECT INVESTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         SECTION 17. WAIVER OF JURY TRIAL. Each party hereto hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the transactions contemplated hereby.

         SECTION 18. EFFECTIVENESS. This Agreement shall become effective when each Direct Investor and the Collateral Agent shall have signed a counterpart hereof (whether the same or different counterparts).

                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, each Direct Investor and the Collateral Agent have cause this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

--------------------------------------------------------------------------------
|                                      |                                       |
| ___________________________          | [NAME OF DIRECT INVESTOR]             |
| ___________________________          |                                       |
| Attention: _______________           |                                       |
| Tel:     ________________            | By:____________________________       |
| Fax:     ________________            |    Name:                              |
|                                      |    Title:                             |
|--------------------------------------|---------------------------------------|
|                                      |                                       |
| ___________________________          | [NAME OF DIRECT INVESTOR]             |
| ___________________________          |                                       |
| Attention: _______________           |                                       |
| Tel:     ________________            | By:____________________________       |
| Fax:     ________________            |    Name:                              |
|                                      |    Title:                             |
|--------------------------------------|---------------------------------------|
|                                      |                                       |
| ___________________________          | [NAME OF DIRECT INVESTOR]             |
| ___________________________          |                                       |
| Attention: _______________           |                                       |
| Tel:     ________________            | By:____________________________       |
| Fax:     ________________            |    Name:                              |
|                                      |    Title:                             |
|--------------------------------------|---------------------------------------|
|                                      |                                       |
| ___________________________          | [NAME OF DIRECT INVESTOR]             |
| ___________________________          |                                       |
| Attention: _______________           |                                       |
| Tel:     ________________            | By:____________________________       |
| Fax:     ________________            |    Name:                              |
|                                      |    Title:                             |
|--------------------------------------|---------------------------------------|
|                                      |                                       |
| ___________________________          | [NAME OF DIRECT INVESTOR]             |
| ___________________________          |                                       |
| Attention: _______________           |                                       |
| Tel:     ________________            | By:____________________________       |
| Fax:     ________________            |    Name:                              |
|                                      |    Title:                             |
--------------------------------------------------------------------------------


BANK OF AMERICA, N.A.,
as Collateral Agent


By:____________________________
   Name:
   Title:

                                                                   EXHIBIT 10.05

                        FORM OF SUBORDINATION PROVISIONS


     EACH PROMISSORY NOTE EVIDENCING AN INTERCOMPANY LOAN INCURRED BY THE BORROWER OR A WHOLLY-OWNED DOMESTIC SUBSIDIARY OF THE BORROWER OWING TO ANY FOREIGN SUBSIDIARY OF THE BORROWER SHALL HAVE INCLUDED ON ITS FACE THE FOLLOWING PROVISION AND SHALL HAVE "ANNEX A TO NOTE" ATTACHED THERETO AND MADE A PART THEREOF.

     "THIS NOTE, AND THE OBLIGATIONS OF [NAME OF PAYOR] (THE "PAYOR") HEREUNDER, SHALL BE SUBORDINATE AND JUNIOR IN RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN SECTION 1.07 OF ANNEX A HERETO) ON THE TERMS AND CONDITIONS SET FORTH IN ANNEX A HERETO, WHICH ANNEX A IS HEREIN INCORPORATED BY REFERENCE AND MADE A PART HEREOF AS IF SET FORTH HEREIN IN ITS ENTIRETY."

                                                                         ANNEX A
                                                                              TO
                                                                            NOTE

     Section 19.01. Subordination of Liabilities.

     [NAME OF PAYOR] (the "Payor"), for itself, its successors and assigns, covenants and agrees and each holder of the promissory note to which this Annex A is attached (the "Note") by its acceptance thereof likewise covenants and agrees that the payment of the principal of, and interest on, and all other amounts owing in respect of, the Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness (as defined in Section 1.07) in cash. The provisions of this Annex A shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

     Section 19.02. Payor Not to Make Payments with Respect to Note in Certain Circumstances.

          (a) Upon the maturity of any Senior Indebtedness (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations (as defined in Section 1.07) owing in respect thereof, in each case to the extent due and owing, shall first be paid in full, in cash, or such payment duly provided for in cash in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment of any kind or character is made on account of the principal of (including installments thereof), or interest on, or any amount otherwise owing in respect of, the Note. Payor may not, directly or indirectly, make any payment of any principal of, and interest on, or any other amount owing in respect of, the Note and may not acquire all or any part of the Note for cash or property until all Senior Indebtedness has been paid in full in cash if any Event of Default (as defined below), or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness is then in existence. Each holder of the Note hereby agrees that, so long as an Event of Default, or event which with notice or lapse of time or both would constitute an Event of Default, in respect of any Senior Indebtedness exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Note.

     As used herein, the term "Event of Default" shall mean any Event of Default, under and as defined in the relevant documentation governing any Senior Indebtedness and in any event shall include any payment default with respect to any Senior indebtedness.

          (b) In the event that notwithstanding the provisions of the preceding subsection (a) of this Section 1.02, any payment shall be made on account of the principal of, or interest on, or amounts otherwise owing in respect of, the Note, at a time when payment is not permitted by the terms of the Note or by said subsection (a), such payment shall be held by the holder of the Note, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, as their respective interests may appear, for application pro rata to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash in accordance with the terms of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness. Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, Payor shall give the holder of the Note prompt written notice of any maturity of Senior Indebtedness after which such Senior Indebtedness remains unsatisfied.

     Section 19.03. Note Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Payor.

     Upon any distribution of assets of Payor upon any dissolution, winding up, liquidation or reorganization of Payor (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise);

          (a) the holders of all Senior Indebtedness shall first be entitled to receive payment in full in cash of all Senior Indebtedness (including, without limitation, post-petition interest) before the holder of the Note is entitled to receive any payment of any kind or character on account of the principal of or interest on or any other amount owing in respect of the Note;

          (b) any payment or distributions of assets of Payor of any kind or character, whether in cash, property or securities to which the holder of the Note would be entitled except for the provisions of this Annex A, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of Senior Indebtedness or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

          (c) in the event that, notwithstanding the foregoing provisions of this Section 1.03, any payment or distribution of assets of Payor of any kind or character, whether in cash, property or securities, shall be received by the holder of the Note on account of principal of, or interest or other amounts due on, the Note before all Senior Indebtedness is paid in full in cash, or effective provision made for its payment in cash, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives under the agreements pursuant to which the Senior Indebtedness may have been issued, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in fill in cash, tiller giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     Without in any way modifying the provisions of this Annex A or affecting the subordination effected hereby if such notice is not given, Payor shall give prompt written notice to the holder of the Note of any dissolution, winding up, liquidation or reorganization of Payor (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).

     Section 19.04. Subrogation.

     Subject to the prior payment in full of all Senior Indebtedness in cash, the holder of the Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of Payor applicable to the Senior Indebtedness until all amounts owing on the Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of Payor or by or on behalf of the holder of the Note by virtue of this Annex A which otherwise would have been made to the holder of the Note shall, as between Payor, its creditors other than the holders of Senior Indebtedness, and the holder of the Note, be deemed to be payment by Payor to or on Account of the Senior Indebtedness, it being understood that the provisions of this Annex A are and are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     Section 19.05. Obligation of Payor Unconditional.

     Nothing contained in this Annex A or in the Note is intended to or shall impair, as between Payor and the holder of the Note, the obligation of Payor, which is absolute and unconditional, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holder of the Note and creditors of Payor other than the holders of the Senior Indebtedness, nor shall anything herein or therein, except as expressly provided, prevent the holder of the Note from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Annex A of the holders of Senior Indebtedness in respect of cash, property, or securities of Payor received upon the exercise of any such remedy. Upon any distribution of assets of Payor referred to in this Annex A, the holder of the Note shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the holder of the Note, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of Payor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Annex A.

     Section 19.06. Subordination Rights Not Impaired by Acts or Omissions of Payor or Holders of Senior Indebtedness.

     No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Payor or by any act or failure to act in good faith by any such holder, or by any noncompliance by Payor with the terms and provisions of the Note, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without in any way affecting the obligations of the holder of the Note with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Senior Indebtedness, or amend, modify or supplement any agreement or instrument governing or evidencing such Senior Indebtedness or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the

Senior Indebtedness including, without limitation, the waiver of default thereunder and the release of any collateral securing such Senior Indebtedness, all without notice to or assent from the holder of the Note. Section 19.07. Definitions.

     As used in this Annex, the terms set forth below shall have the respective meanings provided below:

     "Borrower" shall mean IASIS Healthcare Corporation, a Delaware corporation, and its successors and permitted assigns.

     "Credit Agreement" shall mean the Amended and Restated Credit Agreement, dated as of February 7, 2003, among the Borrower, certain Subsidiaries of the Borrower, as guarantors, the various financial institutions, as lenders (the "Lenders") and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), as so amended and restated and as the same may be further amended, modified, extended, renewed, restated, supplemented, restructured or refinanced from time to time, and including any agreement extending the maturity of, refinancing or restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Borrower and whose obligations are guaranteed by the Borrower thereunder or any increase in the amount borrowed) all or any portion of the indebtedness under such agreement or any successor agreements; provided that with respect to any agreement providing for the refinancing or indebtedness under the Credit Agreement, such agreement shall only be treated as, or as part of, the Credit Agreement hereunder if (i) either (A) all obligations under the Credit Agreement being refinanced shall be paid in full at the time of such refinancing, and all commitments and letters of credit issued pursuant to the refinanced Credit Agreement shall have terminated in accordance with their terms or (B) the Required Lenders shall have consented in writing to the refinancing indebtedness being treated, along with their indebtedness, as indebtedness pursuant to the Credit Agreement, (ii) the refinancing indebtedness shall be permitted to be incurred under the Credit Agreement being refinanced (if such Credit Agreement is to remain outstanding) and (iii) a notice to the effect that the refinancing indebtedness shall be treated as issued under the Credit Agreement shall be delivered by the Borrower to the Administrative Agent.

     "Credit Documents" shall have the meaning provided in the Credit Agreement.

     "Interest Rate Protection Agreement" shall have the meaning provided in the Credit Agreement.

     "Obligation" shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any Senior Indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).

     "Other Creditors" shall mean each of the Lenders parry from time to time to the Credit Agreement, and their subsequent assigns, if any, and any other institution which participates in the extension of Interest Rate Protection Agreements or Other Hedging Agreements and their subsequent assigns, if any, in all such cases in their capacity as creditors with respect to Interest Rate Protection Agreements or Other Hedging Agreements.

     "Other Hedging Agreements" shall have the meaning provided in the Credit Agreement.

     "Required Lenders" shall have the meaning provided in the Credit Agreement.

     "Senior Indebtedness" shall mean all Obligations of (i) the Borrower and/or any of its Subsidiaries under the Credit Agreement and the other Credit Documents and any renewal, extension, restatement, refinancing or refunding thereof and (ii) the Borrower and/or any of its Subsidiaries in respect of all Interest Rate Protection Agreements or Other Hedging Agreements with Other Creditors.

     "Subsidiaries" shall have the meaning provided in the Credit Agreement.

     Section 19.08. Miscellaneous.

     If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made by Payor or any other person is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Payor or such other persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

                                                                   EXHIBIT 14.04

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

         This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between ______________ (the "Assignor") and ______________ (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

         For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor's rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, Letters of Credit, Guarantees and Swingline Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor: ______________________________________

2.    Assignee: ______________________________________ [and is an
                Affiliate/Approved Fund of [identify Lender](10)]

3.    Borrower:         IASIS Healthcare Corporation

4.    Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.    Credit Agreement: Amended and Restated Credit Agreement, dated as of
                        February 7, 2003, among IASIS Healthcare corporation, the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent


-----------------
(10) Select as applicable.

6.    Assigned Interest:

-------------------------------------------------------------------------------------------------------------------------
|                              |          Aggregate           |                           |                             |
|                              |          Amount of           |          Amount of        |         Percentage          |
|                              |       Commitment/Loans       |       Commitment/Loans    |         Assigned of         |
|      Facility Assigned       |       for all Lenders        |           Assigned        |     Commitment/Loans(11)    |
|------------------------------|------------------------------|---------------------------|------------------------------
|      Revolving Loan          |      $________________       |      $________________    |        ______________%      |
|       Commitments            |                              |                           |                             |
|------------------------------|------------------------------|---------------------------|-----------------------------|
|     Tranche B Term Loan      |      $________________       |      $________________    |        ______________%      |
|         Commitment           |                              |                           |                             |
-------------------------------------------------------------------------------------------------------------------------

[7.     Trade Date:   _______________________](12)

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]


The terms set forth in this Assignment and Assumption are hereby agreed to:

                                          ASSIGNOR
                                          [NAME OF ASSIGNOR]

                                          By: _____________________________
                                          Name:
                                          Title:

                                          ASSIGNEE
                                          [NAME OF ASSIGNEE]

                                          By: _____________________________
                                          Name:
                                          Title:


-----------
(11) Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(12) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and](13) Accepted:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:_____________________________
Name:
Title:

[Consented to:](14)

IASIS HEALTHCARE CORPORATION,
as Borrower

By:_____________________________
Name:
Title:

-----------
(13) To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(14) To be added only if the consent of the Borrower and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

                                     ANNEX 1
                          TO ASSIGNMENT AND ASSUMPTION

RE: Amended and Restated Credit Agreement dated as of February 7, 2003 among IASIS Healthcare Corporation (the "Borrower"), the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.

                        STANDARD TERMS AND CONDITIONS FOR
                            ASSIGNMENT AND ASSUMPTION

     1. Representations and Warranties.

     1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents, or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 9.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.